As filed with the Securities and Exchange Commission on August 24, 2005
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ---------------------------

                    TACONIC ASSET ACCEPTANCE COMPANY, L.L.C.
             (Exact name of registrant as specified in its Charter)

                          ---------------------------

                                      6189
                                (Primary Standard
                                   Industrial
                               Classification Code
                                     Number)

                          ---------------------------

           Delaware                       Nine Greenwich Office Park                  20-3188588
(State or other jurisdiction of          Greenwich, Connecticut 06831              (I.R.S. Employer
Incorporation or Organization)                  (203) 661-6186                    Identification No.)
                                 (Address, including zip code, and telephone
                                   number, including area code, of principal
                                               executive offices)

                          ---------------------------

                                  Bruce M. Rose
                                    President
                        Carrington Capital Management LLC
                           Nine Greenwich Office Park
                          Greenwich, Connecticut 06831
                                 (203) 661-6186
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          ---------------------------

                                   Copies to:
                                Richard Horowitz
                          Thacher Proffitt & Wood, LLP
                           Two World Financial Center
                            New York, New York 10281
                                 (212) 912-7400

                          ---------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time on or after the effective date of the registration statement, as determined by market conditions.

                          ---------------------------

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement pursuant number of the earlier effective registration statement for the same offering. [ ] _______________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                 --------------

                         CALCULATION OF REGISTRATION FEE

                                                                                                              Amount of
       Title of Each Class of Securities       Amount to be    Proposed Maximum       Proposed Maximum      Registration
           to Be Registered Per Unit            Registered     Offering Price(1)  Aggregate Offering Price     Fee(2)
------------------------------------------    --------------   -----------------  ------------------------  ------------
Asset Backed Pass-Through Certificates (3)    $5,000,000,000         100%              $5,000,000,000       $588,500.00

(1)      Estimated for the purpose of calculating the registration fee.

(2) Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee has been calculated on the basis of the proposed maximum offering price for the Total Asset Backed Pass-Through Certificates. Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus filed as part of this Registration Statement relates to the securities registered hereby.

(3) This Registration Statement also relates to the registration of an indeterminate amount of Asset Backed Pass-Through Certificates for market making transactions by an affiliate of the Registrant.

                                 --------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

                                EXPLANATORY NOTE

         This registration statement includes (i) a form of base prospectus and
(ii) an illustrative form of prospectus supplement for use in the offering of each series of Asset Backed Pass-Through Certificates secured by mortgage loans by various Carrington Mortgage Loan Trusts created from time to time by Taconic Asset Acceptance Company, L.L.C. Appropriate modifications will be made to the form of prospectus supplement to disclose the specific terms of any particular series of certificates, the specific classes of certificates to be offered thereby, and the terms of the related offering. Each base prospectus used (in either preliminary or final form) will be accompanied by a prospectus supplement.

                                  EXHIBIT INDEX

Exhibit
No.                        Description of Exhibit
-------                    ----------------------

1.1      Form of Underwriting Agreement*

3.1      Certificate of Formation of the Registrant*

3.2      Limited Liability Company Agreement of the Registrant*

4.1      Form of Pooling and Servicing Agreement*

4.2      Form of Trust Agreement*

5.1 Opinion of Thacher Proffitt & Wood LLP as to legality of the Securities (including consent of such firm)*

8.1 Opinion of Thacher Proffitt & Wood as to certain tax matters* (including consent of such firm) (included as part of Exhibit 5.1)*

23.1     Consent of Thacher Proffitt & Wood LLP (included in exhibits 5.1 and
         8.1 hereof)*

24.2 Certificate of Assistant Secretary and Unanimous Written Consent of Directors in Lieu of Meeting of Board of Directors*

----------
*  Filed herewith

--------------------------------------------------------------------------------
The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED [FILING DATE]

         Preliminary Prospectus Supplement dated __________ __, 200[__]
               Prospectus Supplement dated _____________ __, ____
                       (To Prospectus dated _______,_____)

                               $_________________

                 CARRINGTON MORTGAGE LOAN TRUST, SERIES 20__-__
                                     ISSUER
                    TACONIC ASSET ACCEPTANCE COMPANY, L.L.C.
                                    DEPOSITOR

                              --------------------
                                    SERVICER

                         CARRINGTON MORTGAGE LOAN TRUST,

             SERIES 20__-___ ASSET BACKED PASS-THROUGH CERTIFICATES

THE TRUST

         The trust will hold a pool of one- to four-family residential first [and mixed-use] mortgage loans and junior mortgage loans.

OFFERED CERTIFICATES

         The trust will issue these classes of certificates that are offered under this prospectus supplement:

o        [3] classes of Class A Certificates

CREDIT ENHANCEMENT

         Credit enhancement for the offered certificates consists of:

o        excess interest payments on the mortgage loans;

o overcollateralization represented by the excess of the balance of the mortgage loans over the balance of the Class A Certificates; and

o        a certificate guaranty insurance policy issued by _______________.

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON [PAGE S-[__]] IN THIS PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

         This prospectus supplement and the accompanying prospectus may be used by Carrington Securities, LP, an affiliate of the depositor, in connection with offers and sales of the certificates in market making transactions.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         The underwriters identified below will offer the Class A Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the underwritten certificates will be approximately __% of the principal balance of the underwritten certificates plus accrued interest, before deducting expenses. There is no underwriting arrangement for the Class CE, Class P and Class R Certificates.

                              [NAME OF UNDERWRITER]

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

            o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

            o this prospectus supplement, which describes the specific terms of your series of certificates.

         If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

         The depositor's principal offices are located at Nine Greenwich Office Park, Greenwich, Connecticut 06831 and its telephone number is (203) 661-6186.

                                                 TABLE OF CONTENTS

Summary...........................................S-4           Glossary of Terms...........................S-41
Risk Factors.....................................S-11           Allocation of Losses; Subordination.........S-42
     Risk of Loss................................S-11           Advances....................................S-45
     Limited Obligations.........................S-13      [The Certificate Insurer]........................S-45
     Liquidity Risks.............................S-14      Certain Yield and Prepayment Considerations......S-45
     Special Yield and Prepayment Considerations.S-14           General.....................................S-45
     [Risks Particular to Mixed-Use Properties]..S-17           Prepayment Considerations...................S-46
Introduction.....................................S-18           Realized Losses and Interest Shortfalls.....S-47
Description of the Mortgage Pool.................S-18           Purchase Price..............................S-47
     General.....................................S-18           Allocation of Principal Payments............S-48
     Mortgage Pool Characteristics...............S-19      Percent of Initial Certificate Principal Balance
     Mortgage Loan Characteristics...............S-22        Outstanding  at the Following Percentages of
     Underwriting Standards......................S-29        PSA............................................S-50
     [Primary Mortgage Insurance and Primary               Pooling and Servicing Agreement..................S-50
     Hazard Insurance]...........................S-31           General.....................................S-50
     Additional Information......................S-31           The Servicer................................S-50
Description of the Certificates..................S-31           Servicing and Other Compensation and
     General.....................................S-31             Payment of Expenses.......................S-51
     Book-Entry Registration of Certain of the                  Voting Rights...............................S-52
       Offered Certificates......................S-33           Termination.................................S-52
     Glossary of Terms...........................S-33      Material Federal Income Tax Consequences.........S-53
     Interest Distributions......................S-36      Method of Distribution...........................S-54
     Determination of LIBOR......................S-37      Legal Opinions...................................S-55
     Principal Distributions on the Class A                Experts..........................................S-55
       Certificates..............................S-38      Ratings..........................................S-55
     Overcollateralization Provisions............S-39      Legal Investment.................................S-56
     [Certificate Guaranty Insurance Policy].....S-40      ERISA Considerations.............................S-56

                                     SUMMARY

The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuer or Trust...........................Carrington Mortgage Loan Trust, Series 20__-___.

Title of the offered certificates.........Carrington Mortgage Loan Trust, Series 20__-___ Asset Backed
                                          Pass-Through Certificates.

Depositor.................................Taconic Asset Acceptance Company, L.L.C., an affiliate of
                                          Carrington Securities, LP.

Servicer..................................__________________________________.

Trustee...................................__________________________________.

Certificate insurer.......................__________________________________.

Mortgage Pool............................._______ adjustable rate mortgage loans with an aggregate principal balance of approximately $_____ as of the cut-off date, secured by first liens and junior liens on one- to
                                          four-family residential [and mixed-use] properties.

Cut-off date.............................._______1, ____.

Closing date..............................On or about _______1, ____.

Distribution dates........................On the 25th of each month or, if the 25th is not a business day, on the next business day, beginning in _______ 200_.

Form of offered certificates..............Book-entry.

                                          See "Description of the Certificates--Book Entry Registration
                                          of the Offered Certificates" in this prospectus supplement.

Minimum denominations.....................$25,000.

ERISA Considerations......................[Insert ERISA disclosure].

                                          SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN
                                          THE ACCOMPANYING PROSPECTUS.

Legal investment..........................When issued, the Class A Certificates will NOT be "mortgage related securities" for purposes of the Secondary Mortgage
                                          Market Enhancement Act of 1984.

                                          SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND THE
                                          PROSPECTUS.

                                                OFFERED CERTIFICATES

----------------------------------------------------------------------------------------------------------------------
                                       INITIAL
                                     CERTIFICATE      INITIAL RATING           DESIGNATIONS         FINAL SCHEDULED
  CLASS      PASS-THROUGH RATE    PRINCIPAL BALANCE   (_______/_____)                              DISTRIBUTION DATE
----------------------------------------------------------------------------------------------------------------------
CLASS A CERTIFICATES:
----------------------------------------------------------------------------------------------------------------------
  [A-1        Adjustable Rate          $_____             AAA/AAA        Senior/Adjustable Rate]    [_______, ____]
----------------------------------------------------------------------------------------------------------------------
  [A-2              __%                $_____             AAA/AAA           Senior/Fixed Rate]      [_______, ____]
----------------------------------------------------------------------------------------------------------------------
  [A-3              __%                $_____             AAA/AAA                 Senior            [_______, ____]
----------------------------------------------------------------------------------------------------------------------
                                                                             Lockout/Fixed Rate]    [_______, ____]
                                                                               Total Class A
----------------------------------------------------------------------------------------------------------------------
Total offered certificates: $_____
----------------------------------------------------------------------------------------------------------------------

                                              NON-OFFERED CERTIFICATES
----------------------------------------------------------------------------------------------------------------------
CLASS CE, CLASS P AND CLASS R CERTIFICATES:
----------------------------------------------------------------------------------------------------------------------
   CE               NA                       $[0]           NA                 Subordinate          [_______, ____]
----------------------------------------------------------------------------------------------------------------------
    P               NA                       $[0]           NA                 Subordinate          [_______, ____]
----------------------------------------------------------------------------------------------------------------------
    R               NA                         $0           NA                 Subordinate          [_______, ____]
----------------------------------------------------------------------------------------------------------------------
Total offered certificates:                 $[0]
----------------------------------------------------------------------------------------------------------------------
Total offered and non-offered certificates: $[0]
----------------------------------------------------------------------------------------------------------------------


OTHER INFORMATION:

CLASS A-1 CERTIFICATES:

Adjustable Rate:    Initial    Formula                        Maximum    Minimum

                    ___        ___% One Month Libor + ___%     ___%       ___%

THE TRUST

 The depositor will establish a trust with respect to the Series 20__-___ Asset Backed Pass-Through Certificates under a pooling and servicing agreement, dated as of the cut-off date, among the depositor, the servicer and the trustee. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. Each certificate will represent a partial ownership interest in the trust.

The trust will also include credit enhancement for the Class A Certificates in the form of a certificate guaranty insurance policy provided by _____________.

THE MORTGAGE POOL

The mortgage loans to be deposited into the trust have the following characteristics as of the cut-off date:

[insert table]

The interest rate on each adjustable rate mortgage loan will adjust on each adjustment date to equal the sum of the related index and the related note margin on the mortgage note, subject to periodic caps and a maximum and a minimum interest rate, as described in this prospectus supplement.

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE POOL SEE "DESCRIPTION OF THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

o AMOUNT AVAILABLE FOR MONTHLY DISTRIBUTION. On each monthly distribution date, the trustee will make distributions to investors. The amount available for distribution will include:

o collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections; PLUS

o     advances for delinquent payments; MINUS

o the fees and expenses of the servicer, including reimbursement for advances; MINUS

o     the premium paid to the certificate insurer.

SEE "DESCRIPTION OF THE CERTIFICATES--GLOSSARY OF TERMS--AVAILABLE DISTRIBUTION AMOUNT" IN THIS PROSPECTUS SUPPLEMENT.

PRIORITY OF DISTRIBUTIONS.

Distributions on the offered certificates will be made from available amounts as follows:

o     Distribution of interest to the interest-bearing Class A Certificates;

o Distributions of principal to the Class A Certificates entitled to principal;

o     Payment to servicer for certain unreimbursed advances;

o Reimbursement to the certificate insurer for payments made by the certificate insurer to the Class A Certificates;

o Payments of excess interest payments on the mortgage loans to make principal payments on the Class A Certificates, until the amount of overcollateralization reaches the required amount;

o Distributions of interest in respect of prepayment interest shortfalls on the Class A Certificates; and

o     Distribution of remaining funds to the Class CE and Class R certificates.

INTEREST DISTRIBUTIONS. The amount of interest owed to each class of interest-bearing certificates on each distribution date will equal:

o     the pass-through rate for that class of certificates multiplied by

o the principal balance of that class of certificates as of the day immediately prior to the related distribution date multiplied by

o 1/12, in the case of the fixed-rate certificates or the actual number of days in the interest accrual period divided by 360, in the case of the adjustable rate certificates minus

o     the share of some types of interest shortfalls allocated to that class.

SEE "DESCRIPTION OF THE CERTIFICATES--INTEREST DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT.

ALLOCATIONS OF PRINCIPAL. Principal distributions on the certificates will be allocated among the various classes of offered certificates as described in this prospectus supplement. Until the required amount of overcollateralization is reached, all principal payments on the mortgage loans will be distributed among the Class A Certificates, unless the Class A Certificates are no longer outstanding. Not all outstanding Class A Certificates will receive principal on each distribution date.

In addition, the Class A Certificates will receive a distribution in respect of principal, to the extent of any excess interest payments on the mortgage loans available to cover losses and then to increase the amount of overcollateralization until the required amount of overcollateralization is reached. In addition, the Class A Certificates will receive a distribution of principal from the certificate guaranty insurance policy to cover losses on the mortgage loans allocated to the Class A Certificates.

SEE "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT

ALLOCATION OF LOSSES. Losses on the mortgage loans will be covered by excess interest payments on the mortgage loans, overcollateralization and the certificate guaranty insurance policy as follows:

First, losses will be covered by a distribution of any excess interest payments on the mortgage loans to the Class A Certificates as a distribution of principal,

Second, losses will result in a decrease in the level of overcollateralization, until the level of overcollateralization is reduced to zero, and

Third, losses will be allocated to the Class A Certificates, to reduce their certificate principal balance; these losses will be covered by the certificate guaranty insurance policy.

Not all losses will be allocated in the priority described in the preceding paragraph. Losses due to natural disasters such as floods and earthquakes, fraud by a mortgagor, or bankruptcy of a mortgagor will be so allocated as described only up to specified amounts. Losses of these types in excess of the specified amount and losses due to other extraordinary events will be allocated to the Class A Certificates and the Class CE Certificates in proportion to their respective certificate principal balances; any such loss allocated to the Class A Certificates will be covered by the certificate guaranty insurance policy.

SEE "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.

THE CERTIFICATE GUARANTY INSURANCE POLICY

_____________ will issue a certificate guaranty insurance policy as a means of providing additional credit enhancement for the Class A Certificates. Under the policy, the certificate insurer will pay an amount that will cover any shortfalls in amounts available to pay the interest distribution amount for the Class A Certificates on any distribution date, the principal portion of any losses on the mortgage loans allocated to the Class A Certificates and any unpaid certificate principal balance of the Class A Certificates on the final distribution date. The certificate guaranty insurance policy will not provide coverage for prepayment interest shortfalls.

SEE "DESCRIPTION OF THE CERTIFICATES--CERTIFICATE GUARANTY INSURANCE POLICY" AND "THE CERTIFICATE INSURER" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

For any month, if the servicer does not receive the full scheduled payment on a mortgage loan, the servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

SEE "DESCRIPTION OF THE CERTIFICATES--ADVANCES" IN THIS PROSPECTUS SUPPLEMENT.

OPTIONAL TERMINATION

On any distribution date on which the principal balances of the mortgage loans is less than [10]% of their principal balances as of the cut-off date, the [servicer] [majority holder of the Class CE Certificates (unless such holder is the seller or an affiliate of the Seller)] will have the option to:

o purchase from the trust all remaining mortgage loans, causing an early retirement of the certificates; or

o     purchase all the certificates.

Under either type of optional purchase, holders of the outstanding certificates will receive the outstanding principal balance of the certificates in full with accrued interest. However, no purchase of the mortgage loans or certificates will be permitted if it would result in a draw under the policy unless the certificate insurer consents to the termination. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT AND "THE POOLING AND SERVICING AGREEMENT--TERMINATION; RETIREMENT OF CERTIFICATES" IN THE PROSPECTUS.

RATINGS

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on page S-__ of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT.

LEGAL INVESTMENT

When issued, the Class A Certificates will not be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT FOR IMPORTANT INFORMATION CONCERNING POSSIBLE RESTRICTIONS ON OWNERSHIP OF THE OFFERED CERTIFICATES BY REGULATED INSTITUTIONS.

ERISA CONSIDERATIONS

[Insert ERISA disclosure]

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust as one or more real estate mortgage investment conduits. The certificates, other than the Class R Certificates, will represent ownership of regular interests in the trust and generally will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, each Class R Certificate will be the sole residual interest in one of the two real estate mortgage investment conduits.

FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED CERTIFICATES, INCLUDING IMPORTANT INFORMATION REGARDING THE TAX TREATMENT OF THE CLASS R CERTIFICATES, SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

                                  RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

         The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISK OF LOSS

THE RETURN ON YOUR      Losses on the mortgage loans may occur due to a wide
CERTIFICATES MAY BE     variety of causes, including a decline in real estate
AFFECTED BY LOSSES      values, and adverse changes in the borrower's financial
ON THE MORTGAGE         condition. A decline in real estate values or economic
LOANS, WHICH COULD      conditions nationally or in the regions where the
OCCUR DUE TO A          mortgaged properties are located may increase the risk
VARIETY OF CAUSES.      of losses on the mortgage loans. [Special risks for
                        specific loan types, such as negative amortization or escalating payments, will be disclosed if material to an individual offering.]

THE MORTGAGE LOANS      The originator's underwriting standards are intended to
WERE UNDERWRITTEN TO    assess the value of the mortgaged property and to
STANDARDS WHICH DO      evaluate the adequacy of the property as collateral for
NOT CONFORM TO THE      the mortgage loan and consider, among other things, a
CREDIT STANDARDS OF     mortgagor's credit history, repayment ability and debt
FANNIE MAE OR FREDDIE   service-to-income ratio, as well as the type and use of
MAC WHICH MAY RESULT    the mortgaged property. The originator provides loans
IN LOSSES ON THE        primarily to borrowers who do not qualify for loans
MORTGAGE LOANS.         conforming to Fannie Mae and Freddie Mac credit
                        guidelines. The originator's underwriting standards do not prohibit a mortgagor from obtaining, at the time of origination of the originator's first lien, additional financing which is subordinate to that first lien, which subordinate financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator's loan-to-value ratio determination for the originator's first lien.

                        As a result of the originator's underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

                        Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. See "Underwriting Standards" in this prospectus supplement.

SOME OF THE MORTGAGE    As of the cut-off date, __% of the mortgage loan are 30
LOANS ARE EITHER        to 59 days delinquent in payment of principal and
CURRENTLY DELINQUENT    interest. Other mortgage loans may have been delinquent
OR HAVE BEEN            in the past. Mortgage loans with a history of
DELINQUENT IN THE       delinquencies are more likely to experience
PAST, WHICH MAY         delinquencies in the future, even if the mortgage loans
INCREASE THE RISK OF    are current as of the cut-off date.
LOSS ON THE MORTGAGE
LOANS.                  SEE "DESCRIPTION OF THE MORTGAGE POOL--MORTGAGE POOL
                        CHARACTERISTICS" AND--UNDERWRITING STANDARDS" IN THIS
                        PROSPECTUS SUPPLEMENT. FOR A DESCRIPTION OF THE
                        METHODOLOGY USED TO CATEGORIZE MORTGAGE LOANS AS
                        DELINQUENT, SEE "POOLING AND SERVICING AGREEMENT--THE
                        SERVICER" IN THIS PROSPECTUS SUPPLEMENT.

VIOLATION OF CONSUMER   Applicable state laws generally regulate interest rates
PROTECTION LAWS MAY     and other charges, require certain disclosure, and
RESULT IN LOSSES ON     require licensing of the originator. In addition, other
THE MORTGAGE LOANS      state laws, public policy and general principles of
AND YOUR CERTIFICATES.  equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                        The mortgage loans are also subject to federal laws, including:

                        o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

                        o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                        o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

                        Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans.

                        _____________, or the responsible party, will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the responsible party will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner set forth in the pooling and servicing agreement.

                        HIGH COST LOANS

                        [None] [___%] of the mortgage loans are "High Cost Loans" within the meaning of the Homeownership Act or any state or local law, ordinance or regulation similar to the Homeownership Act. See "Certain Legal Aspects of Residential Loans--Anti-Deficiency Legislation,
                        Bankruptcy Laws and Other Limitations on Lenders" in the prospectus.

                        In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The failure of either originator to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

                        Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if an originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the responsible party will be required to purchase such mortgage loan from the trust.

SOME OF THE MORTGAGE    Approximately __% of the mortgage loans (based on
LOANS PROVIDE FOR       principal balances) are not fully amortizing over their
LARGE PAYMENTS AT       terms to maturity and, thus, will require substantial
MATURITY.               principal payments (i.e., a balloon amount) at their
                        stated maturity. Mortgage loans which require payment of a balloon amount involve greater degree of risk because the ability of a mortgagor to pay a balloon amount typically will depend upon the mortgagor's ability to either to timely refinance the loan or to sell the related mortgaged property.

                        SEE "DESCRIPTION OF THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

SOME OF THE MORTGAGE    Approximately __% of the mortgage loans (based on
LOANS ARE SECURED BY    principal balances) are junior in priority to other
JUNIOR LIENS.           loans which are not included in the trust. If a property
                        is liquidated after default by a borrower, there may not be enough proceeds to pay the first mortgage and the junior mortgage. In that case, the trust, as holder of the junior mortgage, would suffer a loss.

THE RETURN OF THE       One risk associated with investing in mortgage-backed
OFFERED CERTIFICATES    securities is created by any concentration of the
MAY BE PARTICULARLY     related properties in one or more specific geographic
SENSITIVE TO CHANGES    regions. Approximately [__]% of the mortgage loans are
IN REAL ESTATE MARKETS  located in [_____]. If the regional economy or housing
IN SPECIFIC REGIONS.    market weakens in [_____] or in any other region having
                        a significant concentration of properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency resulting in realized losses to the offered certificateholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, disruptions such as ongoing power outages, or hostilities such as terrorist actions or acts of war.

LIMITED OBLIGATIONS

PAYMENTS ON THE         Credit enhancement includes excess cash flow,
MORTGAGE LOANS AND      overcollateralization, and with respect to the Class A
OTHER ASSETS OF THE     Certificates, the subordination provided by the Class CE
TRUST ARE THE SOLE      Certificates, as described in this prospectus
SOURCE OF PAYMENTS      supplement. Therefore, if there is no excess cash flow,
ON YOUR CERTIFICATES.   the amount of overcollateralization is reduced to zero
                        and the Class CE Certificates are reduced to zero, subsequent realized losses generally will be allocated to the most subordinate Class A Certificates, in each case until the certificate principal balance of such class has been reduced to zero.

                        None of the depositor, the servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any rating of the offered certificates. If any realized losses are incurred on the mortgage loans that are not covered by the credit enhancement, the holders of the offered certificates will bear the risk of these realized losses.

                        SEE "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD    A secondary market for your certificates may not
YOUR CERTIFICATES TO    develop. Even if a secondary market does develop, it may
MATURITY IF THEIR       not continue or it may be illiquid. Neither the
MARKETABILITY IS        underwriter nor any other person will have any
LIMITED.                obligation to make a secondary market in your
                        certificates. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield.
                        Illiquidity can have a severe adverse effect on the market value of your certificates.

                        Any class of offered certificates may experience illiquidity, although typically illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

WITHDRAWAL OR           A security rating is not a recommendation to buy, sell
DOWNGRADING OF INITIAL  or hold securities. Similar ratings on different types
RATINGS WILL LIKELY     of securities do not necessarily mean the same thing. We
REDUCE THE PRICES FOR   recommend that you analyze the significance of each
CERTIFICATES.           rating independently from any other rating. Any rating
                        agency may change its rating of the offered certificates after the offered certificates are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the offered certificates.

SPECIAL YIELD
AND PREPAYMENT
CONSIDERATIONS

THE YIELD ON YOUR       The yield to maturity on your certificates will depend
CERTIFICATES WILL VARY  on a variety of factors, including:
DEPENDING ON THE RATE
OF PREPAYMENTS.         o     the rate and timing of principal payments on the
                              mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

                        o the allocation of principal payments among the various classes of certificates;

                        o realized losses and interest shortfalls on the mortgage loans;

                        o     the pass-through rate for your certificates;

                        o     interest shortfalls due to mortgagor prepayments;
                              and

                        o     the purchase price you paid for your certificates.

                        The rate of prepayments and defaults are two of the most important and least predictable of these factors.

                        In general, if you purchase a certificate at a price higher than its outstanding principal balance and principal payments occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding principal balance and principal payments occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

THE RATE OF PREPAYMENTS Because mortgagors can typically prepay their mortgage
ON THE MORTGAGE LOANS   loans at any time, the rate and timing of principal
WILL VARY DEPENDING     distributions on the offered certificates are highly
ON FUTURE MARKET        uncertain. Typically, when market interest rates
CONDITIONS AND OTHER    increase, borrowers are less likely to prepay their
FACTORS.                mortgage loans. This could result in a slower return of
                        principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are typically more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates.

                        Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans . These refinancing programs may be offered by the servicer, or its affiliates, and may include streamlined documentation programs as well as programs under which a mortgage loan is modified to reduce the interest rate.

                        SEE "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

THE RETURN ON YOUR      The Servicemembers Civil Relief Act, formerly known as
CERTIFICATES COULD BE   the Soldiers' and Sailors' Civil Relief Act of 1940, or
REDUCED BY SHORTFALLS   Relief Act, provides relief to borrowers who enter
DUE TO THE              active military service and to borrowers in reserve
SERVICEMEMBERS          status who are called to active duty after the
CIVIL RELIEF ACT.       origination of their mortgage loan. Current or future
                        military operations of the United States may increase the number of citizens who may be in active military service, including persons in reserve status who may be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time. The master servicer is not required to advance these shortfalls. These shortfalls will reduce the amount of interest payable on the offered certificates. Interest reductions on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will not be covered by any source except that interest shortfalls arising under the Relief Act or similar legislation or regulations in an interest accrual period may be covered by the policy or excess cash flow in that interest accrual period in the manner and priority described under "Description of the Certificates--
                        Overcollateralization Provisions" in this prospectus supplement.

                        The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased realized losses on the mortgage loans.

                        We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.

THE OFFERED             The offered certificates are each subject to various
CERTIFICATES ARE EACH priorities for payment of principal as described in this SUBJECT TO DIFFERENT prospectus supplement. Distributions of principal on the PAYMENT PRIORITIES. Class A Certificates with an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool.
                        Those classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans experienced both before and after the commencement of principal distributions on those classes.

                        SEE "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

[CLASS A-1              The interest rate on the Class A-1 certificates will
CERTIFICATES            vary with One-Month LIBOR. Therefore, the yield to
                        investors on the Class A-1 certificates will be sensitive to fluctuations in the level of LIBOR.
                        Investors should consider whether this volatility is suitable to their investment needs.]

                        The Class A-1 certificates may not always receive interest at a rate equal to One-Month LIBOR plus the applicable margin. If the weighted average of the net mortgage rates on the mortgage loans is less than One-Month LIBOR plus the applicable margin, the interest rate on the Class A-1 certificates will be reduced to that weighted average rate. Thus, the yield to investors in the Class A-1 certificates will be sensitive to fluctuations in the level of One-Month LIBOR and may be adversely affected by the application of the weighted average net mortgage rate on the related mortgage loans. The prepayment of the mortgage loans with higher net mortgage rates may result in a lower weighted average net rate. If on any distribution date the application of the weighted average net rate results in an interest payment lower than One-Month LIBOR plus the applicable margin on the Class A-1 certificates during the related interest accrual period, the value of those certificates may be temporarily or permanently reduced.

                        In a rising interest rate environment, the Class A-1 certificates may receive interest at the weighted average net rate for a protracted period of time. In addition, in such a situation, there would be less excess interest payments on the mortgage loans to cover losses and to create additional overcollaterization.

[CLASS A-3              It is not expected that the Class A-3 certificates will
CERTIFICATES            receive any distributions of principal until the
                        distribution date in _____, 20__. Until the distribution date in _____, 20__, the Class A-3 certificates may receive a portion of principal prepayments that is smaller than its pro rata share of principal prepayments.]

                                  INTRODUCTION

         The depositor will establish a trust with respect to Series 20__-___ on the closing date, under a pooling and servicing agreement among the depositor, the servicer and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust a pool of mortgage loans that, in the aggregate, will constitute a mortgage pool, and is secured by [one- to four-family residential] [mixed-use] properties with terms to maturity of not more than thirty years.

         Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The mortgage pool will consist of mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due on the cut-off date, of $_____. The mortgage loans are secured by first and junior liens on fee simple interests in one- to four-family residential [and mixed-use] real properties [and, in the case of ____ mortgage loans, an interest in shares issued by a cooperative apartment corporation and the related proprietary lease]. [__% of the mortgage loans have a due date other than the first day of each month]. In each case, the property securing the mortgage loan is referred to as the mortgaged property. The mortgage pool will consist of adjustable-rate mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification, or, in the case of approximately __% of the mortgage loans, not more than 15 years. With respect to mortgage loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. Approximately __% of the mortgage loans are secured by second liens on the mortgaged properties, and __% of the mortgage loans are secured by third or more junior liens on the mortgaged properties. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated.

         All of the mortgage loans were purchased by the depositor through its affiliate, Carrington Securities, LP, from unaffiliated sellers as described in this prospectus supplement and in the prospectus, __% of the mortgage loans were purchased from and are being serviced by _____ and __% of the mortgage loans were purchased from _____ , each an unaffiliated seller. Except as described in the preceding two sentences, no unaffiliated seller sold more than __% of the mortgage loans to Carrington Securities, LP.

         Under the terms of the pooling and servicing agreement, the depositor will assign the representations and warranties made by the related sellers of the mortgage loans to the trustee for the benefit of the certificateholders. To the best of the depositor's knowledge, none of the mortgage loans were sold to Carrington Securities, LP by unaffiliated sellers that are institutions which are currently in receivership or conservatorship or involved in other insolvency or bankruptcy proceedings, or are no longer in existence.

         To the extent that any seller of the mortgage loans does not repurchase a mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan, neither the depositor nor Carrington Securities, LP will be required to repurchase the mortgage loan.

MORTGAGE POOL CHARACTERISTICS

         None of the mortgage loans will have been originated prior to _____,_____ or will have a maturity date later than _____ 1, 20____. No mortgage loan will have a remaining term to maturity as of the cut-off date of less than months. The weighted average remaining term to maturity of the mortgage loans as of the cut-off date will be approximately months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately ____ months. As used in this prospectus supplement the remaining term to maturity means, as of any date of determination and with respect to any mortgage loan, the number of months equaling the number of scheduled monthly payments necessary to reduce the then-current Stated Principal Balance of that mortgage loan to zero, assuming the related mortgagor will make all scheduled monthly payments but no prepayments, on the mortgage loan thereafter.

         As of the cut-off date, __% of the mortgage loans are 30 to 59 days delinquent in payment of principal and interest. As of the cut-off date, none of the mortgage loans will be 60 or more days delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "Pooling and Servicing Agreement--The Servicer" in this prospectus supplement.

         Approximately __% of the mortgage loans will be Buy-Down Mortgage
Loans.

         No mortgage loan provides for deferred interest or negative amortization.

         As of the cut-off date, [none] [approximately __%] of the mortgage loans will be High Cost Loans. Purchasers or assignees of any High Cost Loan, including the trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required. See "Risk Factors" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

         __% of the mortgage loans are secured by second liens.

         Approximately __% of the mortgage loans are Balloon Loans, which require monthly payments of principal based on 30 year amortization schedules and have scheduled maturity dates of approximately 15 years from the due date of the first monthly payment, leaving a substantial portion of the original principal amount, the Balloon Amount, due and payable on the respective scheduled maturity date. The existence of a Balloon Amount typically will require the related mortgagor to refinance the mortgage loan or to sell the mortgaged property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions. None of the depositor, the servicer or the trustee is obligated to refinance any Balloon Loan. Subject to the terms thereof, the certificate guaranty insurance policy will provide coverage for any losses incurred upon liquidation of a Balloon Loan arising out of or in connection with the failure of a mortgagor to pay its Balloon Amount.

         Approximately __% of the mortgage loans are Convertible Mortgage Loans, which provide that, at the option of the related mortgagor, the adjustable interest rate on a mortgage loan may be converted to a fixed interest rate. Upon conversion, the mortgage rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related mortgage note which formula is intended to result in a mortgage rate which is not less than the then current market interest rates, subject to applicable usury laws. After the conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity.

         The servicer will be obligated to repurchase any Convertible Mortgage Loan following the conversion thereof at a price equal to the unpaid principal balance thereof plus accrued interest to the first day of the month in which the purchase price is to be distributed to the Class A Certificates. If the servicer fails to repurchase a Convertible Mortgage Loan following the conversion thereof, it will not constitute an Event of Default under the pooling and servicing agreement and the mortgage loan will remain in the trust fund as a fixed-rate loan.

         Approximately __% of the mortgage loans will have mortgage rates calculated on the basis of the simple interest method.

         __% of the mortgage loans were underwritten under a streamlined refinancing documentation program, which permits some mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--The Mortgage Loans" in the prospectus.

         Mortgage Rate Adjustment: The mortgage rate on the mortgage loans will adjust semi-annually commencing approximately six months after origination, on the adjustment date specified in the related mortgage note, to a rate equal to the sum, rounded as specified in the related mortgage notes, of Six-Month LIBOR and the note margin set forth in the related mortgage note, subject to the limitations described in this prospectus supplement.

         The amount of the monthly payment on each mortgage loan will be adjusted semi-annually on the due date of the month following the month in which the adjustment date occurs to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding principal balance of each mortgage loan over its remaining term to stated maturity. As of the cut-off date, __% of the mortgage loans will have reached their first adjustment date. The mortgage loans will have various adjustment dates, note margins and limitations on the mortgage rate adjustments, as described below.

         The mortgage rate on each loan may not increase or decrease on any adjustment date by more than a specified percentage per annum. This periodic rate cap is not more than __%, except that the mortgage rate on some of the mortgage loans may adjust up to __% on the initial adjustment date.

         The mortgage rate on a mortgage loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for such mortgage loan in the related mortgage note. The minimum mortgage rate for each mortgage loan will be equal to the note margin, except in the case of __% of the mortgage loans, which have a minimum mortgage rate greater than the note margin. The minimum mortgage rates on the mortgage loans will range from __% to __%, with a weighted average minimum mortgage rate as of the cut-off date of __%. The maximum mortgage rates on the mortgage loans will range from __% to __%, with a weighted average maximum mortgage rate as of the cut-off date of __%. No mortgage loan provides for payment caps on any adjustment date that would result in deferred interest or negative amortization.

         Six-Month LIBOR. The reference date with respect to each mortgage loan is the date as of which Six-Month LIBOR, as published by The Wall Street Journal, is determined. The reference date with respect to each mortgage loan is:

      o the first business day of the month immediately preceding the month in which the adjustment date occurs,

      o     the date forty-five days prior to the adjustment date,

      o     the date fifteen days prior to the adjustment date, or

      o the 20th day of the month preceding the month in which the adjustment date occurs;

except that the reference date with respect to ___ mortgage loans, representing approximately __% of the aggregate principal balance of the mortgage loans, will adjust with respect to Six-Month LIBOR as published by Fannie Mae and as most recently available as of the date forty-five days prior to the adjustment date.

         Listed below are levels of Six-Month LIBOR as published by The Wall Street Journal that are or would have been applicable to mortgage loans with a reference date of the first business day of the preceding month, and having the following adjustment dates for the indicated years. The average yields for the Class A Certificates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published in The Wall Street Journal on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR, as published by Fannie Mae or The Wall Street Journal. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan based on Six-Month LIBOR.

SIX-MONTH LIBOR

Adjustment Date           2001       2002       2003       2004       2005
                          ----       ----       ----       ----       ----
January 1...........
February 1..........
March 1.............
April 1.............
May 1...............
June 1..............
July 1..............      ___        ___        ___        ___        ___
August 1............      ___        ___        ___        ___        ___
September 1.........      ___        ___        ___        ___        ___
October 1...........      ___        ___        ___        ___        ___
November 1..........      ___        ___        ___        ___        ___
December 1..........      ___        ___        ___        ___        ___

         The initial mortgage rate in effect on a mortgage loan typically will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on Six-Month LIBOR and the related note margin. Therefore, unless Six-Month LIBOR declines after origination of a mortgage loan, the related mortgage rate will typically increase on the first adjustment date following origination of such mortgage loan, subject to the periodic rate cap. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because such mortgage loans may have different adjustment dates (and the mortgage rates therefore may reflect different related Index values), note margins, maximum mortgage rates and minimum mortgage rates. The net mortgage rate with respect to each mortgage loan as of the cut-off date will be set forth in the mortgage loan schedule attached to the pooling and servicing agreement. The net mortgage rate on each mortgage loan will be adjusted on each adjustment date to equal the servicing fee rate, which is the mortgage rate on the mortgage loan minus the sum of (i) the rate per annum at which the related servicing and subservicing fees accrue on the mortgage loan and (ii) the policy premium rate, which is the amount of the premium payable to the certificate insurer with respect to the certificate guaranty insurance policy, subject to any periodic rate cap, but may not exceed the maximum mortgage rate minus the maximum net mortgage rate, which is the sum of the servicing fee rate and the policy premium rate, or be less than the minimum net mortgage rate, which is the minimum mortgage rate minus the sum of the servicing fee rate and the policy premium rate, for such mortgage loan]. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement.

MORTGAGE LOAN CHARACTERISTICS

o The mortgage loans will have the following characteristics as of the cut-off date:

Number of mortgage loans...............................      ____

Net Mortgage Rates:
     Weighted average..................................      __%
     Range.............................................      __% to __%
Mortgage Rates:
     Weighted average..................................      __%
     Range.............................................      __% to __%
Note Margins:
     Weighted average..................................      __%
     Range.............................................      __% to __%
Minimum Mortgage Rates:
     Weighted average..................................      __%
     Range.............................................      __% to __%
Minimum Net Mortgage Rates:
     Weighted average..................................      __%
     Range.............................................      __% to __%
Maximum Mortgage Rates:
     Weighted average..................................      __%
     Range.............................................      __% to __%
Maximum Net Mortgage Rates:
     Weighted average..................................      __%
     Range.............................................      __% to __%
Weighted average months to next adjustment date after
_______, ____..........................................      __

         The mortgage loans are assumable pursuant to the terms of the related mortgage note. See "Maturity and Prepayment Considerations" in the prospectus.

         Included below is a table showing the Credit Scores for some mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Carrington Securities, LP after the origination of a mortgage loan if the seller does not provide to Carrington Securities, LP a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the loan-to-value ratio, or LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of this prospectus supplement.

                            CREDIT SCORE DISTRIBUTION

                             NUMBER OF                           PERCENTAGE OF
  CREDIT SCORE RANGE      MORTGAGE LOANS   PRINCIPAL BALANCE   MORTGAGE POOL __%
------------------------- --------------   -----------------   -----------------
499 or less...............      __           $ _________             ___%
500 - 519.................      __             _________             ___
520 - 539.................      __             _________             ___
540 - 559.................      __             _________             ___
560 - 579.................      __             _________             ___
580 - 599.................      __             _________             ___
600 - 619.................      __             _________             ___
620 - 639.................      __             _________             ___
640 - 659.................      __             _________             ___
660 - 679.................      __             _________             ___
680 - 699.................      __             _________             ___
700 - 719.................      __             _________             ___
720 - 739.................      __             _________             ___
740 - 759.................      __             _________             ___
760 or Greater............      __             _________             ___
Subtotal with Credit
Scores....................      __             _________             ___
Not Available.............      __             _________             ___
          TOTAL POOL......      __           $ _________             ___%


         Mortgage loans indicated as having a Credit Score that is not available include some mortgage loans where the Credit Score was not provided by the related seller and mortgage loans where no credit history can be obtained from the related mortgagor.

         Set forth below is a description of some additional characteristics of the mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date and are rounded to the nearest dollar.

                                 MORTGAGE RATES

                             NUMBER OF                             PERCENT OF
MORTGAGE RATES (__%)      MORTGAGE LOANS   PRINCIPAL BALANCE     MORTGAGE POOL
------------------------- --------------   -----------------   -----------------
[5.0000 - 5.4999.........
5.5000 - 5.9999..........
6.0000 - 6.4999..........
6.5000 - 6.9999..........
7.0000 - 7.4999..........
7.5000 - 7.9999..........
8.0000 - 8.4999..........
8.5000 - 8.9999..........
9.0000 - 9.4999..........
9.5000 - 9.9999..........
10.0000 - 10.4999........
10.5000 - 10.9999........
11.0000 - 11.4999........
11.5000 - 11.9999........
12.0000 - 12.4999........
12.5000 - 12.9999].......
          TOTAL..........                       $_____                __%

         As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately __% per annum.

                    ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

ORIGINAL MORTGAGE            NUMBER OF                             PERCENT OF
  LOAN BALANCE            MORTGAGE LOANS   PRINCIPAL BALANCE     MORTGAGE POOL
------------------------- --------------   -----------------   -----------------

$_____                                           $_____               __%

          TOTAL..........                        $_____               __%

         As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $_____.

                    NET MORTGAGE RATES OF THE MORTGAGE LOANS

                                          NUMBER OF   MORTGAGE       PERCENT OF
   RATE LOANS         BALANCE  MORTGAGE   PRINCIPAL   LOANS (__%)   NET MORTGAGE
--------------------  -------  --------   ---------   -----------   ------------
6.0000 - 6.4999.....                                    $_____           __%
6.5000 - 6.9999.....
7.0000 - 7.4999.....
7.5000 - 7.9999.....
8.0000 - 8.4999.....
8.5000 - 8.9999.....
9.0000 - 9.4999.....
9.5000 - 9.9999.....
10.0000 - 10.4999...
10.5000 - 10.9999...
11.0000 - 11.4999...
11.5000 - 11.9999...
12.0000 - 12.4999...
12.5000 - 12.9999...
13.0000- 13.4999....
          TOTAL.....                                    $_____           __%

         As of the cut-off date, the weighted average net mortgage rate of the mortgage loans will be approximately __% per annum.

                          ORIGINAL LOAN-TO-VALUE RATIOS

ORIGINAL LOANS TO            NUMBER OF                           PERCENTAGE OF
VALUE RATIO (__%)         MORTGAGE LOANS   PRINCIPAL BALANCE     MORTGAGE POOL
------------------------- --------------   -----------------   -----------------

[0.01 - 50.00............
50.01 - 55.00............
55.01 - 60.00............
60.01 - 65.00............
65.01 - 70.00............
70.01 - 75.00............
75.01 - 80.00............
80.01 - 85.00............
85.01 - 90.00............
90.01 - 95.00............
95.01 - 100.00]..........
          TOTAL..........                        $_____               __%

         The weighted average LTV ratio at origination of the mortgage loans will be approximately __%.

         The method for calculating the LTV ratio is described below under the caption "Underwriting Standards."

                GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES

                             NUMBER OF                             PERCENT OF
   STATE                  MORTGAGE LOANS   PRINCIPAL BALANCE     MORTGAGE POOL
------------------------- --------------   -----------------   -----------------

California                                       $_____                __%
Connecticut
New Jersey
New York
Other(1)................
          TOTAL.........                         $_____                __%

         (1) Other includes states and the District of Columbia with under 3% concentrations individually.

         No more than __% of the mortgage loans will be secured by mortgaged properties located in any one zip code area in California and no more than __% of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside California.

                              MORTGAGE LOAN PURPOSE

                             NUMBER OF                             PERCENT OF
  LOAN PURPOSE            MORTGAGE LOANS   PRINCIPAL BALANCE     MORTGAGE POOL
------------------------- --------------   -----------------   -----------------

Purchase.................                        $_____                __%
Rate/Term Refinance......
Equity Refinance.........
          TOTAL..........                        $_____                __%

         The weighted average LTV ratio at origination of rate and term refinance mortgage loans will be __%. The weighted average LTV ratio at origination of equity refinance mortgage loans will be __%.

                        MORTGAGE LOAN DOCUMENTATION TYPES

                             NUMBER OF                             PERCENT OF
DOCUMENTATION TYPE        MORTGAGE LOANS   PRINCIPAL BALANCE     MORTGAGE POOL
------------------------- --------------   -----------------   -----------------

Full Reduced.............                        $_____               __%
          TOTAL..........                        $_____               __%

o For purposes of the above table, Reduced Documentation Type includes mortgage loans which were underwritten under a no stated income program.


         The weighted average LTV ratio at origination of the mortgage loans which were underwritten under a reduced loan documentation program will be __%. No more than __% of the reduced loan documentation mortgage loans will be secured by mortgaged properties located in California.

                                 OCCUPANCY TYPES

                             NUMBER OF                             PERCENT OF
   OCCUPANCY              MORTGAGE LOANS   PRINCIPAL BALANCE     MORTGAGE POOL
------------------------- --------------   -----------------   -----------------

Primary Residence........                        $_____               __%
Second/Vacation..........
Non-Owner-occupied.......
          TOTAL..........                        $_____               __%

                            MORTGAGED PROPERTY TYPES

                             NUMBER OF                             PERCENT OF
    PROPERTY TYPE         MORTGAGE LOANS   PRINCIPAL BALANCE     MORTGAGE POOL
------------------------- --------------   -----------------   -----------------
Single-family............                        $_____               __%
Two- to four-family units
Condo Low-Rise (less than
  5 stories) ............
Condo Mid-Rise (5-8
  stories) ..............
Condo High-Rise (9
  stories or more) ......
Townhouse................
Planned Unit Developments
  (detached).............
Planned Unit Developments
  (attached) ............
Cooperative Units........
[Mixed-Use]..............
Leasehold................
          TOTAL..........                        $_____               __%

          [In connection with each mortgage loan that is secured by a leasehold interest, the related seller shall have represented to the depositor that, among other things:

      o the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located

      o residential property in the area consisting of leasehold estates is readily marketable

      o the lease is recorded and no party is in any way in breach of any provision of the lease

      o the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and

      o the remaining term of the lease does not terminate less than ten years after the maturity date of each such mortgage loan.]

         [Some of the aspects of the Cooperative Loans included in the mortgage pool differ from those of other types of mortgage loans. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Cooperative Loans" in the prospectus.]

         A portion of the mortgage loans provide for payment of a prepayment charge. In most cases, the prepayment provisions provide for payment of a prepayment charge for partial prepayments and full prepayments, other than a prepayment:

      o     occurring upon the sale of property securing a mortgage loan,

      o made within five years following the origination of the mortgage loan, and

      o In an amount equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of prepayment, exceeds twenty percent (20%) of the original principal amount of the mortgage loan.

         Prepayment charges received on the mortgage loans will not be available for distribution on the certificates. See "Certain Legal Aspects of the Mortgage Loans --Default Interest and Limitations on Prepayments" in the prospectus.

UNDERWRITING STANDARDS

         All of the mortgage loans were originated or acquired by _________, generally in accordance with the underwriting criteria described in this prospectus supplement.

         [Insert description of Underwriting Standards]

[PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

         [Each mortgage loan is required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy.] [In addition, to the best of the depositor's knowledge, each mortgage loan with an LTV ratio at origination in excess of __% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least __% of the principal balance of the mortgage loan at origination if the LTV ratio is between __% and __%, and at least __% of the principal balance of the mortgage loan at origination if the LTV ratio is between __% and __%. An additional __% of the mortgage loans are mortgage loans with a LTV ratio, or CLTV ratio in the case of the junior loans, at origination in excess of 80% that are not insured by a primary insurance policy.]

         Substantially all of the primary insurance policies were issued by __________, __________, __________ or __________, which collectively are the primary insurers. Each primary insurer has a claims paying ability currently acceptable to the rating agencies that have been requested to rate the certificates; however, there is no assurance as to the actual ability of any primary insurer to pay claims. See "Insurance Policies on Mortgage Loans" in the prospectus.]

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

         [A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the commission within fifteen days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the current report.]

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Series 20__-___ Asset Backed Pass-Through Certificates will include the following three classes of Class A Certificates:

      o     [Class A-1 Certificates, or the Adjustable Rate Certificates

      o     Class A-2 Certificates; and

      o Class A-3 Certificates; and together with the Class A-2 Certificates, the Fixed Rate Certificates,

         In addition to the Class A Certificates, the Series 20__-___ Asset Backed Pass-Through Certificates will also include three classes of certificates which are designated as the Class CE Certificates, Class P Certificates and Class R Certificates. Only the Class A Certificates are offered by this prospectus supplement. See "Glossary" in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

         The certificates will evidence the entire beneficial ownership interest in the trust fund. The trust fund will consist of:

      o     the mortgage loans

      o the assets as from time to time are identified as deposited in respect of the mortgage loans in the Custodial Account and in the Certificate Account and belonging to the trust fund

      o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure

      o any applicable primary insurance policies and primary hazard insurance policies

      o     the certificate guaranty insurance policy; and

      o     all proceeds of any of the foregoing.

         The Class A Certificates will be available only in book-entry form through facilities of The Depository Trust Company. The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. The Class A Certificates will be issued in minimum denominations of $25,000, and integral multiples of $1 in excess thereof.

         The Class A Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, a definitive certificate, except as set forth in the prospectus under "Description of the Certificates-Form of Certificates." Investors in the Class A Certificates may elect to hold their Class A Certificates through DTC in the United States or Clearstream, Luxembourg or Euroclear in Europe. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Unless and until definitive certificates are issued for the Class A Certificates under the limited circumstances described in this prospectus supplement:

      o all references to actions by certificateholders with respect to the Class A Certificates shall refer to actions taken by DTC upon instructions from its participants, and

      o all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Class A Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION OF CERTAIN OF THE OFFERED CERTIFICATES

         GENERAL. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the Class A Certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the Class A Certificates, it is anticipated that the only registered certificateholder of the Class A Certificates will be Cede, as nominee of DTC. Beneficial owners will not be recognized by the trustee or the servicer as certificateholders, as the term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Class A Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the Class A Certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the Class A Certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the Class A Certificates.

         None of the depositor, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         DEFINITIVE CERTIFICATES. Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Form of Certificates."

         Upon the occurrence of an event described in the prospectus in the third paragraph under "Description of the Certificates--Form of Certificates," the trustee is required to notify, through DTC, participants who have ownership of Class A Certificates as indicated on the records of DTC of the availability of definitive certificates for their Class A Certificates. Upon surrender by DTC of the definitive certificates representing the Class A Certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the Class A Certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

         For additional information regarding DTC and the DTC registered certificates, see "Description of the Certificates--Form of Certificates" in the prospectus.

GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the certificates:

         ACCRUED CERTIFICATE INTEREST - For any distribution date and class of Class A Certificates, an amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that distribution date at the related pass-through rate less interest shortfalls, if any, allocated thereto for that distribution date, to the extent not covered with respect to the Class A Certificates by the subordination provided by the Class CE Certificates, including:

      o any Prepayment Interest Shortfall to the extent not covered by the servicer as described in this prospectus supplement under "Description of the Certificates--Interest Distributions";

      o the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, and Extraordinary Losses not allocated through subordination;

      o the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

      o any other interest shortfalls not covered by subordination, including interest shortfalls relating to the Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act, or similar legislation or regulations, all allocated as described below.

         Any reductions will be allocated among the holders of all classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. Accrued Certificate Interest on each class of Class A Certificates will be distributed on a pro rata basis. Accrued Certificate Interest on the Class A-2 and Class A-3 Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest on the Class A-1 Certificates will be calculated on the basis of the actual number of days in the Interest Accrual Period and a 360-day year.

         AVAILABLE DISTRIBUTION AMOUNT - For any distribution date, an amount equal to:

      o the aggregate amount of scheduled payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the related servicing fees and trustee fees, and the premium payable on the certificate guaranty insurance policy

      o all unscheduled payments, including mortgagor prepayments on the mortgage loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month

      o all payments of Compensating Interest made by the Servicer with respect to the mortgage loans and

      o all Advances made for that distribution date, in each case net of amounts reimbursable therefrom to the servicer.

         On any distribution date, the policy premium rate is equal to one-twelfth of the product of the percentage specified in the Insurance and Indemnity Agreement, dated as of ______, ____ among the certificate insurer, the depositor, the trustee and the servicer, and the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date.

         CERTIFICATE PRINCIPAL BALANCE - For any Class A Certificate as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate, including amounts paid pursuant to the certificate guaranty insurance policy, and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, other than any amounts that have been paid pursuant to the certificate guaranty insurance policy.

         CUMULATIVE INSURANCE PAYMENTS - The aggregate of any payments made with respect to the Class A Certificates by the certificate insurer under the certificate guaranty insurance policy.

         EXCESS BANKRUPTCY LOSSES - Bankruptcy Losses in excess of the Bankruptcy Amount.

         EXCESS FRAUD LOSSES - Fraud Losses in excess of the Fraud Loss Amount.

         EXCESS SPECIAL HAZARD LOSSES - Special Hazard Losses in excess of the Special Hazard Amount.

         EXCESS OVERCOLLATERALIZATION AMOUNT - On any distribution date, the excess, if any, of (a) the Overcollateralized Amount on such distribution date over (b) the Overcollateralization Target Amount.

         INTEREST ACCRUAL PERIOD - For the Class A-2 and Class A-3 Certificates, the calendar month preceding the month in which the distribution date occurs. For the Class A-1 Certificates, (a) for the distribution date in __________, ___, the period commencing on the closing date and ending on the day preceding the distribution date in ________ ___, and (b) with respect to any distribution date after the distribution date in _________ ___, the period commencing on the distribution date in the month immediately preceding the month in which the distribution date occurs and ending on the day preceding the distribution date.

         INTEREST DISTRIBUTION AMOUNT - The aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Class A Certificates for that distribution date.

         [LOCKOUT PREPAYMENT PERCENTAGE - For any distribution date occurring prior to the distribution date in ____, ____ 0%. For any distribution date occurring after the first five years following the closing date, a percentage determined as follows:

      o for any distribution date during the sixth year after the closing date, 30%

      o for any distribution date during the seventh year after the closing date, 40%

      o for any distribution date during the eighth year after the closing date, 60%

      o for any distribution date during the ninth year after the closing date, 80%; and

      o     for any distribution date thereafter, 100%.]

         [LOCKOUT SCHEDULED PERCENTAGE - For any distribution date occurring prior to the distribution date in _________, __, 0% and for any distribution date thereafter, 100%.]

         NET MONTHLY EXCESS CASH FLOW - On any distribution date, the excess of the Available Distribution Amount over the sum of (a) the Interest Distribution Amount and (b) the sum of the amounts described in clauses [ ] of the definition of Principal Distribution Amount.

         OVERCOLLATERALIZATION INCREASE AMOUNT - On any Distribution Date, any amount equal to the lesser of (a) the Net Monthly Excess Cash Flow for such distribution date and (b) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such distribution date.

         OVERCOLLATERALIZATION REDUCTION AMOUNT - On any Distribution Date, the lesser of (a) the Principal Remittance Amount on such distribution date and (b) the excess, if any, of (i) the Overcollateralized Amount for such distribution date over (ii) the Overcollateralization Target Amount for such distribution date.

         OVERCOLLATERALIZATION TARGET AMOUNT - On any distribution date, the required level of the Overcollateralized Amount, as set forth in the pooling and servicing agreement.

         OVERCOLLATERALIZED AMOUNT - On any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans after giving effect to distributions of principal to be made on such distribution date over (b) the Certificate Principal Balance of the Class A Certificates as of such date, after taking into account the payment to the Class A Certificates on such distribution date.

         PREPAYMENT PERIOD - With respect to any distribution date is the calendar month immediately preceding the month in which the distribution date occurs.

         PRINCIPAL DISTRIBUTION AMOUNT - For any distribution date will be an amount, not less than zero, equal to the sum of (i) the principal portion of all scheduled monthly payments on the mortgage loans actually received or advanced on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a mortgage loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period;
(iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, unanticipated amounts received on a liquidated mortgage loan that resulted in a Realized Loss in a prior month and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the mortgage loans; and (iv) the amount of any Overcollateralization Increase Amount for the distribution date; minus (v) the amount of any Overcollateralization Reduction Amount for such distribution date.

         PRINCIPAL REMITTANCE AMOUNT - For any distribution date is the sum of the amounts described in clauses (i) through (iii) of the definition of Principal Distribution Amount

         SERVICING FEE RATE - The Servicing Fee Rate for any distribution date is ___% per annum.

INTEREST DISTRIBUTIONS

         Holders of each class of Class A Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Class A Certificates entitled to interest distributions.

         Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment.

         However, on any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month will be offset by the servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of [0.125]% of the Stated Principal Balance of the mortgage loans immediately preceding that distribution date and (b) the sum of the servicing fee payable to the servicer for its servicing activities and reinvestment income received by the servicer on amounts payable on that distribution date. Prepayment Interest Shortfalls resulting from partial prepayments will not be offset by the servicer from servicing compensation or otherwise. No assurance can be given that the servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         If on any distribution date the Available Distribution Amount is less than Accrued Certificate Interest on the Class A Certificates for that distribution date, the shortfall will be allocated among the holders of all classes of Class A Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (iv) in the third preceding paragraph, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds after interest distributions as required in this prospectus supplement.

         These shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the servicer or otherwise, except to the limited extent described in the preceding paragraph with respect to Prepayment Interest Shortfalls resulting from prepayments in full.

         The pass-through rates on all classes of Class A Certificates, other than the Class A-1 Certificates, are fixed and are listed on page S-[_] of this prospectus supplement.

         The pass-through rates on the Class A-1 Certificates are calculated as follows:

                           The pass-through rate on the Class A-1 Certificates
                  with respect to the initial Interest Accrual Period is % per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to % plus the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits, determined monthly as described in this prospectus supplement, with a maximum rate of % per annum and a minimum rate of % per annum.

         The pass-through rates on the Class A-1 Certificates for the current and immediately preceding Interest Accrual Period may be obtained by telephoning the trustee at __________.

         As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates is based on the Certificate Principal Balance of that class.

DETERMINATION OF LIBOR

         LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs.

         On each distribution date, LIBOR shall be established by the trustee and as to any Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 of the Moneyline Telerate Capital Markets Report as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of that Interest Accrual Period--the LIBOR rate adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the servicer, the rate will be the reference bank rate.

         The reference bank rate will be determined on the basis of the rates at which deposits in the U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date, or in the case of the first LIBOR rate adjustment date, __% with respect to the Class A-1 Certificates; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         The establishment of LIBOR by the trustee and the trustee's subsequent calculation of the pass-through rates applicable to the Class A-1 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.]

                  PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES

         Except as provided below, holders of the Class A Certificates will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the Available Distribution Amount remaining after the distribution of the Interest Distribution Amount is distributed, a distribution allocable to principal equal to the Principal Distribution Amount.

         Distributions of principal on the Class A Certificates on each distribution date will be made, after distribution of the Interest Distribution Amount, as follows:

                  (i) to the Class A-1 and Class A-2 Certificates, on a pro rata basis, until their Certificate Principal Balances have been reduced to zero; and

                  (ii) from the balance of the Principal Distribution Amount remaining after the distributions described in clause (i) above, to the Class A-3 Certificates in reduction of its Certificate Principal Balance, until its Certificate Principal Balance has been reduced to zero, an amount equal to the sum of the following:

                           (A) the Class A-3 Certificates' pro rata share, based
                  on its Certificate Principal Balance relative to the aggregate Certificate Principal Balance of all classes of Certificates, of the aggregate of the amounts described in clauses [ ] of the first paragraph under "Principal Distributions on the Class A Certificates" in this prospectus supplement; and

                           (B) [the Lockout Prepayment Percentage of the Class
                  A-3 Certificates' pro rata share, based on its Certificate Principal Balance relative to the aggregate Certificate Principal Balance of all classes of Certificates, of the aggregate of the amounts described in clause [ ] of the first paragraph under "Principal Distribution on the Class A Certificates" in this prospectus supplement;]

o provided that if the aggregate of the amounts set forth in clauses (i), (ii),
(iii) and (v) of the definition of Principal Distribution Amount is more than the balance of the Available Distribution Amount remaining after the Interest Distribution Amount has been distributed, the amount paid to the Class A-3 Certificates under this clause (iv) shall be reduced by an amount equal to the Class A-3 Certificates' pro rata share, based on its aggregate Certificate Principal Balance relative to the aggregate Certificate Principal Balance of the Class A Certificates of that difference; and

                  (iii) the balance of the Principal Distribution Amount remaining after the distributions, if any, described in clauses (ii) through (iv) above shall be distributed in the following order of priority:

                           (A) first, concurrently, Class A-1 and Class A-2
                  Certificates, on a pro rata basis, until their Certificate Principal Balances have been reduced to zero; and

                           (B) second, to the Class A-3 Certificates until its
                  Certificate Principal Balance has been reduced to zero.]

         On each distribution date, the certificate insurer shall be entitled to receive, after payment to the Class A certificateholders of the Interest Distribution Amount and the Principal Distribution Amount for such distribution date, but before application of any Overcollateralization Increase Amount, from the Net Monthly Excess Cash Flow to the extent available therefor, the aggregate of any payments made with respect to the Class A Certificates by the certificate insurer under the certificate guaranty insurance policy to the extent not previously reimbursed, plus interest thereon.

OVERCOLLATERALIZATION PROVISIONS

         The pooling and servicing agreement requires that, on each distribution date, Net Monthly Net Monthly Excess Cash Flow, if any, be applied on such distribution date as an accelerated payment of principal on the Class A Certificates, but only as follows: The Net Monthly Excess Cash Flow for any distribution date will derive primarily from the amount of interest accrued on the mortgage loans in excess of the sum of (a) interest at the related Pass-Through Rates on the Certificate Principal Balances of the Class A Certificates, (b) the premium payable on the certificate guaranty insurance policy in respect of the mortgage loans and (c) accrued Servicing Fees in respect of the mortgage loans, in each case in respect of such distribution date. Net Monthly Excess Cash Flow will be applied on any distribution date:

      o FIRST, to pay to the holders of the Class A Certificates the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

      o SECOND, to pay to the certificate insurer any Cumulative Insurance Payments;

      o     THIRD, to pay any Overcollateralization Increase Amount;

      o FOURTH, to pay the holders of the Class A Certificates the amount of any Prepayment Interest Shortfalls allocated thereto;

      o FIFTH, to pay the holders of the Class A Certificates any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon; and

      o SIXTH, to pay to the holders of the Class CE Certificates and Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

The application of Net Monthly Excess Cash Flow to the payment of principal on the Class A Certificates has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the mortgage loans.

         The pooling and servicing agreement requires that the Net Monthly Excess Cash Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A Certificates to the extent that the Overcollateralization Target Amount exceeds the Overcollateralization Amount as of such distribution date.

         Overcollateralization Reduction Amount: In the event that the Overcollateralization Target Amount is permitted to decrease or "step down" on a distribution date in the future, a portion of the principal that would otherwise be distributed to the holders of the Class A Certificates on such distribution date shall not be distributed to the holders of the Class A Certificates on such distribution date. This has the effect of decelerating principal distributions to the Class A Certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralization Amount. If, on any distribution date, the Excess Overcollateralization Amount is, or, after taking into account all other distributions to be made on such distribution date would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Overcollateralization Target Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Certificates on such distribution date shall instead be distributed to the holders of the Class CE Certificates in an amount equal to the Overcollateralization Reduction Amount for such distribution date.

CERTIFICATE GUARANTY INSURANCE POLICY

         The following summary of the terms of the certificate guaranty insurance policy does not purport to be complete and is qualified in its entirety by reference to the certificate guaranty insurance policy. The following information regarding the certificate guaranty insurance policy has been supplied by the certificate insurer for inclusion in this prospectus supplement.

GLOSSARY OF TERMS

         As used in this section and in the certificate guaranty insurance policy, the following terms shall have the following meanings:

         AGREEMENT - The Pooling and Servicing Agreement, dated as of _________, _____, among the depositor, Carrington Securities, LP and the trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the certificate insurer.

         BUSINESS DAY - Any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the trustee under the Agreement or the certificate insurer is located are authorized or obligated by law or executive order to close.

         DEFICIENCY AMOUNT - For the related Class A Certificates as of any distribution date, (i) any shortfall in amounts available in the Certificate Account to pay interest accrued during the Interest Accrual Period on the Certificate Principal Balance of the Class A Certificates at the applicable Pass-Through Rate, net of any interest shortfalls relating to the Relief Act and any Prepayment Interest Shortfalls allocated to the Class A Certificates, (ii) the principal portion of any Realized Loss allocated to the Class A Certificates and (iii) the Certificate Principal Balance of the Class A Certificates to the extent unpaid on the final distribution date or earlier termination of the trust fund pursuant to the terms of the Agreement. For purposes of determining the Deficiency Amount, the final distribution date will be the distribution date in
____________.

         HOLDER - Any person who is the registered or beneficial owner of any Class A Certificate and who, on the applicable distribution date, is entitled under the terms of the Class A Certificates to payment thereunder.

         INSURED AMOUNT - As of any distribution date, any Deficiency Amount.

         NOTICE - The telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the certificate guaranty insurance policy, the original of which is subsequently delivered by registered or certified mail from the trustee specifying the Insured Amount which shall be due and owing on the applicable distribution date.

         Capitalized terms used in the certificate guaranty insurance policy and not otherwise defined in the certificate guaranty insurance policy shall have the meanings set forth in the Agreement as of the date of execution of the certificate guaranty insurance policy, without giving effect to any subsequent amendment to or modification of the Agreement unless the amendment or modification has been approved in writing by the certificate insurer.

         The certificate insurer, in consideration of the payment of the premium and subject to the terms of the related certificate guaranty insurance policy, thereby unconditionally and irrevocably guarantees to any Holder that an amount equal to each full and complete Insured Amount will be paid to the trustee or its successor, as trustee for the Holders. The certificate insurer's obligations under each certificate guaranty insurance policy for a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are received by the trustee, whether or not such funds are properly applied by the trustee. Insured Amounts shall be paid only at the time set forth in each certificate guaranty insurance policy, and no accelerated Insured Amounts shall be paid regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the certificate insurer. The certificate guaranty insurance policy does not cover any interest shortfalls relating to the Relief Act or Prepayment Interest Shortfalls.

         Notwithstanding the foregoing paragraph, the certificate guaranty insurance policy does not cover shortfalls, if any, attributable to the liability of the trust fund, any REMIC or the trustee for withholding taxes, if any, including interest and penalties in respect of any such liability.

         The certificate insurer will pay any amounts payable under the certificate guaranty insurance policy no later than 12:00 noon, New York City time, on the later of the distribution date on which the related Deficiency Amount, as defined below, is due or the Business Day following receipt in New York, New York on a Business Day of a Notice; provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received is not in proper form or is otherwise insufficient for the purpose of making a claim under the certificate guaranty insurance policy it shall be deemed not to have been received for purposes of this paragraph, and the certificate insurer shall promptly so advise the trustee and the trustee may submit an amended Notice.

         Insured Amounts due under the certificate guaranty insurance policy, unless otherwise stated in the certificate guaranty insurance policy, are to be disbursed by the certificate insurer to the trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Amount.

         The certificate guaranty insurance policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The certificate guaranty insurance policy is not cancelable for any reason. The premium on the certificate guaranty insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the related Class A Certificates.

ALLOCATION OF LOSSES; SUBORDINATION

         Subject to the terms thereof, the certificate guaranty insurance policy will cover all Realized Losses allocated to the Class A Certificates. If payments are not made as required under the certificate guaranty insurance policy, Realized Losses will be allocable to the Class A Certificates based on the following priorities.

         The rights of the holders of the Class CE Certificates to receive distributions will be subordinated, to the extent described in this section, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly distributions of interest and principal and to afford these holders protection against Realized Losses.

         The protection afforded to the holders of the Class A Certificates by means of the subordination of the Class CE Certificates will be accomplished by the preferential right of the holders of the Class A Certificates to receive on any distribution date, distributions in respect of interest and principal, subject to available funds.

         Any Realized Losses on the mortgage loans will be allocated on any distribution date as follows:

      o     FIRST, to the Net Monthly Excess Cash Flow; and

      o SECOND, to the Class CE Certificates , until the Certificate Principal Balance of the Class CE Certificates has been reduced to zero.

[Any remaining Realized Losses will be allocated among all the remaining classes of Class A Certificates on a pro rata basis.] [The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to these certificates, under certain loss scenarios there may not be enough interest and principal on the applicable mortgage loans to distribute to the Class A Certificates all interest and principal amounts to which they are then entitled.]

         Any allocation of a Realized Loss to a certificate will be made by reducing:

      o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, and

      o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

[In addition, any allocation of a Realized Loss to a Class A Certificate may also be made by operation of the payment priority to the Class A Certificates described under "--Principal Distributions on the Class A Certificates" in this prospectus supplement.]

         As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

         As described in the prospectus, in some circumstances the servicer may permit a servicing modification--the modification of a defaulted mortgage loan to reduce the applicable mortgage rate or to reduce its outstanding principal amount. Any principal reduction of this type shall constitute a Realized Loss at the time of the reduction, and the amount by which each monthly payment is reduced by any mortgage rate reduction shall constitute a Realized Loss in the month in which each such reduced monthly payment is due.

         Servicing modification reductions shall be allocated when incurred, as provided above, in the same manner as other Realized Losses as described in this prospectus supplement. Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. No servicing modification will have the effect of reducing the mortgage rate below the sum of the servicing fee rate and the pool strip rate as in effect at the cut-off date. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the Class A Certificates will not be affected by the servicing modification. Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination will be allocated on a pro rata basis among the Class A Certificates and in an aggregate amount equal to the percentage of that loss equal to the then aggregate Certificate Principal Balance of the Class A Certificates divided by the then aggregate Stated Principal Balance of the mortgage loans, in each case subject to the limitations set forth in the pooling and servicing agreement, and the remainder of the Realized Losses will be allocated to the Class CE Certificates.

         An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

         In order to maximize the likelihood of distribution in full of the Interest Distribution Amount and Principal Distribution Amount, on each distribution date, holders of Class A Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class CE and Class R Certificates, to the extent necessary to satisfy the Interest Distribution Amount and Principal Distribution Amount.

         The Special Hazard Amount shall initially be equal to $_______. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal $_______ less the sum of (A) any amounts allocated through subordination relating to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the pooling and servicing agreement.

         The Fraud Loss Amount shall initially be equal to $________. As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal
(X) prior to the third anniversary of the cut-off date an amount equal to ____% of the aggregate principal balance of all of the mortgage loans as of the cut-off date minus the aggregate amounts allocated through Subordination for Fraud Losses up to that date of determination and (Y) from the third to the fifth anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and
(b) ____% of the aggregate principal balance of all of the mortgage loans as of the most recent anniversary of the cut-off date minus (2) the aggregate amounts allocated through subordination for Fraud Losses since the most recent anniversary of the cut-off date up to that date of determination. On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through subordination.

         The Bankruptcy Amount will initially be equal to $___________. As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class CE Certificates through subordination since that anniversary.

         Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the servicer has notified the trustee in writing that:

      o the servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan and

      o     either:

      o the related mortgage loan is not in default with regard to payments due thereunder or

      o delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the servicer.

         The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be further reduced as described in the prospectus under "Subordination."

ADVANCES

         Prior to each distribution date, the servicer is required to make Advances which were due on the mortgage loans on the immediately preceding due date and delinquent on the business day next preceding the related determination date.

         These Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any Advances for reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act or similar legislation or regulations. Any failure by the servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

         All Advances will be reimbursable to the servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class A Certificates; provided, however, that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the servicer out of any funds in the Custodial Account prior to distributions on any of the certificates and the amount of those losses will be allocated as described in this prospectus supplement.

                             THE CERTIFICATE INSURER

         The following information has been supplied by the insurer for inclusion in this prospectus supplement. No representation is made by the depositor, the underwriters or any of their affiliates as to the accuracy or completeness of such information.

                          [                           ]

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yields to maturity on the offered certificates will be primarily affected by the following factors:

      o The rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

      o The allocation of principal payments among the various classes of certificates;

      o     Realized Losses and interest shortfalls on the mortgage loans;

      o     The pass-through rates on the offered certificates; and

      o     The purchase price paid for the offered certificates.

PREPAYMENT CONSIDERATIONS

         For additional considerations relating to the yield on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         The yields to maturity and the aggregate amount of distributions on the Class A Certificates will be affected by the rate and timing of principal payments on the mortgage loans, the amount and timing of mortgagor defaults resulting in Realized Losses and by adjustments to the mortgage rates. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the trust fund. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans by the mortgagors, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yield to investors on the certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the Class A Certificates.

         The amount of Net Monthly Excess Cash Flow may be adversely affected by the prepayment of mortgage loans with higher mortgage rates. Any reduction of this type will reduce the amount of Net Monthly Excess Cash Flow that is available to cover Realized Losses, increase overcollateralization on the related classes of Class A Certificates and cover Prepayment Interest Shortfalls, to the extent and in the manner described in this prospectus supplement. See "Description of the Mortgage Pool--General," "Description of the Certificates--Overcollateralization Provisions" and"--Allocation of Realized Losses" in this prospectus supplement.

         The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement.

         Most of the mortgage loans contain due-on-sale clauses. As described under "Description of the Certificates--Principal Distributions on the Class A Certificates" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans will be allocated among the Class A Certificates[, other than the Lockout Certificates, and during specified periods no principal prepayments on the mortgage loans will be distributed to the Lockout Certificates. Furthermore, if the Certificate Principal Balances of the Class A Certificates[, other than the Lockout Certificates, have been reduced to zero[, the Lockout Certificates may, under some circumstances, receive all mortgagor prepayments made during the preceding calendar month].

         Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or reduced documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the prospectus.

REALIZED LOSSES AND INTEREST SHORTFALLS

         The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the offered certificates could significantly affect the yield to an investor in the offered certificates.

         The periodic increase in interest paid by the mortgagor of a Buy-Down Mortgage Loan may increase the risk of default with respect to the related mortgage loan. See "The Trusts--The Mortgage Loans" and "Yield Considerations" in the prospectus.

         The amount of interest otherwise payable to holders of the Class A Certificates will be reduced by any interest shortfalls to the extent not covered by subordination or the servicer, including Prepayment Interest Shortfalls. These shortfalls will not be offset by a reduction in the servicing fees payable to the servicer or otherwise, except as described in this prospectus supplement with respect to some Prepayment Interest Shortfalls. See "Yield Considerations" in the prospectus and "Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the Class A Certificates and possible shortfalls in the collection of interest.

         The yield to investors in the Class A Certificates will be affected by Prepayment Interest Shortfalls allocable thereto in the month preceding any distribution date to the extent that those shortfalls exceed the amount offset by the servicer. See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

PURCHASE PRICE

         In addition, the yield to maturity on each class of the Class A Certificates will depend on, among other things, the price paid by the holders of the Class A Certificates and the related pass-through rate. The extent to which the yield to maturity of any Class A Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of Class A Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of Class A Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

ALLOCATION OF PRINCIPAL PAYMENTS

         [LOCKOUT CERTIFICATES: Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any distributions of payments of principal prior to the distribution date occurring in _________, unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the weighted average life of the Lockout Certificates will be longer than would otherwise be the case. The effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Class A Certificates entitled to principal distributions.]

         ASSUMED FINAL DISTRIBUTION DATE: The assumed final distribution date with respect to each class of the Class A Certificates is _____________ 25, ________, which is the distribution date immediately following the latest scheduled maturity date for any mortgage loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

         WEIGHTED AVERAGE LIFE: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security assuming no losses. The weighted average life of the Class A Certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         [Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the prepayment speed assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of [0.20]% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional [0.20]% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans , [100]% PSA assumes a constant prepayment rate of [6]% per annum each month. As used in the table below, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "100% PSA" and " __% PSA" assumes prepayment rates equal to 100% of PSA and __% of PSA, respectively, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans , including the mortgage loans.]

         The table captioned "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PSA" has been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the Mortgage loans that are expected to be included in the trust fund as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance. The table assumes, among other things, that: (i) as of the date of issuance of the Class A Certificates, the mortgage loans have the following characteristics:

                                          DISCOUNT               NON-DISCOUNT
                                       MORTGAGE LOANS           MORTGAGE LOANS
                                      ---------------          ----------------
Aggregate principal balance              $_____                     $_____
Weighted average mortgage rate             __%                        __%
Weighted average servicing fee rate        __%                        __%
Weighted average original term to
maturity (months)
Weighted average remaining term to
maturity (months)

         (ii) the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity; (iii) none of the unaffiliated sellers, the servicer or the depositor will repurchase any mortgage loan, as described under "The Trusts--The Mortgage Loans" and "Description of the Certificates--Assignment of Mortgage Loans" in the prospectus, and none of the majority holder of the Class CE Certificates, the servicer nor the depositor exercises any option to purchase the mortgage loans and thereby cause a termination of the trust fund; (iv) there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the table; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) payments on the certificates will be received on the 25th day of each month, commencing in _______________, _______; (vii) payments on the mortgage loans earn no reinvestment return; (viii) there are no additional ongoing trust fund expenses payable out of the trust fund; and (ix) the certificates will be purchased on _______________, _______. Clauses (i) through (ix) above are collectively referred to as the structuring assumptions.

         The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of PSA until maturity or that all of the mortgage loans will prepay at the same level of PSA. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Class A Certificates.

         In accordance with the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of Class A Certificates, and sets forth the percentages of the initial Certificate Principal Balance of each class of Class A Certificates that would be outstanding after each of the distribution dates at the various percentages of PSA shown.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PSA

                          Class A-1                       Class A-2          Class A-3 DISTRIBUTION DATE
__%       __%     __%     __%     __%     __%     __%     __%    __% Initial Percentage

Weighted Average Life
in Years (**)

o        Indicates a number that is greater than zero but less than 0.5%.

o        (Table continued on next page.)

** The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction of the Certificate Principal Balance described in (i) above.

         This table has been prepared based on the structuring assumptions, including the assumptions relating to the characteristics and performance of the mortgage loans , which differ from their actual characteristics, and should be read in conjunction therewith.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued under a pooling and servicing agreement dated as of ______, _________, among the depositor, the servicer, and __________, as trustee. Reference is made to the prospectus for important information in addition to that described in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the Class A Certificates. The trustee will appoint ____________________to serve as custodian in connection with the certificates. The Class A Certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Taconic Asset Acceptance Company, L.L.C., Nine Greenwich Office Park, Greenwich, Connecticut 06831.

                  THE SERVICER

         ___________, a ____________ corporation will act as servicer for the certificates under the pooling and servicing agreement. The servicer [, a wholly-owned subsidiary of _________,] [is engaged in the mortgage banking business and originates, purchases sells and services mortgage loans. _________ primarily originates mortgage loans through a branch system consisting of ____________ offices in ____ states, and through mortgage loan brokers.]

         The executive offices of the servicer are located at __________, telephone number (__) _______.

                                                        [SERVICER] SERVICING PORTFOLIO

                                                        DELINQUENCIES AND FORECLOSURES
                            ---------------------------------------------------------------------------------------
                                      AS OF DECEMBER 31, 2004                        AS OF [____], 2005
                            ---------------------------------------------------------------------------------------
                                                            PERCENT BY                                  PERCENT BY
                               NUMBER        PRINCIPAL      PRINCIPAL      NUMBER                       PRINCIPAL
                              OF LOANS        BALANCE        BALANCE      OF LOANS  PRINCIPAL BALANCE    BALANCE
                            -------------    ---------      ----------    --------  -----------------   ----------
Current Loans..............
Period of Delinquency......
     30 to 59 days.........
     60 to 89 days.........
     90 days or more.......
Foreclosures...............
Real Estate Owned..........
Total Portfolio............

         [The loss and delinquency experience of the servicer, as shown in the table above, reflects a stable, consistently managed servicing operation. Loss and delinquency levels during these periods were consistently within the ranges anticipated by management. There can be no assurance that the experience shown in the above tables will be indicative of future loss and delinquency experience of the total portfolio, or of the mortgage loans in the trust.]

         There can be no assurance that factors beyond [Servicer]'s control, including weakening national or local economic conditions, higher interest rates, higher unemployment rates, a decline in the availability of refinancing, or downturns in real estate markets, will not result in increased rates of delinquencies and foreclosure losses in the future. A general deterioration of the real estate market in regions where the mortgaged properties are located may result in higher delinquencies, delays in foreclosure and lower sales prices with higher losses upon liquidation. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans, causing an increase in delinquencies and higher net losses on liquidated loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the servicer in respect of its servicing activities for the certificates will consist of the servicing fee. The servicing fee will accrue at the Servicing Fee Rate on the aggregate principal balance of the mortgage loans. As additional servicing compensation, the servicer will be entitled to retain all assumption fees, late payment charges and other miscellaneous servicing fees, and any interest or other income earned on funds held in the collection account and any escrow accounts.

         The servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage pool incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement and is entitled to reimbursement for these expenses as provided in the pooling and servicing agreement. See "The pooling and Servicing Agreement" in the prospectus for information regarding expenses payable by the servicer and "Federal Income Tax Consequences" herein regarding certain taxes payable by the servicer.

VOTING RIGHTS

         There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust fund and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. __% of all voting rights will be allocated among all holders of the Class A Certificates, __% of all voting rights will be allocated among all holders of the Class R Certificates and __% of all voting rights will be allocated among all holders of the Class CE Certificates, respectively, in each case in proportion to the percentage interests evidenced by their respective certificates. The pooling and servicing agreement may be amended without the consent of the holders of the Residual Certificates in specified circumstances.

TERMINATION

         The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the Class A Certificates are described in "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the prospectus. The [servicer] [majority holder of the Class CE Certificates (unless such holder is the seller or an affiliate of the Seller)] will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than [10]% of the aggregate principal balance of the mortgage loans as of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust fund, thereby effecting early retirement of the Class A Certificates or to purchase, in whole but not in part, the certificates. Any such purchase of mortgage loans and other assets of the trust fund shall be made at a price equal to the sum of
(a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed.

         Distributions on the certificates relating to any optional termination will be paid, first, to the Class A Certificates and second, to the Class CE Certificates in the order of their payment priority. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus the sum of interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Promptly after the purchase of such certificates, the servicer shall terminate the trust in accordance with the terms of the pooling and servicing agreement.

         Upon presentation and surrender of the Class A Certificates in connection with the termination of the trust fund or a purchase of certificates under the circumstances described in the two preceding paragraphs, the holders of the Class A Certificates will receive an amount equal to the Certificate Principal Balance of that class plus interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, plus any previously unpaid Accrued Certificate Interest. However, distributions to the holders of the most subordinate class of certificates outstanding will be reduced, as described in the preceding paragraph, in the case of the termination of the trust fund resulting from a purchase of all the assets of the trust fund.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         ________________, counsel to the depositor, has filed with the depositor's registration statement an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust fund will qualify as a REMIC under the Internal Revenue Code.

         For federal income tax purposes:

      o the Class R Certificates will constitute the sole class of "residual interests" in the REMIC and

      o each class of Class A Certificates and the Class CE Certificates will represent ownership of "regular interests" in the REMIC and generally will be treated as debt instruments of the REMIC

         See "Material Federal Income Tax Consequences--REMICs" in the prospectus.

         For federal income tax purposes, the Class ______________ Certificates will, [the Class __________ Certificates may] [and all other Classes of Class A Certificates will not] be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to __% PSA. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus. The use of a zero prepayment assumption may be required in calculating the amortization of premium.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

         In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the servicer in preparing reports to the certificateholders and the IRS.

         Some of the classes of Class A Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the prospectus.

         The Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code to the extent that the Class A Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the Class A Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in Class A Certificates that will be treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the servicer or the depositor to repurchase the Class A Certificates may adversely affect any REMIC that holds the Class A Certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the prospectus.

         For further information regarding federal income tax consequences of investing in the Class A Certificates, see "Material Federal Income Tax Consequences--REMICs" in the prospectus.

                             METHOD OF DISTRIBUTION

         In accordance with the terms and conditions of an underwriting agreement, dated _____,_____ will serve as underwriter and has agreed to purchase and the depositor has agreed to sell the Class A Certificates. The certificates being sold to the underwriter are referred to as the underwritten certificates. It is expected that delivery of the underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC.

         In connection with the underwritten certificates, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the underwritten certificates if any of its underwritten certificates are purchased thereby.

         The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the underwritten certificates are subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Commission.

         The distribution of the underwritten certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates, before deducting expenses payable by the depositor, will be approximately __% of the aggregate Certificate Principal Balance of the underwritten certificates plus accrued interest thereon from the cut-off date.

         The underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

         The Class CE Certificates[,] [and] [Class R Certificates] may be offered by the depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for these certificates. Proceeds to the depositor from any sale of the Class CE Certificates[,] [and] [Class R Certificates] will equal the purchase price paid by their purchaser, net of any expenses payable by the depositor and any compensation payable to any underwriter or agent.

         There is currently no secondary market for the Class A Certificates. The underwriter intends to make a secondary market in the underwritten certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The Class A Certificates will not be listed on any securities exchange.

         The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Class A Certificates. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Class A Certificates will be available on an ongoing basis. The limited nature of this information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

         This prospectus supplement and the accompanying prospectus may be used by _____________, [an affiliate of the depositor], in connection with offers and sales related to market-making transactions in the offered certificates. In these market-making transactions, ____________, may act as a principal or an agent. The sales will be at negotiated prices determined at the time of sale.

                                 LEGAL OPINIONS

         Certain legal matters relating to the certificates will be passed upon for the depositor by , ___________________, _________________ and for the
underwriter by ,________________________, _________________.

                                     EXPERTS

         The consolidated financial statements of [insurer] ____________ [and subsidiaries], as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2004 are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of _________, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of __________ as experts in accounting and auditing.

                                     RATINGS

         It is a condition of the issuance of the Class A Certificates that they be rated "[AAA]" by _______________________ and _________________________.

         [_________________ `s ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. _________________ `s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. ___________________'s rating on the certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgage s. See "Certain Yield and Prepayment Considerations" in this prospectus supplement. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls.]

          [The ratings assigned by ___________ to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. ____________'s ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. ____________'s ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans . In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls.]

         The depositor has not requested a rating on the Class A Certificates by any rating agency other than ___________ and _______________. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates by ___________ and __________.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Class A Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Class A Certificates.

                                LEGAL INVESTMENT

         The Class A Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         One or more classes of the Class A Certificates may be viewed as "complex securities" under TB13a, which applies to thrift institutions regulated by the OTS.

         The depositor makes no representations as to the proper characterization of any class of the Class A Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Class A Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Class A Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Class A Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

         [Insert ERISA disclosure]

                    TACONIC ASSET ACCEPTANCE COMPANY, L.L.C.



                                $_______________



                         CARRINGTON MORTGAGE LOAN TRUST

             SERIES 20__-___ ASSET BACKED PASS-THROUGH CERTIFICATES



                              PROSPECTUS SUPPLEMENT



                              [NAME OF UNDERWRITER]



YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______,____.

PROSPECTUS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES

TACONIC ASSET ACCEPTANCE COMPANY, L.L.C.
Depositor


The depositor may periodically form separate trusts to issue certificates in series, secured by assets of that trust.

OFFERED CERTIFICATES       The certificates in a series will represent interests
                           in a trust and will be paid ONLY from the assets of that trust. Each series may include multiple classes of certificates with differing payment terms and priorities. Credit enhancement will be provided for all offered certificates.

MORTGAGE COLLATERAL        Each trust will consist primarily of:

                           o mortgage loans secured by first or junior liens on one- to four-family residential properties;

                           o mortgage loans secured by first or junior liens on mixed-use properties; or

                           o mortgage securities and whole or partial participations in mortgage loans.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  July __, 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the certificates in two separate documents that provide progressively more detail:

         o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

         o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information," "Reports to Certificateholders" and "Incorporation of Certain Information by Reference." You can request information incorporated by reference from Taconic Asset Acceptance Company, L.L.C. by calling us at (203) 661-6186 or writing to us at Nine Greenwich Office Park, Greenwich, Connecticut 06831. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

                                TABLE OF CONTENTS

                                                     PAGE
INTRODUCTION...........................................5
THE TRUSTS.............................................5
         General ......................................5
         The Mortgage Loans............................8
         The Mortgaged Properties.....................13
         Loan-to-Value Ratio..........................15
         Underwriting Policies........................16
         The Agency Securities........................16
         Mortgage Collateral Sellers..................18
         Representations With Respect to Mortgage
         Collateral...................................18
         Repurchases of Mortgage Collateral...........20
         Limited Right of Substitution................22
DESCRIPTION OF THE CERTIFICATES.......................23
         General......................................23
         Form of Certificates.........................24
         Assignment of Mortgage Loans.................27
         Review of Mortgage Loan Documents............29
         Assignment of Mortgage Securities............29
         Spread   ....................................29
         Payments on Mortgage Collateral..............30
         Withdrawals From the Custodial Account.......34
         Distributions................................35
         Example of Distributions.....................37
         Advances.....................................38
         Prepayment Interest Shortfalls...............40
         Funding Account..............................40
         Reports to Certificateholders................40
         Servicing and Administration of Mortgage
           Collateral.................................42
         Realization Upon Defaulted Mortgage Loans....45
DESCRIPTION OF CREDIT ENHANCEMENT.....................48
         General......................................48
         Letters of Credit............................50
         Subordination................................50
         Overcollateralization and Excess Cash Flow...52
         Mortgage Pool Insurance Policies and
           Mortgage Insurance Policies................53
         Special Hazard Insurance Policies............55
         Bankruptcy Bonds.............................56
         Reserve Funds................................56
         Certificate Insurance Policies; Surety
           Bonds......................................57
         Maintenance of Credit Enhancement............57
         Reduction or Substitution of Credit
           Enhancement................................58
OTHER FINANCIAL OBLIGATIONS RELATED TO THE
  CERTIFICATES........................................59
         Swaps and Yield Supplement Agreements........59
         Purchase Obligations.........................60
INSURANCE POLICIES ON MORTGAGE LOANS..................60
         Primary Insurance Policies...................60
         Standard Hazard Insurance on Mortgaged
           Properties.................................63
THE DEPOSITOR.........................................64
THE SERVICER..........................................65
THE POOLING AND SERVICING AGREEMENT...................65
         Events of Default............................67
         Rights Upon Event of Default.................68
         Amendment....................................69
         Termination; Retirement of Certificates......70
         The Trustee..................................72
YIELD CONSIDERATIONS..................................72
MATURITY AND PREPAYMENT CONSIDERATIONS................77
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS...............81
         The Mortgage Loans...........................81
         Environmental Legislation....................91
         Servicemembers Civil Relief Act..............92
         Default Interest and Limitations on
           Prepayments................................93
         Forfeitures in Drug and RICO Proceedings.....94
         Negative Amortization Loans..................94
MATERIAL FEDERAL INCOME TAX CONSEQUENCES..............94
         General......................................94
         REMICs.......................................95
STATE AND OTHER TAX CONSEQUENCES.....................117
CERTAIN ERISA CONSIDERATIONS.........................118
         Plan Asset Regulation.......................118
         Underwriter Exemption.......................118
         Consultation With Counsel...................127
LEGAL INVESTMENT MATTERS.............................127
USE OF PROCEEDS......................................129
METHODS OF DISTRIBUTION..............................130
LEGAL MATTERS........................................131
FINANCIAL INFORMATION................................131
ADDITIONAL INFORMATION...............................131
REPORTS TO CERTIFICATEHOLDERS........................132
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE....132
GLOSSARY.............................................134

                                  INTRODUCTION

         The pass-through certificates offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the depositor or any other entity specified in the accompanying prospectus supplement, in a trust consisting primarily of a segregated pool of mortgage loans, acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer as specified in the accompanying prospectus supplement, or a trust agreement between the depositor and trustee as specified in the accompanying prospectus supplement.

                                   THE TRUSTS

GENERAL

         The mortgage loans and other assets described in this prospectus under "The Trusts--The Mortgage Loans" and in the accompanying prospectus supplement will be held in a trust for the benefit of the holders of the related series of certificates as described in this section and in the accompanying prospectus supplement. These assets will be evidenced by promissory notes, or mortgage notes, that are secured by the following:

         o    mortgages;

         o    deeds of trust;

         o other similar security instruments creating a first or junior lien on one- to four-family residential properties and Mixed-Use Properties; or

         o whole or partial participations in the mortgage loans, which may include mortgage pass-through certificates, known as mortgage securities, including Agency Securities, evidencing interests in mortgage loans.

Unless the context indicates otherwise, mortgage collateral includes mortgage loans.

         As specified in the accompanying prospectus supplement, the mortgaged properties will primarily include any combination of the following:

         o    attached or detached one-family dwelling units;

         o    two- to four-family dwelling units;

         o    condominiums;

         o    townhouses and row houses;

         o    individual units in planned-unit developments;

         o    modular pre-cut/panelized housing;

         o    manufactured homes;

         o    Mixed-Use Properties; and

         o the fee, leasehold or other interests in the underlying real property.

The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and may include vacation, second and non-owner-occupied homes.

         The prospectus supplement with respect to a series will describe the specific manner in which certificates of that series issued under a particular pooling and servicing agreement or trust agreement will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement or trust agreement. A trust will consist of, to the extent provided in the related pooling and servicing agreement or trust agreement:

         o mortgage loans and the related mortgage documents or interests in them, including any mortgage securities, underlying a particular series of certificates as from time to time are subject to the pooling and servicing agreement or trust agreement, exclusive of, if specified in the accompanying prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

         o assets including all payments and collections derived from the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the Custodial Account and in the related Certificate Account;

         o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

         o hazard insurance policies and primary insurance policies, if any, and portions of the related proceeds; and

         o any combination, as and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, certificate insurance policy, surety bond or other type of credit enhancement as described under "Description of Credit Enhancement."

         The accompanying prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

         Each mortgage loan will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor from any of the following sources:

         o either directly or through its affiliates, any of which affiliates we sometimes refer to as an "Affiliated Intermediary Seller";

         o    sellers who are affiliates of the depositor; or

         o savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor, all as described in the accompanying prospectus supplement.

The mortgage collateral sellers may include state or local government housing finance agencies. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from sellers other than an Affiliated Intermediary Seller, the accompanying prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans are as described in the accompanying prospectus supplement. No more than five percent (5%) of the mortgage loans by aggregate principal balance as of the cut-off date will have characteristics that materially deviate from those characteristics described in the accompanying prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in a mortgage pool at that time.

         The mortgage loans may also be delivered directly to the depositor in a Designated Seller Transaction. Those certificates may be sold in whole or in part to any seller identified in the accompanying prospectus supplement in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The accompanying prospectus supplement for a Designated Seller Transaction will include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. None of the depositor, Carrington Securities, LP or any of their affiliates will make any representation or warranty with respect to the mortgage loans sold in a Designated Seller Transaction, or any representation as to the accuracy or completeness of the information provided by the seller.

         If specified in the accompanying prospectus supplement, the trust underlying a series of certificates may include mortgage securities, including Agency Securities. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts. As specified in the accompanying prospectus supplement, the mortgage securities will primarily be similar to certificates offered hereunder. The Agency Securities may have been guaranteed and/or issued by the Governmental National Mortgage Association, known as Ginnie Mae, or issued by the Federal Home Loan Mortgage Corporation, known as Freddie Mac, or the Federal National Mortgage Association, known as Fannie Mae. As to any series of certificates, the accompanying prospectus supplement will include a description of the mortgage securities and any related credit enhancement, and the mortgage loans underlying those mortgage securities will be described together with any other mortgage loans included in the mortgage pool relating to that series. As to any series of certificates, as used in this prospectus a mortgage pool includes the related mortgage loans underlying any mortgage securities.

         Any mortgage securities underlying any certificate:

         o    either:

                  o will have been previously registered under the Securities Act of 1933, as amended, or

                  o will be eligible for sale under Rule 144(k) under the Securities Act of 1933, as amended; and

         o will be acquired in secondary market transactions from persons other than the issuer or its affiliates.

Alternatively, if the mortgage securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the mortgage securities will be registered under the Securities Act of 1933, as amended, at the same time as the certificates.

         For any series of certificates backed by mortgage securities, the entity that administers the mortgage securities may be referred to as the manager, if stated in the accompanying prospectus supplement. References in this prospectus to Advances to be made and other actions to be taken by the master servicer or servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the mortgage securities. Each certificate will evidence an interest in only the related mortgage pool and corresponding trust, and not in any other mortgage pool or trust.

         The accompanying prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans included in the related trust as of the cut-off date. A Current Report on Form 8-K will be available on request to holders of the related series of certificates and will be filed, together with the related pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. If mortgage loans are added to or deleted from the trust after the date of the accompanying prospectus supplement, that addition or deletion will be noted in the Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

THE MORTGAGE LOANS

         As described in the accompanying prospectus supplement, the mortgage loans may be of one or more of the following types, and may include one or more of the following characteristics:

         o    GPM Loans;

         o    Buy-Down Mortgage Loans;

         o    adjustable-rate mortgage loans, or ARM loans;

         o    fixed-rate mortgage loans;

         o    actuarial loans;

         o    Homeownership Act Loans;

         o    Interest Only Loans;

         o    Convertible Mortgage Loans;

         o    delinquent loans;

         o    seasoned mortgage loans;

         o    mortgage loans that have been modified;

         o mortgage loans that provide for payment every other week during the term of the mortgage loan;

         o mortgage loans that provide for the reduction of the interest rate based on the payment performance of the mortgage loans;

         o    mortgage loans that experience negative amortization; and

         o    Balloon Loans.

         The mortgage loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first or junior lien on or other interests in the related mortgaged properties. The mortgage loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable-rate mortgage loans to fixed-rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. If a mortgage loan is a modified mortgage loan, references to origination typically shall refer to the date of modification. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or at any time thereafter.

         The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the certificates of a series. The assignment of the mortgage loans to the trustee will be without recourse. See "Description of the Certificates--Assignment of Mortgage Loans."

INTEREST ONLY LOANS

         As specified in the prospectus supplement, a pool may include Interest Only Loans. Interest Only Loans generally require that a borrower make monthly payments of accrued interest, but not principal, for a predetermined period following origination (commonly referred to as an "interest-only period"). After the interest-only period, the borrower's monthly payment generally will be recalculated to cover both interest and principal so that the Interest Only Loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the borrower may not be able to pay the increased amount and may default or refinance the Interest Only Loan to avoid the higher payment. Because no scheduled principal payments are required to be made during the interest only period, the related offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the borrower were required to make monthly payments of interest and principal from origination. In addition, because a borrower is not required to make scheduled principal payments during the interest only period, the principal balance of an Interest Only Loan may be higher than the principal balance of a similar mortgage loan that requires payment of principal and interest throughout the entire term of the mortgage loan, and a higher principal balance may result in a greater loss upon the liquidation of an Interest Only Loan due to a default.

MODIFIED MORTGAGE LOANS

         The modifications made on mortgage loans may include conversions from an adjustable to a fixed mortgage rate (discussed below) or other changes in the related mortgage note. If a mortgage loan is a modified mortgage loan, references to origination typically shall be deemed to be references to the date of modification.

BALLOON LOANS

         As specified in the prospectus supplement, a pool may include Balloon Loans. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. For Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. None of the depositor, the master servicer or servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

PREPAYMENT CHARGES ON THE MORTGAGE LOANS

         In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a material portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or servicer or another entity identified in the accompanying prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the certificates unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments."

"EQUITY REFINANCE" AND "RATE AND TERM REFINANCE" MORTGAGE LOANS

         Some of the mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds, net of related costs incurred by the mortgagor, are used to refinance an existing mortgage loan or loans, which may include a junior lien, primarily in order to change the interest rate or other terms of the existing mortgage loan.

ARM LOANS

         As described in the accompanying prospectus supplement, ARM loans will provide for a fixed initial mortgage rate until the first date on which the mortgage rate is to be adjusted. After this date, the mortgage rate may adjust periodically, subject to any applicable limitations, based on changes in the relevant index, to a rate equal to the index plus the Gross Margin. The initial mortgage rate on an ARM loan may be lower than the sum of the then-applicable index and the Gross Margin for the ARM loan. The index or indices for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

         o the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

         o the weekly auction average investment yield of U.S. Treasury bills of various maturities;

         o the daily bank prime loan rate as quoted by financial industry news sources;

         o the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

         o the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the accompanying prospectus supplement; or

         o the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

         ARM loans have features that provide different investment considerations than fixed-rate mortgage loans. Adjustable mortgage rates can cause payment increases that may exceed some mortgagors' capacity to cover such payments. An ARM loan may provide that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

NEGATIVELY AMORTIZING ARM LOANS

         Certain ARM loans may be subject to negative amortization from time to time prior to their maturity. Negative amortization may result from either the adjustment of the mortgage rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In the first case, negative amortization results if an increase in the mortgage rate occurs prior to an adjustment of the scheduled payment on the related mortgage loan and such increase causes accrued monthly interest on the mortgage loan to exceed the scheduled payment. In the second case, negative amortization results if an increase in the mortgage rate causes accrued monthly interest on a mortgage loan to exceed the limit on the size of the scheduled payment on the mortgage loan. If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the mortgage loans is added to the principal balance of the ARM loan and is to be repaid from future scheduled payments.

         Negatively amortizing ARM loans do not provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. Investors should be aware that a junior mortgage loan may be subordinate to a negatively amortizing senior mortgage loan. An increase in the principal balance of such senior mortgage loan may cause the sum of the outstanding principal balance of the senior mortgage loan and the outstanding principal balance of the junior mortgage loan to exceed the sum of such principal balances at the time of origination of the junior mortgage loan. The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization and the percentage of any junior mortgage loans that are subordinate to any related senior mortgage loan that allows for negative amortization.

CONVERTIBLE MORTGAGE LOANS

         On any conversion of a Convertible Mortgage Loan, either the depositor will be obligated to repurchase or the master servicer or servicer, the applicable subservicer or a third party will be obligated to purchase the converted mortgage loan. Alternatively, if specified in the accompanying prospectus supplement, the depositor, the master servicer or servicer or another party may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. If any party obligated to purchase any converted mortgage loan fails to do so, or if any remarketing agent fails either to arrange for the sale of the converted mortgage loan or to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed-rate and adjustable-rate mortgage loans.

BUY-DOWN MORTGAGE LOANS

         In the case of Buy-Down Mortgage Loans, the monthly payments made by the mortgagor during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

         o Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

         o if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

         o additional buy-down funds to be contributed over time by the mortgagor's employer or another source.

ACTUARIAL LOANS

         Monthly payments made by or on behalf of the borrower for each loan, in most cases, will be one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal. This is known as an actuarial loan.

DELINQUENT LOANS

         Some mortgage pools may include mortgage loans that are one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a trust. The accompanying prospectus supplement will set forth the percentage of mortgage loans that are so delinquent. Delinquent mortgage loans are more likely to result in losses than mortgage loans that have a current payment status.

PERFORMANCE MORTGAGE LOANS

         Some mortgage pools may include mortgage loans that provide that the mortgagor may qualify for one or more permanent reductions in the note rate on the mortgagor's mortgage note. If applicable, the accompanying prospectus supplement will set forth the requirements the mortgagor must satisfy to qualify to obtain a performance mortgage loan.

THE MORTGAGED PROPERTIES

         The mortgaged properties may consist of detached individual dwellings, individual or adjacent condominiums, townhouses, duplexes, row houses, modular pre-cut/panelized housing, individual units or two-to four-unit dwellings in planned unit developments, two- to four-family dwellings, Mixed-Use Properties and other attached dwelling units. Each mortgaged property will be located on land owned in fee simple by the mortgagor or, if specified in the accompanying prospectus supplement, land leased by the mortgagor. Attached dwellings may include structures where each mortgagor owns the land on which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease. See "Certain Legal Aspects of Mortgage Loans."

         Mortgage loans secured by Mixed-Use Property, or mixed-use mortgage loans, will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on fee simple or leasehold interests in Mixed-Use Property. The mixed-use mortgage loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Under an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived from the lease to the related lender, while retaining a right to collect the rents for so long as there is no default. If the mortgagor defaults, the right of the mortgagor terminates and the related lender is entitled to collect the rents from tenants to be applied to the payment obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.

         Mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Mixed-use real estate lending typically involves larger loans to single mortgagors or groups of related mortgagors than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income-producing properties is typically dependent on the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property.

         The mortgaged properties may be owner-occupied or non-owner-occupied and may include vacation homes, second homes and investment properties. The percentage of mortgage loans that are owner-occupied will be disclosed in the accompanying prospectus supplement. The basis for any statement that a given percentage of the mortgage loans are secured by mortgage properties that are owner-occupied will be one or more of the following:

         o the making of a representation by the mortgagor at origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence;

         o a representation by the originator of the mortgage loan, which may be based solely on the above clause; or

         o the fact that the mailing address for the mortgagor is the same as the address of the mortgaged property.

Any representation and warranty in the related pooling and servicing agreement regarding owner-occupancy may be based solely on that information. Mortgage loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

LOAN-TO-VALUE RATIO

         In the case of mortgage loans made to finance the purchase of the mortgaged property, the Loan-to-Value Ratio, or LTV ratio, is the ratio, expressed as a percentage, of the principal balance of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property.

         In the case of some mortgage loans made to refinance non-purchase mortgage loans or modified or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal balance of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no appraisal has been obtained, to the lesser of (1) the appraised value or other valuation of the related mortgaged property determined at origination of the loan to be refinanced, modified or converted and (2) the sale price of the related mortgaged property. In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation. An automated valuation evaluates, through the use of computer models, various types of publicly-available information, such as recent sales prices for similar homes within the same geographic area and within the same price range. In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property. Appraised values may be determined by either:

         o    a statistical analysis

         o    a broker's price opinion, or

         o an automated valuation, drive-by appraisal or other certification of value.

         Some of the mortgage loans which are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination.

         With respect to any junior mortgage loan, the combined LTV ratio, or CLTV ratio, usually will be the ratio, expressed as a percentage, of the sum of the cut-off date principal balance of the junior mortgage loan and the principal balance of any related mortgage loans that constitute liens senior or subordinate to the lien of the junior mortgage loan on the related mortgaged property, at the time of the origination of the junior mortgage loan, or, in some cases, at the time of an appraisal subsequent to origination, to the lesser of (1) the appraised value of the related mortgaged property determined in the appraisal used in the origination of the junior mortgage loan, or the value determined in an appraisal obtained subsequent to origination, and (2) in some cases, the sales price of the mortgaged property. With respect to each junior mortgage loan, the junior mortgage ratio in most cases will be the ratio, expressed as a percentage, of the cut-off date principal balance of the junior mortgage loan to the sum of the cut-off date principal balance of the junior mortgage loan and the principal balance of any mortgage loans senior or subordinate to the junior mortgage loan at the time of the origination of the junior mortgage loan.

UNDERWRITING POLICIES

         The mortgage loans will be acquired by the depositor, either directly or through affiliates, from affiliated or unaffiliated sellers. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement. Each mortgage collateral seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans.

         Underwriting standards are applied by or on behalf of a lender to evaluate the mortgagor's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

         The maximum loan amount will vary depending upon a mortgagor's Credit Score and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low LTV ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

THE AGENCY SECURITIES

GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

         Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, referred to in this prospectus as the Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the Federal Housing Administration, known as FHA, a division of HUD, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration, known as VA, under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

GINNIE MAE SECURITIES

         In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage- backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

FEDERAL HOME LOAN MORTGAGE CORPORATION

         Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac securities. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet certain standards described in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type that generally meets the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding Freddie Mac and Freddie Mac securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

FREDDIE MAC SECURITIES

         In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except with respect to any stripped mortgage- backed securities issued by Freddie Mac. Each such pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multi-family residential properties. The characteristics of any Freddie Mac securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

         Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See "Additional Information" for the availability of further information respecting Fannie Mae and Fannie Mae securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

FANNIE MAE SECURITIES

         In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae securities will consist of fixed, variable or adjustable-rate conventional mortgage loans or fixed-rate FHA loans or VA loans. Such mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

MORTGAGE COLLATERAL SELLERS

         The mortgage collateral to be included in a trust will be purchased by the depositor directly or indirectly, through an Affiliated Intermediary Seller, from mortgage collateral sellers that may be banks, savings and loan associations, mortgage bankers, investment banking firms, insurance companies, the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor. The mortgage collateral sellers may be affiliates of the depositor. Such purchases may occur by one or more of the following methods:

         o one or more direct or indirect purchases from unaffiliated sellers, which may occur simultaneously with the issuance of the certificates or which may occur over an extended period of time; or

         o    one or more purchases from affiliated sellers.

         Mortgage loans may be purchased under agreements relating to ongoing purchases of mortgage loans by an Affiliated Intermediary Seller. The prospectus supplement for a series of certificates will disclose the method or methods used to acquire the mortgage collateral for the series. The depositor may issue one or more classes of certificates to a mortgage collateral seller as consideration for the purchase of the mortgage collateral securing such series of certificates, if so described in the accompanying prospectus supplement.

REPRESENTATIONS WITH RESPECT TO MORTGAGE COLLATERAL

         Each mortgage loan seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans sold by such mortgage loan seller. Such representations and warranties include, unless otherwise provided in the related prospectus supplement, among other things:

         o that any required hazard insurance was effective at the origination of each mortgage loan, and that each such policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

         o that, in the case of single-family loans and multifamily loans, either (i) title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of each mortgage loan and such policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or (ii) if the mortgaged property securing any mortgage loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to such permissible exceptions set forth therein, the first lien status of the mortgage;

         o that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

         o that each mortgage constituted a valid first lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from damage and was in good repair; and

         o that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of such mortgage loan seller, the identity of such person will be specified in the related prospectus supplement. Any person making representations and warranties on behalf of a mortgage loan seller shall be an affiliate thereof or such other person acceptable to the depositor having knowledge regarding the subject matter of such representations and warranties.

         All of the representations and warranties made by or on behalf of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which such mortgage loan seller sold the mortgage loan to or on behalf of the depositor or to an Affiliated Intermediary Seller. In the case of the sale of mortgage loans by a mortgage loan seller to an Affiliated Intermediary Seller, some or all of such representations and warranties may be reconstituted by such mortgage loan seller as of the date on which the Affiliated Intermediary Seller sold such mortgage loans to the depositor. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in such mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any such representation or warranty that materially adversely affects the interests of the certificateholders in the mortgage loan, a designated seller or the mortgage loan seller will be obligated to cure such breach or repurchase or substitute for the affected mortgage loan as described below. Since the representations and warranties made by or on behalf of such mortgage loan seller do not address events that may occur following the sale and/or reconstitution, as applicable, of a mortgage loan by such mortgage loan seller, it will have a cure, repurchase or substitution obligations in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date of such sale and/or reconstitution, as applicable. A mortgage loan seller would have no such obligations if the relevant event that causes such breach occurs after the date of such sale and/or reconstitution, as applicable. However, the depositor will not include any mortgage loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

         The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of such mortgage loan by the mortgage loan seller to or on behalf of the depositor will be certain limited representations of the depositor and of the master servicer or servicer described below under "Description of the Certificates--Assignment of Mortgage Loans". If the master servicer or servicer is also a mortgage loan seller with respect to a particular series, such representations will be in addition to the representations and warranties made by the master servicer or servicer in its capacity as a mortgage loan seller.

REPURCHASES OF MORTGAGE COLLATERAL

         If a designated seller or the mortgage collateral seller cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to an item of mortgage collateral within 90 days after notice from the master servicer, the servicer, the Certificate Administrator or the trustee, and the breach materially and adversely affects the interests of the certificateholders in the item of mortgage collateral, the designated seller or the mortgage collateral seller, as the case may be, will be obligated to purchase the item of mortgage collateral at a price described in the related pooling and servicing agreement or trust agreement. Likewise, as described under "Description of the Certificates--Review of Mortgage Loan Documents," if the servicer or the mortgage collateral seller, as applicable, cannot cure certain documentary defects with respect to a mortgage loan, the servicer or the mortgage collateral seller, as applicable, will be required to repurchase the item of mortgage collateral. Unless otherwise specified in the accompanying prospectus supplement, the purchase price for any item of mortgage collateral will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount, expressed as a percentage per annum, payable in respect of servicing or administrative compensation and the Spread, if any. In certain limited cases, a substitution may be made in lieu of such repurchase obligation. See "--Limited Right of Substitution" below.

         Because the listing of the related mortgage collateral generally contains information with respect to the mortgage collateral as of the cut-off date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related items of mortgage collateral between the cut-off date and the closing date. Neither a designated seller nor any mortgage collateral seller will be required to repurchase or substitute for any item of mortgage collateral as a result of any such prepayment or modification.

         The master servicer, the servicer or the Certificate Administrator, as applicable, will be required under the applicable pooling and servicing agreement or trust agreement to use its best reasonable efforts to enforce the repurchase obligation of the designated seller or the mortgage collateral seller of which it has knowledge due to a breach of a representation and warranty that was made to or assigned to the trustee (to the extent applicable), or the substitution right described below, for the benefit of the trustee and the certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The master servicer or servicer is not obligated to review, and will not review, every loan that is in foreclosure or is delinquent to determine if a breach of a representation and warranty has occurred. The master servicer or servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities. These policies and procedures generally will limit review of loans that are seasoned and these policies and procedures are subject to change, in good faith, to reflect the master servicer's or servicer's current servicing activities. Application of these policies and procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related certificateholders.

         The master servicer or servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing any purchase or substitution obligation for a breach by a seller of a representation and warranty that has been assigned to the trustee for the benefit of the certificateholders, including but not limited to any costs or expenses associated with litigation. In instances where a seller is unable, or disputes its obligation, to purchase affected mortgage loans, the master servicer or servicer, employing the standards described in the preceding paragraph, may negotiate and enter into one or more settlement agreements with that seller that could provide for, among other things, the purchase of only a portion of the affected mortgage loans or coverage of some loss amounts. Any such settlement could lead to losses on the mortgage loans which would be borne by the related credit enhancement, and to the extent not available, on the related certificates.

         Furthermore, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer or servicer will not be required to enforce any purchase obligation of a designated seller or mortgage collateral seller arising from any misrepresentation by the designated seller, or seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the seller fails to repurchase and no breach of either the depositor's or the Affiliated Intermediary Seller's representations has occurred, the seller's purchase obligation will not become an obligation of the depositor or the Affiliated Intermediary Seller. In the case of a Designated Seller Transaction where the seller fails to repurchase a mortgage loan and neither the depositor, the Affiliated Intermediary Seller nor any other entity has assumed the representations and warranties, the repurchase obligation of the seller will not become an obligation of the depositor or Carrington Securities, LP. The foregoing obligations will constitute the sole remedies available to certificateholders or the trustee for a breach of any representation by a seller, if applicable, or for any other event giving rise to the obligations.

         Neither the depositor nor the master servicer or servicer will be obligated to purchase a mortgage loan if a seller or designated seller defaults on its obligation to do so, and no assurance can be given that the sellers will carry out those obligations with respect to mortgage loans. This type of default by a seller or designated seller is not a default by the depositor or by the master servicer or servicer. Any mortgage loan not so purchased or substituted for shall remain in the related trust and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related certificates.

         Notwithstanding the foregoing, if any seller requests that the master servicer or servicer consent to the transfer of subservicing rights relating to any mortgage loans to a successor servicer, the master servicer or servicer may release that seller from liability under its representations and warranties described above if the successor servicer assumes the seller's liability for the representations and warranties as of the date they were made. In that event, the master servicer's or servicer's rights under the instrument by which the successor servicer assumes the seller's liability will be assigned to the trustee, and the successor servicer shall be deemed to be the "seller" for purposes of the foregoing provisions.

LIMITED RIGHT OF SUBSTITUTION

         In the case of a mortgage loan required to be repurchased from the trust the related mortgage collateral seller or a designated seller, as applicable, may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the trust, during the limited time period described below. Under some circumstances, any substitution must be effected within 120 days of the date of the issuance of the certificates with respect to a trust. With respect to a trust for which a REMIC election is to be made, except as otherwise provided in the accompanying prospectus supplement, the substitution must be effected within two years of the date of the issuance of the certificates, and may not be made unless (i) an opinion of counsel is delivered to the effect that the substitution would not cause the trust to fail to qualify as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) the trust is indemnified for any prohibited transaction tax that may result from the substitution.

         In most cases, any qualified substitute mortgage loan will, on the date of substitution:

         o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased mortgage loan;

         o have a mortgage rate and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net Mortgage Rate, respectively, of the repurchased mortgage loan as of the date of substitution;

         o have an LTV ratio at the time of substitution no higher than that of the repurchased mortgage loan;

         o have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased mortgage loan;

         o be secured by mortgaged property located in the United States, unless the repurchased mortgage loan was a Puerto Rico mortgage loan, in which case the qualified substitute mortgage loan may be a Puerto Rico mortgage loan; and

         o comply with all of the representations and warranties described in the related pooling and servicing agreement as of the date of substitution.

         If the outstanding principal balance of a qualified substitute mortgage loan is less than the outstanding principal balance of the related repurchased mortgage loan, the amount of the shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related certificateholders. The related pooling and servicing agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the accompanying prospectus supplement, a mortgage collateral seller, including a seller in a Designated Seller Transaction, will have no option to substitute for a mortgage loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by mortgage securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, with respect to the certificates of which this prospectus is a part. Each pooling and servicing agreement or trust agreement will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries, together with additional summaries under "The Pooling and Servicing Agreement" below, describe all material terms and provisions relating to the certificates common to each pooling and servicing agreement or trust agreement. All references to a "pooling and servicing agreement" and any discussion of the provisions of any pooling and servicing agreement will also apply to trust agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each trust and the accompanying prospectus supplement.

         Each series of certificates may consist of any one or a combination of the following:

         o    a single class of certificates;

         o one or more classes of senior certificates, of which one or more classes of certificates may be senior in right of payment to any other class or classes of certificates subordinated thereto, and as to which some classes of senior certificates may be senior to other classes of senior certificates, as described in the respective prospectus supplement;

         o one or more classes of mezzanine certificates which are subordinate certificates but which are senior to other classes of subordinate certificates relating to such distributions or losses;

         o one or more classes of strip certificates which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

         o two or more classes of certificates which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including "planned amortization classes" and "targeted amortization classes," or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of accrual certificates for which some accrued interest will not be distributed but rather will be added to their certificate principal balance on the distribution date, which is the 25th day, or, if the 25th day is not a business day, the next business day, of each month, commencing in the month following the month in which the related cut-off date occurs, or on such other dates as may be specified in the accompanying prospectus supplement; or

         o other types of classes of certificates, as described in the accompanying prospectus supplement.

         Credit support for each series of certificates may be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, certificate insurance policy, surety bond or other credit enhancement as described under "Description of Credit Enhancement," or by the subordination of one or more classes of certificates as described under "Subordination" or by any combination of the foregoing.

FORM OF CERTIFICATES

         As specified in the accompanying prospectus supplement, the certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the certificates will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

         If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as Cedelbank, SA, or Clearstream, or the Euroclear System (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry certificates so issued, the record holder of those certificates will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

         Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor elects in its sole discretion to discontinue the registration of the certificates through DTC. Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer, the servicer or the Certificate Administrator as holders of the related certificates for purposes of the pooling and servicing agreement, and beneficial owners will be able to exercise their rights as owners of their certificates only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry certificates may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry certificates will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry certificates to persons or entities that are not participants in the DTC system, or to otherwise act for the certificates, may be limited because of the lack of physical certificates evidencing the certificates and because DTC may act only on behalf of participants.

         Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

         Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

         Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

         The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

         Distributions on the book-entry certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the book-entry certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize those actions. None of the master servicer, the servicer, the depositor, the Certificate Administrator, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of a series of certificates, the depositor will cause the mortgage loans or mortgage securities and any other assets being included in the related trust to be assigned to the trustee or its nominee, which may be the custodian, together with, if specified in the accompanying prospectus supplement, all principal and interest received on the mortgage loans or mortgage securities after the last day of the month of the cut-off date, other than principal and interest due on or before such date and any Spread. The trustee will, concurrently with that assignment, deliver a series of certificates to the depositor in exchange for the mortgage loans or mortgage securities. Each mortgage loan or mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Each schedule of mortgage loans will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio or CLTV ratio and junior mortgage ratio, as applicable, at origination or modification, without regard to any secondary financing.

         If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. For mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

         In addition, except as described in the accompanying prospectus supplement, the depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee, or to the custodian, a set of legal documents relating to each mortgage loan that are in possession of the depositor, including:

         o the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee;

         o the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon;

         o an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS(R) System, or a copy of such assignment with evidence of recording indicated thereon and, for a mixed-use mortgage loan, the assignment of leases, rents and profits, if separate from the mortgage, and an executed reassignment of the assignment of leases, rents and profits; and

         o if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related pooling and servicing agreement.

         The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. If so provided in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the mortgage loan was purchased.

         If, for any mortgage loan, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office or a delay in the receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the trustee or the custodian a copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related servicer or subservicer.

         Any mortgage for a mortgage loan secured by mortgaged property located in Puerto Rico will be either a Direct Puerto Rico Mortgage or an Endorsable Puerto Rico Mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the third clause listed in the third preceding paragraph would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the trustee, or the custodian.

         Assignments of the mortgage loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS(R) System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan, or except as otherwise specified in the accompanying prospectus supplement.

         Notwithstanding the preceding four paragraphs, the documents for home equity loans will be delivered to the trustee, or to the custodian, only to the extent specified in the accompanying prospectus supplement. Generally these documents will be retained by the servicer or the master servicer.

REVIEW OF MORTGAGE LOAN DOCUMENTS

         The trustee or the custodian will hold documents in trust for the benefit of the certificateholders and, within 90 days after receipt thereof, will review such documents. If any such document is found to be defective in any material respect, the trustee or the custodian shall promptly notify the master servicer or the servicer, if any, and the depositor, and the master servicer or the servicer shall notify the mortgage collateral seller, a designated seller, or subservicer. If the mortgage collateral seller, the designated seller or the subservicer, as the case may be, cannot cure the defect within 60 days, or within the period specified in the accompanying prospectus supplement, after notice of the defect is given to the mortgage collateral seller, the designated seller or the subservicer, as applicable, the mortgage collateral seller, the designated seller or the subservicer will be obligated no later than 90 days after such notice, or within the period specified in the accompanying prospectus supplement, to either repurchase the related mortgage loan or any related property from the trustee or substitute a new mortgage loan in accordance with the standards described in this prospectus under "The Trust--Repurchases of Mortgage Collateral." Unless otherwise specified in the accompanying prospectus supplement, the obligation of the mortgage collateral seller or subservicer to repurchase or substitute for a mortgage loan constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a constituent document. Any mortgage loan not so purchased or substituted shall remain in the related trust.

ASSIGNMENT OF MORTGAGE SECURITIES

         The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the mortgage securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or with respect to the mortgage securities after the cut-off date specified in the accompanying prospectus supplement, except for any Spread. The depositor will cause the mortgage securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the certificates. Unless otherwise specified in the accompanying prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a mortgage security. Each mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each mortgage security information regarding the original principal amount and outstanding principal balance of each mortgage security as of the cut-off date, as well as the annual pass-through rate or interest rate for each mortgage security conveyed to the trustee.

SPREAD

         The depositor, the servicer, the mortgage collateral seller, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due with respect to the related mortgage collateral. The payment of any Spread will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive with respect to the mortgage collateral. Any payment of this sort on an item of mortgage collateral will represent a specified portion of the interest payable thereon and will not be part of the related trust. The interest portion of a Realized Loss and any partial recovery of interest on an item of mortgage collateral will be allocated between the owners of any Spread and the certificateholders entitled to payments of interest as provided in the applicable pooling and servicing agreement.

PAYMENTS ON MORTGAGE COLLATERAL

COLLECTION OF PAYMENTS ON MORTGAGE LOANS

         The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related pooling and servicing agreement, which in most cases, except as otherwise provided, will include the following:

         o all payments on account of principal of the mortgage loans comprising a trust;

         o all payments on account of interest on the mortgage loans comprising that trust, net of the portion of each payment thereof retained by the servicer or subservicer, if any, as Spread, and its servicing or other compensation;

         o    Liquidation Proceeds;

         o to the extent specified in the prospectus supplement, Subsequent Recoveries;

         o all amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related subservicer, received and retained, and all Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the mortgagor in accordance with the master servicer's or servicer's normal servicing procedures;

         o any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to certificateholders;

         o all proceeds of any mortgage loan in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the servicer, the depositor, the designated seller, the Affiliated Intermediary Seller, any subservicer or mortgage collateral seller or any other person under the terms of the pooling and servicing agreement as described under "The Trusts--Representations With Respect to Mortgage Collateral" and "--Repurchases of Mortgage Collateral;"

         o any amount required to be deposited by the master servicer or servicer in connection with losses realized on investments of funds held in the Custodial Account; and

         o any amounts required to be transferred from the Certificate Account to the Custodial Account.

         In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Certificate Account. Both the Custodial Account and the Certificate Account must be either:

         o maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any certificates of the related series not less than a specified level comparable to the rating category of the certificates;

         o an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

         o in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet specified rating criteria;

         o in the case of the Certificate Account, a trust account or accounts maintained with the trustee; or

         o    any other Eligible Account.

         The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described below. The Custodial Account may contain funds relating to more than one series of certificates as well as payments received on other mortgage loans and assets serviced or master serviced by the master servicer or servicer that have been deposited into the Custodial Account.

         Unless otherwise described in the accompanying prospectus supplement, not later than the business day preceding each distribution date, the master servicer or servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to certificateholders on that distribution date. The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Certificate Account:

         o the amount of any Advances made by the master servicer or the servicer as described in this prospectus under "--Advances;"

         o any payments under any letter of credit or any certificate insurance policy, and any amounts required to be transferred to the Certificate Account from a reserve fund, as described under "Description of Credit Enhancement" below;

         o any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the mortgage loans as described under "Insurance Policies on Mortgage Loans" below;

         o any distributions received on any mortgage securities included in the trust; and

         o any other amounts as described in the related pooling and servicing agreement.

         The portion of any payment received by the master servicer or the servicer relating to a mortgage loan that is allocable to Spread will typically be deposited into the Custodial Account, but will not be deposited in the Certificate Account for the related series of certificates and will be distributed as provided in the related pooling and servicing agreement.

         Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. Except as otherwise specified in the accompanying prospectus supplement, all income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the servicer or the master servicer out of its own funds upon realization of the loss.

         For each Buy-Down Mortgage Loan, the subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus with respect to a Subservicing Account. Unless otherwise specified in the accompanying prospectus supplement, the terms of all Buy-Down Mortgage Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buy-down plan or
(ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon at a rate as described in the accompanying prospectus supplement will support the scheduled level of payments due under the Buy-Down Mortgage Loan.

         None of the master servicer, the servicer or the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the subservicer, distributions to certificateholders may be affected. For each Buy-Down Mortgage Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer or servicer on or before the date specified in the subservicing agreement the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down Mortgage Loan, equals the full monthly payment which would be due on the Buy-Down Mortgage Loan if it were not subject to the buy-down plan. The Buy-Down Funds will in no event be a part of the related trust.

         If the mortgagor on a Buy-Down Mortgage Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the subservicer will withdraw from the Buy-Down Account and remit to the mortgagor or any other designated party in accordance with the related buy-down plan any Buy-Down Funds remaining in the Buy-Down Account. If a prepayment by a mortgagor during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Mortgage Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer or servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down Funds so remitted to the master servicer or servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buy-down plan.

         Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related mortgagor or any other designated party under the buy-down agreement. If the mortgagor defaults during the Buy-Down Period with respect to a Buy-Down Mortgage Loan and the property securing that Buy-Down Mortgage Loan is sold in liquidation either by the master servicer, the servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or servicer or, if instructed by the master servicer or servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

COLLECTION OF PAYMENTS ON MORTGAGE SECURITIES

         The trustee or the Certificate Administrator, as specified in the accompanying prospectus supplement, will deposit in the Certificate Account all payments on the mortgage securities as they are received after the cut-off date. If the trustee has not received a distribution for any mortgage security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such mortgage security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to the certificateholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the certificateholders.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

         The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

         o to make deposits to the Certificate Account in the amounts and in the manner provided in the pooling and servicing agreement and described above under "--Payments on Mortgage Collateral;"

         o to reimburse itself or any subservicer for Advances, or for Servicing Advances, out of late payments, Insurance Proceeds, Liquidation Proceeds, any proceeds relating to any REO Mortgage Loan or collections on the mortgage loan with respect to which those Advances or Servicing Advances were made;

         o to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each mortgage loan;

         o to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the mortgage loans, and, if so provided in the pooling and servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;

         o to pay to itself, a subservicer, the Affiliated Intermediary Seller, the depositor, the designated seller or the mortgage collateral seller all amounts received on each mortgage loan purchased, repurchased or removed under the terms of the pooling and servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

         o to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to the Spread, if any, out of collections or payments which represent interest on each mortgage loan, including any mortgage loan as to which title to the underlying mortgaged property was acquired;

         o to reimburse itself or any subservicer for any Nonrecoverable Advance and for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan to the principal balance of the mortgage loan, in accordance with the terms of the pooling and servicing agreement;

         o to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller that is assigned to the trustee for the benefit of the certificateholder, or against which it or the depositor is indemnified under the pooling and servicing agreement;

         o to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein; and

         o to clear the Custodial Account of amounts relating to the corresponding mortgage loans in connection with the termination of the trust under the pooling and servicing agreement, as described in "The Pooling and Servicing Agreement--Termination; Retirement of Certificates."

DISTRIBUTIONS

         Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be described in the accompanying prospectus supplement, for a series of certificates, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of certificates entitled to such payments will be made either by the trustee, the servicer, the master servicer or the Certificate Administrator acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the certificates at the close of business on the last business day of the preceding month or on such other day as is specified in the accompanying prospectus supplement.

         Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has so notified the trustee, the servicer, the master servicer, the Certificate Administrator or the paying agent, as the case may be, and the applicable pooling and servicing agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the certificate register. Except as otherwise provided in the related pooling and servicing agreement, the final distribution in retirement of the certificates of any class, other than a subordinate class, will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to the certificateholders. Distributions will be made to each certificateholder in accordance with that holder's percentage interest in a particular class.

         As a result of the provisions described below under "--Realization Upon Defaulted Mortgage Loans," under which the certificate principal balance of a class of subordinate certificates can be increased in certain circumstances after it was previously reduced to zero, each certificate of a subordinate class of certificates will be considered to remain outstanding until the termination of the related trust, even if the certificate principal balance thereof has been reduced to zero.

PRINCIPAL AND INTEREST ON THE CERTIFICATES

         The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of certificates will be described in the accompanying prospectus supplement. Distributions of interest on each class of certificates will be made prior to distributions of principal thereon. Each class of certificates, other than classes of strip certificates, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If stated in the accompanying prospectus supplement, interest on any class of certificates for any distribution date may be limited to the extent of available funds for that distribution date. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         On each distribution date for a series of certificates, the trustee or the master servicer or servicer or the Certificate Administrator on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the last day of the preceding month of a class of certificates, or on such other day as is specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the certificate held by that holder multiplied by that class's Distribution Amount.

         In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior certificates or subordinate certificates, shall be described in the accompanying prospectus supplement. Distributions of principal on any class of certificates will be made on a pro rata basis among all of the certificates of that class or as otherwise described in the accompanying prospectus supplement.

         Except as otherwise provided in the related pooling and servicing agreement, on or prior to the 20th day, or, if the 20th day is not a business day, the next business day, of the month of distribution, the master servicer or servicer or the Certificate Administrator, as applicable, will determine the amounts of principal and interest which will be passed through to certificateholders on the immediately succeeding distribution date. Prior to the close of business on the business day next succeeding each determination date, the master servicer or servicer or the Certificate Administrator, as applicable, will furnish a statement to the trustee with information to be made available to certificateholders by the master servicer or servicer or the Certificate Administrator, as applicable, on request, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

EXAMPLE OF DISTRIBUTIONS

         The following chart provides an example of the flow of funds as it would relate to a hypothetical series of certificates backed by mortgage loans that are issued, and with a cut-off date occurring, in August 2005:


DATE                        NOTE             DESCRIPTION
----                        ----             -----------

August 1                     (A)             Cut-off date.

August                                       2-31 (B) Servicers
                                             or subservicers, as
                                             applicable, receive
                                             any Principal
                                             Prepayments and
                                             applicable interest
                                             thereon.

August 31                    (C)             Record date.

August 2-September 1         (D)             The due dates for payments on a
                                             mortgage loan.

September 18                 (E)             Servicers or subservicers remit to
                                             the master servicer or servicer, as
                                             applicable, scheduled payments of
                                             principal and interest due during
                                             the related Due Period and received
                                             or advanced by them.

September 20                 (F)             Determination date.

September 26                 (G)             Distribution date.
Succeeding months follow the pattern of (B) through (G), except that for succeeding months, (B) will also include the first day of that month. A series of certificates may have different prepayment periods, Due Periods, cut-off dates, record dates, remittance dates, determination dates and/or distribution dates than those described above.

------------
(A) The initial principal balance of the mortgage pool will be the aggregate principal balance of the mortgage loans at the close of business on August 1 after deducting principal payments due on or before that date or as described in the accompanying prospectus supplement. Those principal payments due on or before August 1 and the accompanying interest payments, and any Principal Prepayments received as of the close of business on August 1 are not part of the mortgage pool and will not be passed through to certificateholders.

(B) Any Principal Prepayments may be received at any time during this period and will be remitted to the master servicer or servicer as described in
       (E) below for distribution to certificateholders as described in (F) below. When a mortgage loan is prepaid in full, interest on the amount prepaid is collected from the mortgagor only to the date of payment. Partial Principal Prepayments are applied so as to reduce the principal balances of the related mortgage loans as of the first day of the month in which the payments are made; no interest will be paid to certificateholders from such prepaid amounts for the month in which the partial Principal Prepayments were received.

(C) Distributions on September 26 (because September 25, 2005 is not a business day) will be made to certificateholders of record at the close of business on August 31.

(D)    Scheduled principal and interest payments are due from mortgagors.

(E) Payments due from mortgagors during the related Due Period will be deposited by the subservicers in Subservicing Accounts or servicers in collection accounts, or will be otherwise managed in a manner acceptable to the rating agencies, as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments. Funds required to be remitted from the Subservicing Accounts or collection accounts to the master servicer or servicer, as applicable, will be remitted on September 19, 2005 (because September 18, 2005 is not a business day) together with any required Advances by the servicer or subservicers, except that Principal Prepayments in full and Principal Prepayments in part received by subservicers during the month of August will have been remitted to the master servicer or the servicer, as applicable, within five business days of receipt.

(F) On September 20, the master servicer or servicer will determine the amounts of principal and interest which will be passed through on September 26 (because September 25, 2005 is not a business day) to the holders of each class of certificates. The master servicer or servicer will be obligated to distribute those payments due during the related Due Period which have been received from subservicers or servicers prior to and including September 19 (because September 18, 2005 is not a business day), as well as all Principal Prepayments received on mortgage loans in August, with interest adjusted to the pass-through rates applicable to the respective classes of certificates and reduced on account of Principal Prepayments as described in clause (B) above. Distributions to the holders of senior certificates, if any, on September 26 (because September 25, 2005 is not a business day) may include amounts otherwise distributable to the holders of the related subordinate certificates, amounts withdrawn from any reserve fund, amounts drawn against any certificate insurance policy and amounts advanced by the master servicer or the servicer under the circumstances described in "Subordination" and "--Advances."

(G) On September 26 (because September 25, 2005 is not a business day), the amounts determined on September 20 will be distributed to certificateholders.

         If provided in the accompanying prospectus supplement, the distribution date for any series of certificates as to which the trust includes mortgage securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.

ADVANCES

         As to each series of certificates, the master servicer or the servicer will make Advances on or before each distribution date, but only to the extent that the Advances would, in the judgment of the master servicer or the servicer, be recoverable out of late payments by the mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise.

         The amount of any Advance will be determined based on the amount payable under the mortgage loan as adjusted from time to time and as may be modified as described in this prospectus under "--Servicing and Administration of Mortgage Collateral," and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court. As specified in the accompanying prospectus supplement for any series of certificates as to which the trust includes mortgage securities, any advancing obligations will be under the terms of the mortgage securities and may differ from the provisions relating to Advances described in this prospectus.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to related certificateholders. Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses. If Advances have been made by the master servicer or servicer from cash being held for future distribution to certificateholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Certificate Account on that distribution date would be less than payments required to be made to certificateholders. Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related mortgage loans for which those amounts were advanced, including late payments made by the related mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any mortgage collateral purchased by the depositor, the Affiliated Intermediary Seller, a subservicer, the designated seller or a mortgage collateral seller.

         Advances will also be reimbursable from cash otherwise distributable to certificateholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph. In addition, Advances will be reimbursable from cash otherwise distributable to certificateholders if they have been capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan, as described under "--Servicing and Administration of Mortgage Collateral." For any senior/subordinate series, so long as the related subordinate certificates remain outstanding with a certificate principal balance greater than zero and except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses, in each case in excess of specified amounts, and Extraordinary Losses, the Advances may be reimbursable first out of amounts otherwise distributable to holders of the subordinate certificates, if any. The master servicer or the servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, for some taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the pooling and servicing agreement.

         The master servicer's or servicer's obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related pooling and servicing agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related certificates or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the certificates may also be downgraded.

PREPAYMENT INTEREST SHORTFALLS

         When a mortgagor prepays a mortgage loan in full between scheduled due dates for the mortgage loan, the mortgagor pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place.

         If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee, the master servicer or servicer may make an additional payment to certificateholders out of the servicing fee otherwise payable to it for any mortgage loan that prepaid during the related prepayment period equal to the Compensating Interest for that mortgage loan from the date of the prepayment to the related due date. Compensating Interest will be limited to the aggregate amount specified in the accompanying prospectus supplement and may not be sufficient to cover the Prepayment Interest Shortfall. If so disclosed in the accompanying prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of certificates of a series. See "Yield Considerations."

FUNDING ACCOUNT

         If stated in the accompanying prospectus supplement, a pooling and servicing agreement or other agreement may provide for the transfer by the sellers of additional mortgage loans to the related trust after the closing date for the related certificates. Any additional mortgage loans will be required to conform to the requirements described in the related pooling and servicing agreement or other agreement providing for such transfer. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of certificates of the related series or a portion of collections on the mortgage loans relating to principal will be deposited in such account to be released as additional mortgage loans are transferred. Unless otherwise specified in the accompanying prospectus supplement, a Funding Account will be required to be maintained as an Eligible Account. All amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the certificates. Unless otherwise specified in the accompanying prospectus supplement, the related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans will provide that all transfers must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the master servicer or servicer or the Certificate Administrator, as applicable, will forward or cause to be forwarded to each certificateholder of record, or will make available to each certificateholder of record in the manner described in the accompanying prospectus supplement, a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement. Except as otherwise provided in the related pooling and servicing agreement, the information will include the following (as applicable):

         o    the amount, if any, of the distribution allocable to principal;

         o the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

         o the aggregate unpaid principal balance of the mortgage collateral after giving effect to the distribution of principal on that distribution date;

         o the outstanding principal balance or notional amount of each class of certificates after giving effect to the distribution of principal on that distribution date;

         o based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any items of mortgage collateral in the related trust that are delinquent (a) one month,
              (b) two months and (c) three months, and that are in foreclosure;

         o the book value of any property acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;

         o in the case of certificates benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any alternative credit enhancement;

         o the servicing fee payable to the master servicer or servicer and the subservicer; and

         o for any series of certificates as to which the trust includes mortgage securities, any additional information as required under the related pooling and servicing agreement.

         In addition to the information described above, reports to certificateholders will contain any other information as is described in the applicable pooling and servicing agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, the servicer and the master servicer and losses borne by the related trust.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or servicer or the Certificate Administrator, as applicable, will furnish on request a report to each person that was a holder of record of any class of certificates at any time during that calendar year. The report will include information as to the aggregate of amounts reported under the first two items in the list above for that calendar year or, if the person was a holder of record of a class of certificates during a portion of that calendar year, for the applicable portion of that year.

SERVICING AND ADMINISTRATION OF MORTGAGE COLLATERAL

GENERAL

         The master servicer, the Certificate Administrator or any servicer, as applicable, that is a party to a pooling and servicing agreement, will be required to perform the services and duties specified in the related pooling and servicing agreement. The duties to be performed by the master servicer or servicer will include the customary functions of a servicer, including collection of payments from mortgagors; maintenance of any primary mortgage insurance, hazard insurance and other types of insurance; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspection and management of mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage collateral. For any series of certificates for which the trust includes mortgage securities, the master servicer's or servicer's or Certificate Administrator's servicing and administration obligations will be described in the accompanying prospectus supplement.

         Under each pooling and servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the mortgage loans included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer's or the master servicer's servicing obligations, including but not limited to, making Advances to the related certificateholders. The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such mortgage loans.

COLLECTION AND OTHER SERVICING PROCEDURES

         The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the related pooling and servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the mortgage loans. Unless otherwise specified in the prospectus supplement, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the mortgage loan or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. The master servicer or servicer may also waive or modify any term of a mortgage loan so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any certificateholders, taking into account any estimated loss that may result absent that action. For any series of certificates as to which the trust includes mortgage securities, the master servicer's or servicer's servicing and administration obligations will be under the terms of those mortgage securities.

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related certificateholders, the master servicer or servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the mortgage loan were liquidated would be taken into account. These modifications may have the effect of, among other things, reducing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes and insurance premiums, extending the final maturity date of the mortgage loan, capitalizing delinquent interest and other amounts owed under the mortgage loan by adding that amount to the unpaid principal balance of the mortgage loan, or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

         In connection with any significant partial prepayment of a mortgage loan, the master servicer or servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal balance by the original maturity date based on the original mortgage rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

         The master servicer, any servicer or one or more subservicers for a given trust may establish and maintain an escrow account in which mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items unless, in the case of junior mortgage loans, the mortgagor is required to escrow such amounts under the senior mortgage documents. Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgage properties and to clear and terminate such account. The master servicer or any servicer or subservicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein. The master servicer, servicer or subservicer will be entitled to reimbursement for any advances from the Custodial Account.

         Other duties and responsibilities of each servicer, the master servicer and the Certificate Administrator are described above under "--Payments on Mortgage Collateral."

SPECIAL SERVICING

         The pooling and servicing agreement for a series of certificates may name a Special Servicer, which may be an affiliate of the depositor. The Special Servicer will be responsible for the servicing of certain delinquent mortgage loans as described in the prospectus supplement. The Special Servicer may have certain discretion to extend relief to mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment by the mortgagor, in each case without the prior approval of the master servicer or the servicer, as applicable. Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable.

         In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate certificates or of a class of securities representing interests in one or more classes of subordinate certificates. Under the terms of those agreements, the holder may, for some delinquent mortgage loans:

         o instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to certificateholders if Liquidation Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

         o instruct the master servicer or servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the senior certificateholders; or

         o become, or designate a third party to become, a subservicer with respect to the mortgage loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of the mortgage loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the mortgage loans according to the master servicer's or servicer's servicing guidelines.

         In addition, the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

ENFORCEMENT OF "DUE-ON-SALE" CLAUSES

         Unless otherwise specified in the accompanying prospectus supplement, when any mortgaged property relating to a mortgage loan, other than an ARM loan, is about to be conveyed by the mortgagor, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of such proposed conveyance, generally will be obligated to exercise the trustee's rights to accelerate the maturity of such mortgage loan under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Enforceability of Certain Provisions."

         If the master servicer, servicer or subservicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer, servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of such due-on-sale clause, the master servicer, servicer or subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note subject to certain specified conditions. The original mortgagor may be released from liability on a mortgage loan if the master servicer, servicer or subservicer shall have determined in good faith that such release will not adversely affect the collectability of the mortgage loan. An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer, servicer or subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM loan without consent, such ARM loan may be declared due and payable. Any fee collected by the master servicer, servicer or subservicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property generally will be retained by the master servicer, servicer or subservicer as additional servicing compensation. In connection with any assumption, the mortgage rate borne by the related mortgage note may not be altered. Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer, servicer or subservicer may approve such a request if it has determined, exercising its good faith business judgment, that such approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         For a mortgage loan in default, the master servicer or servicer or the related subservicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of the mortgage loan as a bad debt. In connection with such decision, the master servicer or servicer or the related subservicer will, following usual practices in connection with senior and junior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate. For any junior mortgage loan, following any default, if the senior mortgage holder commences a foreclosure action it is likely that such mortgage loan will be written off as bad debt with no foreclosure proceeding unless foreclosure proceeds for such mortgage loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs.

         Any acquisition of title and cancellation of any REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust until it is converted into a Liquidated Mortgage Loan.

         For purposes of calculations of amounts distributable to certificateholders relating to an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Mortgage Loan is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related pooling and servicing agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the subservicer, servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account on receipt and will be available at that time for making payments to certificateholders.

         For a mortgage loan in default, the master servicer or servicer may pursue foreclosure or similar remedies subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under "Certain Legal Aspects of Mortgage Loans" concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery.

         Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the mortgage loan will be removed from the related trust. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. In some cases, the master servicer or servicer will treat a second lien loan that is 180 days or more delinquent as having been finally liquidated. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer, servicer or any subservicer from any amounts otherwise distributable to the related certificateholders, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         For some series of certificates, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan or REO Mortgage Loan will be removed from the trust prior to its final liquidation. In addition, the master servicer or servicer may have the option to purchase from the trust any defaulted mortgage loan after a specified period of delinquency. If a defaulted mortgage loan or REO Mortgage Loan is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the certificateholders will bear the loss. However, if a gain results from the final liquidation of an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.

         If specified in the accompanying prospectus supplement, if a final liquidation of a mortgage loan resulted in a Realized Loss and thereafter the master servicer or servicer receives a subsequent recovery specifically related to that mortgage loan, in connection with a related breach of a representation or warranty or otherwise, such subsequent recovery shall be distributed to the certificateholders in the same manner as repurchase proceeds or liquidation proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of certificates. In addition, if so specified in the accompanying prospectus supplement, the certificate principal balance of the class of subordinate certificates with the highest payment priority to which Realized Losses have been allocated will be increased to the extent that such subsequent recoveries are distributed as principal to any classes of certificates. However, the certificate principal balance of that class of subordinate certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates. The amount of any remaining subsequent recoveries will be applied to increase the certificate principal balance of the class of certificates with the next lower payment priority; however, the certificate principal balance of that class of certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates, and so on. Holders of certificates whose certificate principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the certificate principal balance of a class of subordinate certificates was previously reduced to zero. Accordingly, each class of subordinate certificates will be considered to remain outstanding until the termination of the related trust.

         In the case of a series of certificates other than a senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a mortgage loan and a draw under the related credit enhancement, subsequent recoveries are received. For a description of the Certificate Administrator's, the master servicer's or the servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Insurance Policies on Mortgage Loans."

         The market value of any Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial and dwelling units. Since a default on a mortgage loan secured by Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust.

         For a discussion of legal rights and limitations associated with the foreclosure of a mortgage loan, see "Certain Legal Aspects of Mortgage Loans."

         The master servicer or servicer or the Certificate Administrator, as applicable, will deal with any defaulted mortgage securities in the manner described in the accompanying prospectus supplement.

                                DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         As described in the accompanying prospectus supplement, credit support provided for each series of certificates may include one or more or any combination of the following:

         o    a letter of credit;

         o subordination provided by any class of subordinated certificates for the related series;

         o    overcollateralization;

         o a mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy bond, mortgage repurchase bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the accompanying prospectus supplement;

         o    a reserve fund;

         o    a certificate insurance policy or surety bond;

         o derivatives products, as described in the accompanying prospectus supplement; or

         o another form as may be described in the accompanying prospectus supplement.

         Credit support for each series of certificates may be comprised of one or more of the above components. Each component may have a dollar limit and may provide coverage with respect to Realized Losses that are:

         o    Defaulted Mortgage Losses;

         o    Special Hazard Losses;

         o    Bankruptcy Losses; and

         o    Fraud Losses.

         Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the certificates and interest thereon. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of certificates is exhausted, the certificateholders will bear all further risks of loss not otherwise insured against.

         As described in this prospectus and in the accompanying prospectus supplement,

         o coverage with respect to Defaulted Mortgage Losses may be provided by a mortgage pool insurance policy,

         o coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,

         o coverage with respect to Bankruptcy Losses may be provided by a bankruptcy bond and

         o coverage with respect to Fraud Losses may be provided by a mortgage pool insurance policy or mortgage repurchase bond.

         In addition, if stated in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover those losses, in the form of subordination of one or more classes of certificates as described under "Subordination," or in the form of a certificate insurance policy, a letter of credit, a mortgage pool insurance policy, surety bonds or other types of insurance policies, other secured or unsecured corporate guarantees or in any other form as may be described in the accompanying prospectus supplement, or in the form of a combination of two or more of the foregoing. Coverage may also be provided by representations made by the Affiliated Intermediary Seller or the depositor. If stated in the accompanying prospectus supplement, limited credit enhancement may be provided to cover Defaulted Mortgage Losses with respect to mortgage loans with LTV ratios at origination of over 80% which are not insured by a primary insurance policy, to the extent that those losses would be covered under a primary insurance policy if obtained, or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in other forms described in this section. As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

         In addition, the credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination of credit support identified in the accompanying prospectus supplement.

         Each prospectus supplement will include a description of:

         o the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

         o any conditions to payment thereunder not otherwise described in this prospectus;

         o the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

         o the material provisions of any agreement relating to the credit support.

         Additionally, each prospectus supplement will contain information with respect to the issuer of any third-party credit enhancement, if applicable. The pooling and servicing agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable pooling and servicing agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the mortgage loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for a series of certificates may cover one or more other series of certificates.

         The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of certificates.

LETTERS OF CREDIT

         If any component of credit enhancement as to any series of certificates is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage collateral. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Certificate Account, with respect to the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

SUBORDINATION

         A senior/subordinate series of certificates will consist of one or more classes of senior certificates and one or more classes of subordinate certificates, as specified in the accompanying prospectus supplement. Subordination of the subordinate certificates of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate certificates may be senior to other classes of senior or subordinate certificates, as specified in the accompanying prospectus supplement.

         For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of certificates included in the series, will be described in the accompanying prospectus supplement. In most cases, for any series, the amount available for distribution will be allocated first to interest on the senior certificates of that series, and then to principal of the senior certificates up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate certificates.

         If so provided in the pooling and servicing agreement, the master servicer or servicer may be permitted, under certain circumstances, to purchase any mortgage loan that is three or more months delinquent in payments of principal and interest, at the repurchase price. Any Realized Loss subsequently incurred in connection with any such mortgage loan may be, under certain circumstances, passed through to the holders of then-outstanding certificates with a certificate principal balance greater than zero of the related series in the same manner as Realized Losses on mortgage loans that have not been so purchased, unless that purchase was made upon the request of the holder of the most junior class of certificates of the related series. See "Description of the Certificates--Servicing and Administration of Mortgage Collateral--Special Servicing" above.

         In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate certificateholders to receive distributions will be subordinate to the rights of the senior certificateholders and the owner of the Spread and, as to certain classes of subordinated certificates, may be subordinate to the rights of other subordinate certificateholders.

         Except as noted below, Realized Losses will be allocated to the subordinate certificates of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior certificates. If the series includes more than one class of senior certificates, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior certificates in proportion to their respective outstanding principal balances or as otherwise provided in the accompanying prospectus supplement.

         Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of certificates of the related series, either on a pro rata basis in proportion to their outstanding principal balances, or as otherwise provided in the accompanying prospectus supplement. The respective amounts of other specified types of losses, including Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate certificates may be similarly limited to the Fraud Loss Amount and Bankruptcy Amount, and the subordinate certificates may provide no coverage with respect to Extraordinary Losses or other specified types of losses, as described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of certificates in accordance with their respective certificate principal balances or as otherwise specified in the accompanying prospectus supplement. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the certificateholders, upon the written confirmation from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected.

         In most cases, any allocation of a Realized Loss, including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, to a certificate in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

         The rights of holders of the various classes of certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any certificate will be reduced by all amounts previously distributed on that certificate representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any item of mortgage collateral, the respective rights of the holders of certificates of any series to future distributions generally would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior certificates may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior certificates and increasing the respective percentage ownership interest evidenced by the subordinate certificates in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior certificates, thereby preserving the availability of the subordination provided by the subordinate certificates. In addition, some Realized Losses will be allocated first to subordinate certificates by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior certificates in the related trust.

         If so provided in the accompanying prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit
Enhancement--Reserve Funds" and in the accompanying prospectus supplement.

         In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner as may be described in the accompanying prospectus supplement. The rights of the holders of subordinate certificates to receive the Subordinate Amount will be limited to the extent described in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, the Subordinate Amount may be reduced based upon the amount of losses borne by the holders of the subordinate certificates as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

         For any senior/subordinate series, the terms and provisions of the subordination may vary from those described in this prospectus. Any variation and any additional credit enhancement will be described in the accompanying prospectus supplement.

OVERCOLLATERALIZATION AND EXCESS CASH FLOW

         If stated in the accompanying prospectus supplement, interest collections on the mortgage collateral may exceed interest payments on the certificates for the related distribution date. To the extent such excess interest is applied as principal payments on the certificates, the effect will be to reduce the principal balance of the certificates relative to the outstanding balance of the mortgage collateral, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the accompanying prospectus supplement. Additionally, some of this excess cash flow may be used to protect the certificates against some Realized Losses by making an additional payment of principal on the certificates up to the amount of the Realized Loss.

MORTGAGE POOL INSURANCE POLICIES AND MORTGAGE INSURANCE POLICIES

         Protection against losses on all or a portion of the mortgage loans in a mortgage loan pool may be obtained by the depositor for a trust in the form of a mortgage pool insurance policy or a mortgage insurance policy. A mortgage pool insurance policy covers specified losses on mortgage loans to the extent that the primary insurance policy, if required, is not sufficient to cover the loss. Generally, the insurer's payment obligations under a mortgage pool insurance policy are limited to a certain amount, which will be stated in the prospectus supplement. As used in this prospectus, a mortgage insurance policy is a policy that provides primary mortgage insurance on all of the mortgage loans that are subject to the policy. The insurer's payment obligations will be limited to the amount stated in the prospectus supplement, if applicable. Each mortgage pool insurance policy or mortgage insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses on mortgage loans in an amount specified in the prospectus supplement. As described under "--Maintenance of Credit Enhancement," the master servicer, servicer or Certificate Administrator will use its best reasonable efforts to maintain the mortgage pool insurance policy or mortgage insurance policy and to present claims to the insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies and mortgage insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason.

         As more specifically provided in the accompanying prospectus supplement, each mortgage pool insurance policy or mortgage insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price described in the prospectus supplement, or (b) to pay the portion of the loss specified in the prospectus supplement. In the case of a mortgage pool insurance policy, payments (i) may be reduced because of an aggregate payment limitation on the policy and (ii) may be net of some amounts paid or assumed to have been paid under any related primary insurance policy.

         Certificateholders may experience a shortfall in the amount of interest payable on the related certificates in connection with the payment of claims under a mortgage pool insurance policy or a mortgage insurance policy because the insurer may not be required to remit unpaid interest through the end of the month in which the claim is paid. In addition, the certificateholders will also experience losses with respect to the related certificates in connection with payments made under a mortgage pool insurance policy or mortgage insurance policy to the extent that the master servicer, servicer or subservicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy or mortgage insurance policy, as those amounts may not be covered by payments under the applicable policy and may be reimbursable to the master servicer, servicer or subservicer from funds otherwise payable to the certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy or mortgage insurance policy, the master servicer, servicer or subservicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer, servicer or subservicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

         Some mortgage pool insurance policies, mortgage insurance policies and primary insurance policies will not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including misrepresentation by the mortgagor, the mortgage collateral seller or other persons involved in the origination of the mortgage loan, failure to construct a mortgaged property in accordance with plans and specifications, or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy or mortgage insurance policy provides for insurance against that type of loss. Depending upon the nature of the event, a breach of representation made by a mortgage collateral seller may also have occurred. That breach, if it materially and adversely affects the interests of certificateholders, has been assigned to the trustee for the benefit to the certificateholders and cannot be cured, may give rise to a repurchase obligation on the part of the mortgage collateral seller, as described under "The Trusts--Representations With Respect to Mortgage Collateral." However, such an event would not give rise to a breach of a representation and warranty or a repurchase obligation on the part of the depositor or the Affiliated Intermediary Seller.

         The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer, servicer or subservicer as well as accrued interest on delinquent mortgage loans, in most cases to the date of payment of the claim or to the date that the claim is submitted to the insurer. See "Certain Legal Aspects of Mortgage Loans." Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders. In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Certificates--Advances." If specified in the prospectus supplement, a mortgage insurance policy may have a similar limit on the aggregate amount of coverage for losses.

         Since each mortgage pool insurance policy and mortgage insurance policy generally will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, those policies will not provide coverage against hazard losses. As described under "Insurance Policies on Mortgage Loans--Standard Hazard Insurance on Mortgaged Properties," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the mortgaged property. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and may be borne by certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

         Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying prospectus supplement. Each special hazard insurance policy subject to limitations described in this paragraph and in the accompanying prospectus supplement, if any, will protect the related certificateholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount described in the related pooling and servicing agreement and will be subject to reduction as described in the related pooling and servicing agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the master servicer or servicer.

         In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, servicer or the subservicer, the insurer will pay the lesser of
(i) the cost of repair or replacement of the related property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and certain expenses incurred by the master servicer, servicer or the subservicer with respect to the related property.

         If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan secured by the related property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan under the related mortgage pool insurance policy pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy pool insurance policy.

         To the extent described in the accompanying prospectus supplement, coverage relating to Special Hazard Losses for a series of certificates may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or the Affiliated Intermediary Seller.

BANKRUPTCY BONDS

         In the event of a personal bankruptcy of a mortgagor and a filing under Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish the value of the mortgaged property of the mortgagor at a proceeding resulting in a Deficient Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a mortgage loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

         In addition, other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding without a permanent forgiveness of the principal balance of the mortgage loan, including a Debt Service Reduction. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy policy will be described in the accompanying prospectus supplement.

RESERVE FUNDS

         If stated in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement. Instead of or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate certificates, from the Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate certificates, Spread or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

         For any series of certificates as to which credit enhancement includes a letter of credit, if stated in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to certificateholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. If stated in the accompanying prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific mortgage loans. Unless otherwise specified in the accompanying prospectus supplement, any reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of certificates, if described in the accompanying prospectus supplement.

         The trustee will have a perfected security interest for the benefit of the certificateholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the certificateholders. These delays could adversely affect the yield to investors on the related certificates.

         Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer, the Certificate Administrator or any other person named in the accompanying prospectus supplement.

CERTIFICATE INSURANCE POLICIES; SURETY BONDS

         The depositor may obtain one or more certificate insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the certificates offered insuring the holders of one or more classes of certificates the payment of amounts due in accordance with the terms of that class or those classes of certificates. Any certificate insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

         If credit enhancement has been obtained for a series of certificates, the master servicer, the servicer or the Certificate Administrator will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The master servicer, the servicer or the Certificate Administrator, as applicable, on behalf of itself, the trustee and certificateholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

         The master servicer, the servicer or the Certificate Administrator will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, certificate insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. If specified in the prospectus supplement, as to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer, the servicer or the Certificate Administrator will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then-outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the certificates associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, or any related primary insurance policy, the master servicer or servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer or servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, other credit enhancement or any related primary insurance policy is not available because the master servicer or servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer or servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted mortgage loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided with respect to any series of certificates and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the related pooling and servicing agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the certificateholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected and with consent of the related credit enhancer, if applicable.

         Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related certificates may be downgraded to a corresponding level, and, unless otherwise specified in the accompanying prospectus supplement, neither the master servicer, the servicer, the Certificate Administrator nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the certificates. The master servicer, the servicer or the Certificate Administrator, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of certificates is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or servicer or any other person that is entitled to the credit support. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

             OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

         The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to certificateholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal balance. No principal balance is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed-rate on a notional principal balance, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

         The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

         Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the certificates of any series.

         There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

         Some types of mortgage collateral and classes of certificates of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation with respect to mortgage collateral may apply to the mortgage collateral or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, each purchase obligation with respect to mortgage collateral will be payable solely to the trustee for the benefit of the certificateholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

                      INSURANCE POLICIES ON MORTGAGE LOANS

         Each mortgage loan will be required to be covered by a hazard insurance policy (as described below) and, at times, a primary insurance policy. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

PRIMARY INSURANCE POLICIES

         If specified in the accompanying prospectus supplement, and except as described below, (i) each mortgage loan having an LTV ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount described in the accompanying prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or the Affiliated Intermediary Seller will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered. However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date. Junior mortgage loans usually will not be required by the depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan.

         A primary insurance policy is generally obtained with respect to an individual mortgage loan. It may be required to be obtained and paid for by the borrower, or may be paid for by the master servicer, the servicer, the seller or a third party.

         Under a federal statute, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999 will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal balance of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated. The mortgagor's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that mortgagors be provided written notice of their cancellation rights at the origination of the mortgage loans.

         If the requirement for private mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan's amortization period, if, on that date, the borrower is current on the payments required by the terms of the loan. The mortgagee's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

         Mortgage loans which are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan's LTV ratio, based on the then-current balance, to subsequently exceed the limits which would have required coverage upon their origination.

         While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

         o the insured percentage of the loss on the related mortgaged property;

         o the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

         o at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

         The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal balance of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

         o rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

         o hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

         o    amounts expended but not approved by the primary insurer;

         o    claim payments previously made on the mortgage loan; and

         o    unpaid premiums and other amounts.

         As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

         o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

         o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

         o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any certificates offered under this prospectus, the master servicer or servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the accompanying prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy.

STANDARD HAZARD INSURANCE ON MORTGAGED PROPERTIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan and, in the case of junior mortgage loans, the principal balance of any senior mortgage loans, the guaranteed replacement value, or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement will provide that the master servicer or servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The master servicer or servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans. The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors or subservicers. If junior mortgage loans are included within any trust, investors should also consider the application of hazard insurance proceeds discussed in this prospectus under "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Junior Mortgages, Rights of Senior Mortgagees."

         The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related mortgagor at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related mortgagor's coverage falls below this specified percentage, this clause usually provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Subordination" above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

         For mixed-use mortgage loans, some additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance, comprehensive public liability insurance and general liability insurance for bodily injury and property damage, and the related pooling and servicing agreement may require the master servicer or servicer to maintain that insurance with respect to any related mortgaged properties secured by REO Mortgage Loans.

                                  THE DEPOSITOR

         The depositor is an indirect wholly-owned subsidiary of Carrington Securities, LP. The depositor was incorporated in the State of Delaware in March, 2005. The depositor was organized for the purpose of acquiring mortgage loans and issuing securities backed by such mortgage loans. The depositor anticipates that it will in many cases have acquired mortgage loans indirectly through Carrington Securities, LP. The depositor does not have any significant assets.

         The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of certificates will be pursuant to limited representations and warranties made by the depositor or as otherwise provided in the accompanying prospectus supplement.

         The depositor maintains its principal office at Nine Greenwich Office Park, Greenwich, Connecticut, 06831. Its telephone number is (203) 661-6186.

                            CARRINGTON SECURITIES, LP

         Carrington Securities, LP buys conventional mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Carrington Securities, LP's principal executive offices are located at Nine Greenwich Officer Park, Greenwich, Connecticut, 06831. Its telephone number is
(203) 661-6186. Carrington Securities, LP conducts operations from its headquarters in Connecticut.

                                  THE SERVICER

         For each series of certificates, the related prospectus supplement will identify the entity that will act as master servicer or servicer and summarize its delinquency, foreclosure and loan loss experience, to the extent available, on the portfolio of loans for which it acts as master servicer or servicer. There can be no assurance that such experience will be representative of the results that may be experienced for any particular series of certificates.

                       THE POOLING AND SERVICING AGREEMENT

         As described in this prospectus under "Introduction" and "Description of the Certificates--General," each series of certificates will be issued under a pooling and servicing agreement as described in that section. The following summaries describe additional provisions common to each pooling and servicing agreement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Each servicer, the master servicer or the Certificate Administrator, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the accompanying prospectus supplement of the outstanding principal balance of each mortgage loan. Any subservicer will also be entitled to the servicing fee as described in the accompanying prospectus supplement. Except as otherwise provided in the accompanying prospectus supplement, the servicer or the master servicer, if any, will deduct the servicing fee for the mortgage loans underlying the certificates of a series in an amount to be specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted mortgage loans and any earnings on investments held in the Certificate Account or any Custodial Account, to the extent not applied as Compensating Interest. Any Spread retained by a mortgage collateral seller, the master servicer, or any servicer or subservicer will not constitute part of the servicing fee. Notwithstanding the foregoing, with respect to a series of certificates as to which the trust includes mortgage securities, the compensation payable to the master servicer or servicer or Certificate Administrator for servicing and administering such mortgage securities on behalf of the holders of such certificates may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such mortgage securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement. In addition, some reasonable duties of the master servicer or servicer may be performed by an affiliate of the master servicer or servicer who will be entitled to compensation for performance of those duties.

         The master servicer or servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of any fee or other amount payable for any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer or servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances. In addition, as indicated in the preceding section, the master servicer or servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of certificateholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement will provide that the master servicer or servicer or Certificate Administrator, as appropriate, will, for each series of certificates, deliver to the trustee, on or before the date in each year specified in the related pooling and servicing agreement, an officer's certificate stating that:

         o a review of the activities of the master servicer or servicer, or the Certificate Administrator, during the preceding calendar year relating to its servicing of mortgage loans and its performance under pooling and servicing agreements, including the related pooling and servicing agreement, has been made under the supervision of that officer;

         o to the best of the officer's knowledge, based on the review, the master servicer or servicer or the Certificate Administrator has complied in all material respects with the minimum servicing standards described in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all its obligations under the related pooling and servicing agreement throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of any such obligation, the statement shall include a description of such noncompliance or specify each default known to the officer and the nature and status thereof; and

         o to the best of the officer's knowledge, each subservicer has complied in all material respects with the minimum servicing standards described in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its subservicing agreement in all material respects throughout such year, or, if there has been material noncompliance with the servicing standards or a material default in the fulfillment of such obligations, the statement shall include a description of the noncompliance or specify each default, as the case may be, known to the officer and the nature and status thereof.

         In addition, each pooling and servicing agreement will provide that the master servicer or servicer or the Certificate Administrator, as the case may be, will cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a report stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made regarding compliance with the minimum servicing standards described in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of the firm, the accounting standards require it to report. In rendering such statement, the firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, on comparable statements prepared in connection with examinations conducted in similar manners.

CERTAIN OTHER MATTERS REGARDING SERVICING

         Each servicer, the master servicer or the Certificate Administrator, as applicable, may not resign from its obligations and duties under the related pooling and servicing agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then current ratings on the certificates except upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer or administrator has assumed the servicer's, the master servicer's or the Certificate Administrator's obligations and duties under the related pooling and servicing agreement.

         Each pooling and servicing agreement will also provide that neither the servicer, the master servicer or the Certificate Administrator, nor any director, officer, employee or agent of the master servicer or servicer or the depositor, will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. However, neither the servicer, the master servicer or the Certificate Administrator nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care described in the pooling and servicing agreement. The servicer, the master servicer or the Certificate Administrator, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable for the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the related certificateholders. The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer, the master servicer or the Certificate Administrator will be entitled to be reimbursed out of funds otherwise distributable to certificateholders.

         The master servicer or servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer or servicer in connection with its activities under the pooling and servicing agreement.

         A servicer, the master servicer or the Certificate Administrator may have other business relationships with the company, any mortgage collateral seller or their affiliates.

EVENTS OF DEFAULT

         Events of default under the pooling and servicing agreement for a series of certificates will include:

         o any failure by the servicer, if the servicer is a party to the pooling and servicing agreement, or master servicer to make a required deposit to the Certificate Account or, if the master servicer or servicer is the paying agent, to distribute to the holders of any class of certificates of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer or servicer by the trustee or the depositor, or to the master servicer or servicer, the depositor and the trustee by the holders of certificates of such class evidencing not less than 25% of the aggregate percentage interests constituting that class;

         o any failure by the master servicer or servicer or Certificate Administrator, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to that series of certificates which continues unremedied for 30 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement, after the giving of written notice of the failure to the master servicer or servicer or Certificate Administrator, as applicable, by the trustee or the depositor, or to the master servicer or servicer, the Certificate Administrator, the depositor and the trustee by the holders of any class of certificates of that series evidencing not less than 25%, or 33% in the case of a trust including mortgage securities, of the aggregate percentage interests constituting that class; and

         o some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer or servicer or the Certificate Administrator and certain actions by the master servicer or servicer or the Certificate Administrator indicating its insolvency or inability to pay its obligations.

         A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default remains unremedied, either the depositor or the trustee may, and, at the direction of the holders of certificates evidencing not less than 66% of the aggregate voting rights in the related trust, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, the trustee shall, by written notification to the master servicer or servicer or the Certificate Administrator, as applicable, and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or servicer or the Certificate Administrator under the pooling and servicing agreement, other than any rights of the master servicer or servicer or the Certificate Administrator as certificateholder, covering the trust and in and to the mortgage collateral and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer or servicer or the Certificate Administrator under the pooling and servicing agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer or servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer or servicer under the pooling and servicing agreement, unless otherwise described in the pooling and servicing agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer or servicer or the Certificate Administrator under the pooling and servicing agreement.

         No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         Each pooling and servicing agreement may be amended by the depositor, the master servicer, the Certificate Administrator or any servicer, as applicable, and the trustee, without the consent of the related certificateholders:

         o    to cure any ambiguity;

         o to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

         o to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Certificate Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency;

         o if an election to treat the related trust as a "real estate mortgage investment conduit," or REMIC, has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related certificateholder, or (b) to modify the provisions regarding the transferability of the REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

         o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any certificateholder; or

         o to amend any provision that is not material to holders of any class of related certificates.

         The pooling and servicing agreement may also be amended by the depositor, the master servicer, Certificate Administrator or servicer, as applicable, and the trustee, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the related certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on mortgage collateral which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (ii) reduce the percentage of certificates of any class the holders of which are required to consent to any such amendment unless the holders of all certificates of that class have consented to the change in the percentage.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the Certificate Administrator, servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

TERMINATION; RETIREMENT OF CERTIFICATES

         The primary obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the entity specified in the related prospectus supplement and required to be paid to the certificateholders following the earlier of

         o the final payment or other liquidation or disposition, or any Advance with respect thereto, of the last item of mortgage collateral subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan and

         o the purchase by entity specified in the related prospectus supplement from the trust for such series of all remaining mortgage collateral and all property acquired from the mortgage collateral.

         Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining mortgage loans is less than or equal to the percentage specified in the accompanying prospectus supplement of the initial aggregate Stated Principal Balance of the mortgage loans or such other time as may be specified in the accompanying prospectus supplement. In addition to the foregoing, entity specified in the related prospectus supplement may have the option to purchase, in whole but not in part, the certificates specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement. Following the purchase of such certificates, the master servicer or the servicer will effect a retirement of the certificates and the termination of the trust. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

         Any purchase described in the preceding paragraph of mortgage collateral and property acquired relating to the mortgage collateral evidenced by a series of certificates shall be made at the option of entity specified in the related prospectus supplement at the price specified in the accompanying prospectus supplement. Such entity, if not the Affiliated Intermediary Seller or an affiliate, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or (ii) such entity is (A) not a party in interest with respect to any ERISA plan (other than a plan sponsored or maintained by the entity; provided that no assets of such plan are invested or deemed to be invested in the certificates) and (B) not a "benefit plan investor," as defined in the U.S. Department of Labor regulations at 29 C.F.R. ss. 2510.3-101(f). The exercise of that right will effect early retirement of the certificates of that series, but the right of any entity to purchase the mortgage collateral and related property will be in accordance with the criteria, and will be at the price, described in the accompanying prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

         In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of entity specified in the related prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. Any such call will be of the entire trust at one time; multiple calls with respect to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Certificate, the final payment to the certificateholders will be made upon surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

THE TRUSTEE

         The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Carrington Securities, LP.

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 66% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of a certificate will depend on the price paid by the holder for the certificate, the pass-through rate on any certificate entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments, including prepayments, defaults, liquidations and repurchases, on the mortgage collateral and the allocation thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on refinance, limited documentation, stated documentation or no documentation mortgage loans, and on mortgage loans with high LTV ratios or CLTV ratios, as applicable, may be higher than for other types of mortgage loans. Likewise, the rate of default on mortgage loans that have been originated pursuant to lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust may include mortgage loans that are one month or more delinquent at the time of offering of the related series of certificates. In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on mortgage loans with LTV ratios or CLTV ratios greater than 80% and no primary insurance policies. In addition, manufactured homes may decline in value even in areas where real estate values generally have not declined. The yield on any class of certificates and the timing of principal payments on that class may also be affected by modifications or actions that may be approved by the master servicer or servicer as described in this prospectus under "Description of the Certificates--Servicing and Administration of Mortgage Collateral," in connection with a mortgage loan that is in default, or if a default is reasonably foreseeable.

         The risk of loss on Interest Only Loans may be greater than on loans that require a borrower to pay principal and interest throughout the term of the loan from origination. See "The Trusts--The Mortgage Loans--Interest Only Loans."

         The risk of loss on mortgage loans made on Puerto Rico mortgage loans may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. See "Certain Legal Aspects of Mortgage Loans."

         To the extent that any document relating to a mortgage loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the amount of Liquidation Proceeds received by the trustee. See "Description of the Certificates--Assignment of Mortgage Loans."

         The amount of interest payments with respect to each item of mortgage collateral distributed monthly to holders of a class of certificates entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual certificates, on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual certificates, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the certificate, or any combination of pass-through rates, calculated as described in this prospectus and in the accompanying prospectus supplement under "Description of the Certificates--Distributions." Holders of strip certificates or a class of certificates having a pass-through rate that varies based on the weighted average interest rate of the underlying mortgage collateral will be affected by disproportionate prepayments and repurchases of mortgage collateral having higher net interest rates or higher rates applicable to the strip certificates, as applicable.

         The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest will accrue on each mortgage loan from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust including mortgage securities, such other day that is specified in the accompanying prospectus supplement.

         A class of certificates may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Mortgage Rates, net of servicing fees and any Spread, of the related mortgage collateral for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

         The aggregate payments of interest on a class of certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the certificates, or the rate of reduction in the notional amount of certificates entitled to payments of interest only, and, in the case of certificates evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. See "Maturity and Prepayment Considerations" below. The yield on the certificates will also be affected by liquidations of mortgage loans following mortgagor defaults, optional repurchases and by purchases of mortgage collateral in the event of breaches of representations made for the mortgage collateral by the depositor, the master servicer or servicer and others, or conversions of ARM loans to a fixed interest rate. See "The Trusts--Representations With Respect to Mortgage Collateral."

         In general, if a certificate is purchased at a premium over its face amount and payments of principal on the related mortgage collateral occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. On the other hand, if a class of certificates is purchased at a discount from its face amount and payments of principal on the related mortgage collateral occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of certificates entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of certificates evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the mortgage collateral from time to time will be adversely affected by Principal Prepayments on mortgage collateral with mortgage rates higher than the weighted average mortgage rate on the mortgage collateral. In general, mortgage loans with higher mortgage rates prepay at a faster rate than mortgage loans with lower mortgage rates. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of certificates, including accrual certificates, certificates with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of certificates, may be relatively more sensitive to the rate of prepayment on the related mortgage collateral than other classes of certificates.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage collateral may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage collateral or a repurchase of mortgage collateral, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

         When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal balance of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full generally will reduce the amount of interest distributed in the following month to holders of certificates entitled to distributions of interest if the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See "Description of the Certificates--Prepayment Interest Shortfalls." A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest distributed to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount if such shortfall is not covered by Compensating Interest. See "Description of the Certificates--Prepayment Interest Shortfalls." Neither full or partial Principal Prepayments nor Liquidation Proceeds will be distributed until the distribution date in the month following receipt. See "Maturity and Prepayment Considerations."

         For some ARM loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan usually will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any such mortgage loan may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a Buy-Down Mortgage Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         For any junior mortgage loans, the inability of the mortgagor to pay off the balance thereof may affect the ability of the mortgagor to obtain refinancing of any related senior mortgage loan, thereby preventing a potential improvement in the mortgagor's circumstances. Furthermore, if stated in the accompanying prospectus supplement, under the applicable pooling and servicing agreement the master servicer or servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the mortgagor's circumstances or result in a prepayment or default under the corresponding junior mortgage loan.

         The holder of a junior mortgage loan will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a junior mortgage loan may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received on any junior mortgage loans will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For mortgage loans secured by junior liens that have low junior mortgage ratios, foreclosure costs may be substantial relative to the outstanding balance of the mortgage loan, and therefore the amount of any Liquidation Proceeds available to certificateholders may be smaller as a percentage of the outstanding balance of the mortgage loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a junior mortgage loan may only foreclose on the property securing the related mortgage loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

         The mortgage rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial mortgage rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

         The addition of any deferred interest to the principal balance of any related class of certificates will lengthen the weighted average life of that class of certificates and may adversely affect yield to holders of those certificates. In addition, for ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a mortgage loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof.

         If stated in the accompanying prospectus supplement, a trust may contain GPM Loans or Buy-Down Mortgage Loans that have monthly payments that increase during the first few years following origination. Mortgagors generally will be qualified for such loans on the basis of the initial monthly payment. To the extent that the related mortgagor's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

         If credit enhancement for a series of certificates is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the mortgage collateral not covered by the credit enhancement will be applied to a series of certificates in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

         The accompanying prospectus supplement may describe other factors concerning the mortgage collateral securing a series of certificates or the structure of such series that will affect the yield on the certificates.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Trusts," the original terms to maturity of the mortgage collateral in a given trust will vary depending upon the type of mortgage collateral included in the trust. The prospectus supplement for a series of certificates will contain information with respect to the types and maturities of the mortgage collateral in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations with respect to the related mortgage loans will affect the life and yield of the related series of certificates.

         If the pooling and servicing agreement for a series of certificates provides for a Funding Account or other means of funding the transfer of additional mortgage loans to the related trust, as described under "Description of the Certificates--Funding Account," and the trust is unable to acquire any additional mortgage loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of certificates of such series.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of certificates may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of certificates or the weighted average life of each class of certificates and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the mortgage collateral are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the mortgage loans underlying a series of certificates will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

         The following is a list of factors that may affect prepayment experience:

         o    homeowner mobility;

         o    economic conditions;

         o    changes in mortgagors' housing needs;

         o    job transfers;

         o    unemployment;

         o    mortgagors' equity in the properties securing the mortgages;

         o    servicing decisions;

         o    enforceability of due-on-sale clauses;

         o    mortgage market interest rates;

         o    mortgage recording taxes;

         o    solicitations and the availability of mortgage funds; and

         o    the obtaining of secondary financing by the mortgagor.

         All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The rate of prepayment with respect to conventional fixed-rate mortgage loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans underlying a series of certificates, the prepayment rate of such mortgage loans is likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico and, accordingly, prepayments on such loans may not occur at the same rate or be affected by the same factors as more traditional mortgage loans.

         Risk of prepayment on Interest Only Loans may be greater because borrowers may decide to refinance before the expiration of the interest-only period. See "The Trusts--The Mortgage Loans--Interest Only Loans."

         Typically, junior mortgage loans are not viewed by mortgagors as permanent financing. Accordingly, junior mortgage loans may experience a higher rate of prepayment than typical first lien mortgage loans.

         Unless otherwise specified in the accompanying prospectus supplement, all mortgage loans, other than ARM loans, will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the mortgagor of the underlying mortgaged property. Unless the accompanying prospectus supplement indicates otherwise, the master servicer or servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer or servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

         An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of certificates. See "Description of the Certificates--Servicing and Administration of Mortgage Collateral--Enforcement of `Due-on-Sale' Clauses" and "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Enforceability of Certain Provisions" for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment rate of mortgage loans.

         In addition, some mortgage securities included in a mortgage pool may be backed by underlying mortgage loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related certificates will, to some extent, depend on the interest rates on the underlying mortgage loans.

         Some types of mortgage collateral included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through certificates from other mortgage purchase programs. The depositor anticipates including in mortgage collateral pools "limited documentation," "stated documentation" and "no documentation" mortgage loans, Puerto Rico mortgage loans and mortgage loans that were made to international borrowers or that were originated in accordance with lower underwriting standards and which may have been made to mortgagors with imperfect credit histories and prior bankruptcies. Likewise, a trust may include mortgage loans that are one month or more delinquent at the time of offering of the related series of certificates or are secured by junior liens on the related mortgaged property. Such mortgage collateral may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related certificates.

         The mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment. Some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

         A servicer may allow the refinancing of a mortgage loan in any trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A servicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of preapproved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, servicers or the master servicer may encourage assumption of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans, which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust (i) the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         Although the mortgage rates on ARM loans will be subject to periodic adjustments, the adjustments generally will:

         o not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date;

         o not increase the mortgage rates over a fixed percentage amount during the life of any ARM loan; and

         o be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used for newly originated adjustable-rate mortgage loans.

         As a result, the mortgage rates on the ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable-rate mortgage loans. In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage collateral during any period or over the life of any series of certificates.

         No assurance can be given that the value of the mortgaged property securing a mortgage loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "Certain Legal Aspects of Mortgage Loans." In addition, even where values of mortgaged properties generally remain constant, manufactured homes typically depreciate in value.

         To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for mortgage loans included in a trust for a series of certificates are not covered by the methods of credit enhancement described in this prospectus under "Description of Credit Enhancement" or in the accompanying prospectus supplement, the losses will be borne by holders of the certificates of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage collateral, thus reducing average weighted life and affecting yield to maturity. See "Yield Considerations."
         Under some circumstances, the master servicer or a servicer may have the option to purchase the mortgage loans in a trust. See "The Pooling and Servicing Agreement--Termination; Retirement of Certificates." Any purchase will shorten the weighted average lives of the related certificates.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries of some legal aspects of mortgage loans that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

THE MORTGAGE LOANS

GENERAL

         The mortgage loans will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

         There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGE LOANS

         Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure. Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

         Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related mortgage loan available to be distributed to the certificateholders of the related series. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal balance of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement."

FORECLOSURE ON JUNIOR MORTGAGE LOANS

         If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Description of the Certificates--Realization Upon Defaulted Mortgage Loans."

         In addition, if proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior loan in the aggregate, the trust as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer or servicer took the same steps in realizing upon a defaulted junior loan having a small remaining principal balance as it would in the case of a defaulted junior loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior loan than would be the case with the defaulted junior loan having a large remaining principal balance.

         The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF PUERTO RICO

         Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

         There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

         Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

         In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions by the secured mortgage lender against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor, which is secured by additional collateral in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a mortgage loan secured only by a mortgage on a real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         The United States Supreme Court has held that so long as a mortgage loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan secured by the related mortgaged property may not be reduced, or "crammed down," in connection with a bankruptcy petition filed by the mortgagor. However, recent United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of debt secured by any first lien, the portion of any junior lien that is unsecured may be "crammed down" in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property. Any such reduction would be treated as a Bankruptcy Loss.

         Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

         In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in the obligators' rescinding the mortgage loans against either the originators or assignees.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some mortgage loans, referred to herein as Homeownership Act Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any Homeownership Act Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the Homeownership Act Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

         Except in the case of a Designated Seller Transaction or unless otherwise specified in the accompanying prospectus supplement, the Affiliated Intermediary Seller will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although the Affiliated Intermediary Seller will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the certificateholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

         Lawsuits have been brought in various states making claims against assignees of Homeownership Act Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

ENFORCEABILITY OF CERTAIN PROVISIONS

         Unless the prospectus supplement indicates otherwise, the mortgage loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Usury limits may apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates on ARM loans, which will be described in the accompanying prospectus supplement.

         Unless otherwise described in the accompanying prospectus supplement, the Affiliated Intermediary Seller, the seller of the mortgage collateral, or another specified party, will have represented that each mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

         o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks,

         o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and

         o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

         Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         The mortgage loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order the mortgagee determines. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage or deed of trust. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely upon the holder of the senior mortgage to collect and disburse the escrows.

ENVIRONMENTAL LEGISLATION

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer or servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer or servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

         Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any State orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.

         Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. For mortgage loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the mortgage collateral. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

         Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

         A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Parity Act, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, insurance companies and foreign investors, may be subject to special rules. In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice
(i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered hereunder.

         The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or servicer or Certificate Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the accompanying prospectus supplement. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

         If a REMIC election is not made upon the issuance of a particular series because, for example, a grantor trust structure is being used, an opinion of counsel relating to the tax consequences of that structure will be filed prior to the initial sale of the related certificates. Furthermore, the tax discussion relating to that structure will be provided in the prospectus supplement for that series.

         The following discussion is based in part upon the OID regulations and in part upon the REMIC Provisions, including the Treasury regulations thereunder. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the certificates.

REMICs

CLASSIFICATION OF REMICS

         Upon the issuance of each series of REMIC certificates Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of "regular interests," or REMIC regular certificates or "residual interests," or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences." Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement or trust agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

         In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer or servicer or the Certificate Administrator, as applicable, will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections. In addition, in some instances mortgage collateral may not be treated entirely as assets described in the foregoing sections. If so, the accompanying prospectus supplement will describe the mortgage collateral that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage collateral held pending distribution are considered part of the mortgage collateral for purposes of Section 856(c)(4)(A) of the Internal Revenue Code.

TIERED REMIC STRUCTURES

         For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under
Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         GENERAL

         Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT

         Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer or servicer or the Certificate Administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, neither the depositor, the master servicer or servicer nor the Certificate Administrator will make any representation that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed-rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed-rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the master servicer or servicer or the Certificate Administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

         Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal balance of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--Market Discount" below for a description of that election under the OID regulations.

         If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, unless otherwise stated in the accompanying prospectus supplement, each period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the certificate.

         MARKET DISCOUNT

         A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal balance, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

         A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including DE MINIMIS market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--Original Issue Discount." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

         o    on the basis of a constant yield method,

         o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

         o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

         Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

         To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM

         A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Market Discount." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

         REALIZED LOSSES

         Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage collateral. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage collateral or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         GENERAL

         As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage collateral or as debt instruments issued by the REMIC.

         A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis (as defined below) that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that Certificate will be taken into account in determining the income of that holder for federal income tax purposes. On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual certificate over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC residual certificate is transferred to the taxpayer. Holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

         The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders' after-tax rate of return.

         TAXABLE INCOME OF THE REMIC

         The taxable income of the REMIC will equal the income from the mortgage collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer or servicer or the Certificate Administrator, as applicable, intends to treat the fair market value of the mortgage collateral as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or servicer or the Certificate Administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the REMIC.

         Subject to the possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

         An item of mortgage collateral will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage collateral. Premium on any item of mortgage collateral to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the DE MINIMIS rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered hereby, described therein will not apply.

         If a class of REMIC regular certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS

         The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

         A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which the certificateholders should consult their tax advisors.

         Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for such REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders' initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

         The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see "--General."

         EXCESS INCLUSIONS

         Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         For REMIC residual certificateholders, an excess inclusion:

         o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

         o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

         See, however, "--Foreign Investors in REMIC Certificates."

         Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES

         Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual the transferee must represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

         The accompanying prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

         MARK-TO-MARKET RULES

         The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

         Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the accompanying prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and (ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS

         If a REMIC residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

         (1) the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

         (2) the highest marginal federal income tax rate applicable to corporations.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         o residual interests in the entity are not held by Disqualified Organizations; and

         o information necessary for the application of the tax described in this prospectus will be made available.

         Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

         (1) requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

         (2) providing that any transfer of a REMIC residual certificate to a Disqualified Organization shall be null and void; and

         (3) granting to the master servicer or servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

         In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

         SALES OF REMIC CERTIFICATES

         If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss generally will be capital gain or loss.

         Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "--Taxation of Owners of REMIC Regular Certificates--Discount."

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Internal Revenue
Code) within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such forms.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

         The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of an item of mortgage collateral, the receipt of income from a source other than an item of mortgage collateral or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage collateral for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or servicer, the Certificate Administrator or the trustee in either case out of its own funds, provided that the master servicer or servicer, the Certificate Administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or servicer's, the Certificate Administrator's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         TERMINATION

         A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS

         Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, the master servicer or servicer or the Certificate Administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

         As the tax matters person, the master servicer or servicer or the Certificate Administrator, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer or servicer, or the Certificate Administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

         Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer or servicer, or the Certificate Administrator, as applicable, will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or servicer or the Certificate Administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer or servicer or Certificate Administrator, as applicable, at Carrington Securities, LP, Nine Greenwich Office Park, Greenwich, Connecticut, 06831.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

         Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES

         A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

         Unless otherwise stated in the accompanying prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                          CERTAIN ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") prohibit pension, profit-sharing or other employee benefit plans subject to ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, as well as any entity holding "plan assets" of any of the foregoing (each, a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of a Benefit Plan. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, governmental plans may be subject to comparable state law restrictions.

PLAN ASSET REGULATION

         Certain transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased securities if assets of such trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the U.S. Department of Labor (the "Plan Asset Regulation"), the assets of a trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in such trust and none of the exceptions contained in the Plan Asset Regulation were applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is likely that the certificates will be treated as an equity interest for purposes of the Plan Asset Regulation. Purchasers and transferees of certificates will be required to make certain representations, warranties and covenants as described under "Certain ERISA Considerations" in the related prospectus supplement.

         A Benefit Plan fiduciary considering the purchase of certificates on behalf of or with the plan assets of a Benefit Plan should consult its legal advisors regarding whether the assets of a trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITER EXEMPTION

         The U.S. Department of Labor has issued individual prohibited transaction exemptions, any one of which is generally referred to herein as the "Exemption," to certain underwriters. The Exemption provides relief from the application of certain of the prohibited transaction and conflict of interest rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of a "Security," which is defined as (1) a pass-through certificate or trust certificate that represents a beneficial ownership interest in the assets of an "Issuer" (as defined in the Exemption) which is a "Trust" (as defined in the Exemption) and which entitles the holder to payments of principal, interest and/or other payments with respect to the assets of such Issuer; or (2) a security which is denominated as a debt instrument that is issued by, and is an obligation of, an Issuer; with respect to which the "Underwriter" (as defined in the Exemption) is either (a) the sole underwriter or the co-manager of the underwriting syndicate, or (b) a selling or placement agent. Such Securities consist of certain secured consumer receivables, secured credit instruments and other obligations that meet the conditions and requirements of the Exemption.

         Information about whether an Exemption may be available will be provided in the related prospectus supplement.

         The Exemption will apply only if the general conditions (certain of which are described below) are met. However, it is not clear whether the Exemption applies to those plans which are participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts.

         Among the conditions which must be satisfied for the Exemption to apply to the acquisition, holding and resale of Securities by Benefit Plans are the following:

         o The acquisition of Securities by a Benefit Plan is on terms (including the Security price) that are at least as favorable to a Benefit Plan as they would be in an arm's length transaction with an unrelated party;

         o The rights and interests evidenced by the Securities acquired by a Benefit Plan are not subordinated to the rights and interests evidenced by other Securities of the same Issuer, unless the Securities (with an exception discussed below in Clause 4) are issued in a "Designated Transaction," which means a securitization transaction in which the assets of the Issuer consist of secured consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount and are home equity and/or manufactured housing consumer receivables; and/or single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

         o The Securities acquired by a Benefit Plan have received a rating at the time of such acquisition that is in one of the three (or, with an exception discussed below in Clause 4, in the case of Designated Transactions, four) highest generic rating categories from any of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch, Inc., or any successors thereto, each a "Rating Agency";

         o The receivables are fully secured, except for residential and home equity loan receivables issued in Designated Transactions if:

              o The loan-to-value ratio (where the loan amount equals the sum of (I) the outstanding principal balance due under the obligation which is held by the Issuer and (II) the outstanding principal balance(s) of any other obligation(s) of higher priority (whether or not held by the Issuer) which are secured by the same collateral) does not exceed 125%;

              o Such Securities acquired by a Benefit Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and

              o The rights and interests evidenced by the Securities in such Designated Transactions are not subordinated to the rights and interests evidenced by Securities of the same Issuer;

         o The "Trustee" (as defined in the Exemption) is not an "Affiliate" (as defined in the Exemption) of any other member of the "Restricted Group" (as defined in the Exemption) other than an Underwriter;

         o The sum of all payments made to and retained by the Underwriters in connection with the distribution or placement of Securities represents not more than "Reasonable Compensation" (as defined in the Exemption) for underwriting or placing the Securities; the sum of all payments made to and retained by the "Sponsor" (as defined in the Exemption) pursuant to the assignment of obligations (or interests therein) to the Issuer represents not more than the fair market value of such obligations (or interests); and the sum of all payments made to and retained by the "Servicer" (as defined in the Exemption) represents not more than Reasonable Compensation for the Servicer's services under the "Pooling and Servicing Agreement" (as defined in the Exemption) and reimbursement of the Servicer's reasonable expenses in connection therewith;

         o A Benefit Plan investing in such Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933;

         o The legal documents establishing the Issuer contain restrictions (as described in the Exemption) necessary to ensure that the Issuer's assets may not be reached by the Sponsor's creditors in the event of the Sponsor's bankruptcy or insolvency; the Pooling and Servicing Agreement and/or other agreements establishing the contractual relationships between the parties to the securitization transaction prohibit all parties from filing an involuntary bankruptcy petition against the Issuer or initiating any other form of insolvency proceeding until after the Securities have been paid; and, prior to issuance by the Issuer of any Securities, a legal opinion is received which states that either
              (a) a "true sale" of the assets being transferred to the Issuer by the Sponsor has occurred and that such transfer is not being made pursuant to a financing of assets by the Sponsor, or (b) in the event of the Sponsor's insolvency or receivership, the assets transferred to the Issuer will not be part of the Sponsor's estate; and

         o    The Issuer satisfies the following requirements:

              o The corpus of the Issuer consists solely of assets of the type which have been included in other investment pools;

              o Securities evidencing interests in such other investment pools have been rated in one of the three (or in the case of Designated Transactions, four) highest generic rating categories by a Rating Agency for at least one year prior to a Benefit Plan's acquisition of the Securities pursuant to the Exemption; and

              o Securities evidencing interests in such other investment pools have been purchased by investors other than Benefit Plans for at least one year prior to a Benefit Plan's acquisition of Securities pursuant to the Exemption.

         o If a particular class of Securities held by any Benefit Plan involves a "Ratings Dependent Swap" (as defined herein) or a "Non-Ratings Dependent Swap" (as defined herein) entered into by the Issuer, then each particular swap transaction relating to such Securities must satisfy the following conditions:

              o The swap transaction is an "Eligible Swap," which means a Ratings Dependent Swap or Non-Ratings Dependent Swap:

                  o   Which is dominated in U.S. dollars;

                  o Pursuant to which the Issuer pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the swap relates, a fixed rate of interest, or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index
                      (COFI)), with the Issuer receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

                  o   Which has a notional amount that does not exceed either:

                      o The principal balance of the class of Securities to which the swap relates; or

                      o The portion of the principal balance of such class represented solely by those types of corpus or assets of the Issuer referred to above in Clause (9).

                  o Which is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates designated above in Clause
                      (10)(a)(ii), and the difference between the products thereof, calculated on a one to one ratio and not on a multiplier of such difference);

                  o Which has a final termination date that is either the earlier of the date on which the Issuer terminates or the related class of Securities are fully repaid; and

                  o Which does not incorporate any provision which could cause a unilateral alteration in any provision described above in Clauses (10)(a)(i)-(iv) without the consent of the Trustee.

              o The swap transaction is with an "Eligible Swap Counterparty," which means a bank or other financial institution which has a rating, at the date of issuance of the Securities, which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a swap counterparty is relying on its short-term rating to establish eligibility under the Exemption, such swap counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency, and provided further that if the class of Securities with which the swap is associated has a final maturity date of more than one year from the date of issuance of the Securities, and such swap is a Ratings Dependent swap, the swap counterparty is required by the terms of the swap agreement to establish any collateralization or other arrangement satisfactory to the Rating Agencies in the event of a ratings downgrade of the swap counterparty;

              o Any class of Securities, to which one or more swap agreements entered into by the Issuer applies, may be acquired only by a "Qualified Plan Investor," which means a Benefit Plan investor or group of Benefit Plan investors on whose behalf the decision to purchase Securities is made by an appropriate independent fiduciary that is qualified to analyze and understand the terms and conditions of any swap transaction used by the Issuer and the effect such swap would have upon the credit ratings of the Securities. For purposes of the Exemption, such a fiduciary is either:

                  o A "qualified professional asset manager" ("QPAM"), as defined under Prohibited Transaction Exemption ("PTE") 84-14 (a QPAM generally would include for these purposes insurance companies, savings and loan associations, banks and registered investment advisers registered under the Investment Advisers Act of 1940, each meeting certain minimum capitalization requirements);

                  o   An "in-house asset manager" as defined under PTE 96-23; or

                  o A Benefit Plan fiduciary with total assets (both employee benefit plan and non-employee benefit plan) under management of at least $100 million at the time the of the acquisition of such Securities.

              o In the case of a "Ratings Dependent Swap" (meaning an interest rate swap, or (if purchased by or on behalf of the Issuer) an interest rate cap contract, that is part of the structure of a class of Securities where the rating assigned by the Rating Agency to any class of Securities held by any Benefit Plan is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer (as agent for the Trustee) must, within the period specified under the Pooling and Servicing
                  Agreement:

                  o Obtain a replacement swap agreement with an Eligible Swap Counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or

                  o Cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced.

              o In the case of a "Non-Ratings Dependent Swap" (meaning an interest rate swap, or (if purchased by or on behalf of the Issuer) an interest rate cap contract, that is part of the structure of a class of Securities where the rating assigned by the Rating Agency to any class of Securities held by a Benefit Plan is not dependent on the existence of the swap and rating of the counterparty), the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced below the lowest level specified above in Clause
                  (10)(b), the Servicer (as agent for the Trustee) must, within a specified period after such rating withdrawal or reduction:

                  o Obtain a replacement swap agreement with an Eligible Swap Counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);

                  o Cause the swap counterparty to post collateral with the Trustee in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

                  o Terminate the swap agreement in accordance with its terms.

                      With respect to a Non-Ratings Dependent Swap, each Rating Agency rating the Securities must confirm, as of the date of issuance of the Securities by the Issuer, that entering into an Eligible Swap with such counterparty will not affect the rating of the Securities.

              o The swap transaction does not require the Issuer to make any termination payments to the counterparty (other than a currently scheduled payment under the swap agreement) except from "Excess Spread" (as defined in the Exemption) or other amounts that would otherwise be payable to the Servicer or the Sponsor.

         o If a particular class of securities held by any Benefit Plan involves a yield supplement agreement entered into by the Issuer, then each particular yield supplement transaction relating to such Securities must satisfy the following conditions:

              o The yield supplement transaction is an "Eligible Yield Supplement Agreement," which means any yield supplement agreement, similar yield maintenance arrangement or, if purchased by or on behalf of the Issuer, an interest rate cap contract to supplement the interest rates otherwise payable on obligations described above in Clause (9), provided that:

                  o   It is denominated in U.S. dollars;

                  o The Issuer receives on, or immediately prior to the respective payment date for the Securities covered by such agreement or arrangement, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or COFI), with the Issuer receiving payments on at least a quarterly basis;

                  o   It is not "leveraged," as described above in Clause
                      (10)(a)(iv);

                  o It does not incorporate any provision which would cause a unilateral alteration in any provision described above in Clauses (11)(a)(i)-(iii) without the consent of the Trustee;

                  o It is entered into by the Issuer with an Eligible Swap Counterparty; and

                  o   It has a notional amount that does not exceed either:

                      o The principal balance of the class of Securities to which such agreement or arrangement relates; or

                      o The portion of the principal balance of such class represented solely by those types of corpus or assets of the Issuer referred to above in Clause (9).

         Furthermore, if the related prospectus supplement provides that the property of the Issuer will include a "Pre-Funding Account" (as defined in the Exemption), certain additional conditions must be met in order for the Exemption to apply to the acquisition, holding and resale of the Securities by a Benefit Plan.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code in connection with (1) the direct or indirect sale, exchange or transfer, (2) the direct or indirect acquisition or disposition and
(3) the continued holding of Securities acquired by a Benefit Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Security on behalf of an "Excluded Plan" (as defined in the Exemption) by any person who has discretionary authority or renders investment advice with respect to that Excluded Plan.

         If general conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Code in connection with the following:

         o The direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Sponsor or Underwriter and a Benefit Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in the Securities is:

              o An "Obligor" (as defined in the Exemption) with respect to 5% or less of the fair market value of the obligations or receivables contained in the Issuer; or

              o   An Affiliate of an Obligor; if:

                  o   The Benefit Plan is not an Excluded Plan;

                  o Solely in the case of an acquisition of Securities in connection with the initial issuance of the Securities, at least 50% percent of each class of Securities in which Benefit Plans have invested is acquired by persons independent of the members of the Restricted Group and at least 50% percent of the aggregate interest in the Issuer is acquired by persons independent of the Restricted Group;

                  o A Benefit Plan's investment in each class of Securities does not exceed 25% percent of all of the Securities of that class outstanding at the time of the acquisition; and

                  o Immediately after the acquisition of the Securities, no more than 25% percent of the assets of a Benefit Plan with respect to which the person has discretionary authority or renders investment advice are invested in Securities representing an interest in an Issuer containing assets sold or serviced by the same entity.

         o The direct or indirect acquisition or disposition of Securities by a Benefit Plan in the secondary market for such Securities; and

         o    The continued holding of Securities by a Benefit Plan.

         Additionally, if general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of an Issuer, including the use of any Eligible Swap transaction, provided that:

         o Such transactions are carried out in accordance with the terms of a binding Pooling and Servicing Agreement; and

         o The Pooling and Servicing Agreement is provided to, or described in all material respects in the prospectus or applicable prospectus supplement provided to, investing Benefit Plans before they purchase Securities offered by the Issuer.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or disqualified person (including a fiduciary) with respect to a Benefit Plan by virtue of providing services to the Benefit Plan or by virtue of having a specified relationship to such service provider, solely because of a Benefit Plan's ownership of Securities.

         Before purchasing a certificate on behalf of or with plan assets of a Benefit Plan, a Benefit Plan fiduciary should itself confirm that such certificate constitutes a "Security" for purposes of the Exemption and that the general conditions and the other requirements described above and in the Exemption would be satisfied with respect to such certificate. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Benefit Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of or with plan assets of a Benefit Plan.

         Each purchaser that is a Benefit Plan or that is investing on behalf of or with plan assets of a Benefit Plan in reliance on the Exemption will be deemed to represent, warrant and covenant that it qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933. In addition, each prospective purchaser of certificates in reliance on the Exemption should consider the possibility that the rating of certificates may change during the period the certificate is held. If the rating were to decline below one of the three (or in the case of Designated Transactions, four) highest generic rating categories of a Rating Agency, the certificates could no longer be transferred to a Benefit Plan in reliance on the Exemption. If the ratings decline below one of the three (or in the case of Designated Transactions, four) highest generic rating categories by a Rating Agency, each transferee will be deemed to represent, warrant and covenant that either (1) it is not purchasing the certificates on behalf of or with plan assets of a Benefit Plan, or (2) it is an insurance company purchasing the certificates with the assets from its general account (within the meaning of Prohibited Transaction Class Exemption ("PTCE") 95-60) and it is eligible for and satisfies all of the conditions set forth in Sections I and III of PTCE 95-60.

         For more information, including whether an Exemption may be available to provide relief for a particular class of certificates, see "Certain ERISA Considerations" in the related prospectus supplement.

CONSULTATION WITH COUNSEL

         Any Benefit Plan fiduciary considering the purchase of certificates on behalf of or with plan assets of a Benefit Plan should consult with its counsel with respect to whether a trust will be deemed to hold plan assets, the applicability of the Exemption or another exemption from the prohibited transaction rules and determine on its own whether all the conditions have been satisfied, and whether the certificates are an appropriate investment for a Benefit Plan under ERISA or the Code.

                            LEGAL INVESTMENT MATTERS

         Each class of certificates offered hereby and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities with respect to "mortgage related securities," these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority offederally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities described in 12 U.S.C. ss.24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

         The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

         The OTS has issued Thrift Bulletin 73a, entitled "Investing in Complex Securities," or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is pre-funded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns:

         o that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

         o that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

         o that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

         o conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and

         o conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

         The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

         Prospective investors in the certificates, including in particular the classes of certificates that do not constitute "mortgage related securities" for purposes of SMMEA, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of some investors either to purchase some classes of certificates or to purchase any class of certificates representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received by the depositor from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage collateral underlying the certificates or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the certificates from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans or mortgage securities purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The certificates offered hereby and by the accompanying prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

         The depositor intends that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of the following methods:

         o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters

         o by placements by the depositor with institutional investors through dealers; and

         o by direct placements by the depositor with institutional investors.

         In addition, if specified in the accompanying prospectus supplement, a series of certificates may be offered in whole or in part in exchange for the mortgage collateral, and other assets, if applicable, that would comprise the trust securing the certificates.

         If underwriters are used in a sale of any certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be listed on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

         In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

         The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

         This prospectus and the applicable prospectus supplement may also be used by Carrington Securities, LP, an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered certificates in which Carrington Securities, LP may act as principal. Sales will be made at negotiated prices determined at the time of sales.

                                  LEGAL MATTERS

         Certain legal matters, including certain federal income tax matters, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York, as specified in the prospectus supplement.

                              FINANCIAL INFORMATION

         The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of certificates will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                             ADDITIONAL INFORMATION

         The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor pursuant to the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov).

         Copies of Ginnie Mae's information statement and annual report can be obtained by writing or calling the United States Department of Housing and Urban Development, 451-7th Street S.W., Room 6210, Washington, D.C. 20410-9000 (202-708-3649). Copies of Freddie Mac's most recent offering circular for Freddie Mac Certificates, Freddie Mac's information statement and most recent supplement to such information statement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Relations Department of Freddie Mac at Post Office Box 4112, Reston, Virginia 22090 (outside the Washington, D.C. metropolitan area, telephone 800-424-5401, ext. 8160; within the Washington, D.C. metropolitan area, telephone 703-759-8160). Copies of Fannie Mae's most recent prospectus for Fannie Mae Certificates and Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-537-7115). The depositor does not, and will not, participate in the preparation of Ginnie Mae's information statements or annual reports, Freddie Mac's offering circulars, information statements or any supplements thereto or any of its quarterly reports or Fannie Mae's prospectuses or any of its reports, financial statements or other information and, accordingly, makes no representations as to the accuracy or completeness of the information described therein.

                          REPORTS TO CERTIFICATEHOLDERS

         Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the master servicer or servicer, the Certificate Administrator or the trustee to each holder of record of the certificates of the related series. See "Description of the Certificates--Reports to Certificateholders." Reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust for a series of certificates as are required under the Exchange Act.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for the certificates will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of certificates include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

         The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Taconic Asset Acceptance Company, L.L.C., Nine Greenwich Office Park, Greenwich, Connecticut, 06831, or by telephone at (203) 661-6186.

                                    GLOSSARY

         1998 POLICY STATEMENT--The revised supervisory statement listing the guidelines for investments in "high risk mortgage securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

         ADVANCE--As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest on the mortgage loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

         AFFILIATED INTERMEDIARY SELLER--With respect to any series of securities, an affiliate of the depositor which sells directly to the depositor mortgage loans obtained from unaffiliated sellers.

         AGENCY SECURITIES--Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) mortgage loans or (2) Agency Securities. Unless otherwise set forth in the accompanying prospectus supplement, all Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable-rate mortgage loans or other types of mortgage loans specified in the accompanying prospectus supplement.

         BALLOON AMOUNT--The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

         BALLOON LOANS--Mortgage loans with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

         BANKRUPTCY AMOUNT--The amount of Bankruptcy Losses that may be borne solely by the subordinate certificates of the related series.

         BANKRUPTCY LOSSES--A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BUY-DOWN ACCOUNT--As to a Buy-Down Mortgage Loan, the custodial account where Buy-Down Funds are deposited.

         BUY-DOWN FUNDS--As to a Buy-Down Mortgage Loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account.

         BUY-DOWN MORTGAGE LOAN--A mortgage loan subject to a temporary buy-down plan.

         BUY-DOWN PERIOD--The early years of the term of a Buy-Down Mortgage Loan when payments will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from the Buy-Down Funds.

         CALL CERTIFICATE--Any certificate evidencing an interest in a Call
Class.

         CALL CLASS--A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the certificates of the series.

         CALL PRICE--In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

         CERTIFICATE ACCOUNT--An account established and maintained by the master servicer or servicer in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

         CERTIFICATE ADMINISTRATOR--In addition to or in lieu of the master servicer or servicer for a series of certificates, the accompanying prospectus supplement may identify a Certificate Administrator for the trust, which will have administrative responsibilities with respect to such trust. The Certificate Administrator may be an affiliate of the depositor or the master servicer or servicer.

         COMPENSATING INTEREST--For any mortgage loan that prepaid in full and, if stated in the accompanying prospectus supplement, in part, during the related prepayment period an additional payment made by the master servicer or servicer, to the extent funds are available from the servicing fee, equal to the amount of interest at the mortgage rate, less the servicing fee and Spread, if any, for that mortgage loan from the date of the prepayment to the next date on which a monthly payment on the related mortgage loan would have been due.

         CONVERTIBLE MORTGAGE LOAN--ARM loans which allow the mortgagors to convert the adjustable-rates on those mortgage loans to a fixed-rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

         CREDIT SCORES--A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

         CUSTODIAL ACCOUNT--The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the certificates, for the holders of certain other interests in mortgage loans serviced or sold by the master servicer or servicer and for the master servicer or servicer, into which the amounts shall be deposited directly. Any such account or accounts shall be an Eligible Account.

         DEBT SERVICE REDUCTION--Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal.

         DEFAULTED MORTGAGE LOSS--A Realized Loss attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

         DEFICIENT VALUATION--In connection with the personal bankruptcy of a mortgagor, the difference between the outstanding principal balance of the first and junior lien mortgage loans and a lower value established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

         DESIGNATED SELLER TRANSACTION--A transaction in which the mortgage loans are provided directly to the depositor by an unaffiliated mortgage collateral seller described in the prospectus supplement.

         DIRECT PUERTO RICO MORTGAGE--For any Puerto Rico Mortgage Loan, a Mortgage to secure a specific obligation for the benefit of a specified person.

         DISQUALIFIED ORGANIZATION--For these purposes means:

         o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

         o any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

         o    any organization described in Section 1381(a)(2)(C) of the Code,

         o an "electing large partnership" (as described in Section 775 of the Code), or

         o any other person so designated by the trustee based upon an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than such person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

         DISTRIBUTION AMOUNT--As to a class of certificates for any distribution date will be the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

         o any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of certificates on the related due date;

         o any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to certificateholders which are not covered by advances or the applicable credit enhancement; and

         o Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

         DUE PERIOD--As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date, or such other period as specified in the accompanying prospectus supplement.

         ELIGIBLE ACCOUNT--An account acceptable to the applicable rating agency.

         ENDORSABLE PUERTO RICO MORTGAGE--As to any Puerto Rico Mortgage Loan, a mortgage to secure an instrument transferable by endorsement.

         ENVIRONMENTAL LIEN--A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

         EXTRAORDINARY LOSS--A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, and certain other risks.

         FRAUD LOSS AMOUNT--The amount of Fraud Losses that may be borne solely by the subordinate certificates of the related series.

         FRAUD LOSSES--A Realized Loss incurred on defaulted mortgage loans as to which there was fraud in the origination of the mortgage loans.

         FUNDING ACCOUNT--An account established for the purpose of funding the transfer of additional mortgage loans into the related trust.

         GAAP--Generally accepted accounting principles.

         GPM LOAN--A mortgage loan under which the monthly payments by the mortgagor during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.

         GROSS MARGIN--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

         HOMEOWNERSHIP ACT LOANS--Mortgage loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

         INSURANCE PROCEEDS--Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

         INTEREST ONLY LOANS--Mortgage loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

         IRS--Internal Revenue Service.

         ISSUE PREMIUM--As to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

         LIQUIDATED MORTGAGE LOAN--A defaulted mortgage loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

         LIQUIDATION PROCEEDS--Amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

         MARK-TO-MARKET REGULATIONS--The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

         MIXED-USE PROPERTY--Mortgaged property on which a mixed-use - residential and commercial - structure is located.

         NET MORTGAGE RATE--As to a mortgage loan, the mortgage rate net of servicing fees, other administrative fees and any Excess Spread or Excluded Spread.

         NONRECOVERABLE ADVANCE--Any Advance or Servicing Advance previously made which the master servicer or servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

         NOTE MARGIN--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

         PASS-THROUGH ENTITY--Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

         PERMITTED INVESTMENTS--United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

         PREPAYMENT INTEREST SHORTFALL--For a mortgage loan that is subject to a mortgagor prepayment, the amount that equals the difference between a full month's interest due with respect to that mortgage loan and the amount of interest paid or recovered with respect thereto.

         PRINCIPAL PREPAYMENTS--Any principal payments received with respect to a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

         QUALIFIED INSURER--As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

         REALIZED LOSS--As to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer or servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred. For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a Monthly Payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer.

         REMIC--A real estate mortgage investment conduit as described in section 860D of the Internal Revenue Code.

         REO MORTGAGE LOAN--A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

         SERVICING ADVANCES--Amounts advanced on any mortgage loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer or servicer and any affiliate of the master servicer or servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans.

         SPECIAL HAZARD AMOUNT--The amount of Special Hazard Losses that may be allocated to the subordinate certificates of the related series.

         SPECIAL HAZARD LOSSES--A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

         SPECIAL SERVICER--A special servicer named under the pooling and servicing agreement for a series of certificates, which will be responsible for the servicing of delinquent loans.

         SPREAD--A portion of interest due with respect to the mortgage loans or mortgage securities transferred as part of the assets of the related trust.

         STATED PRINCIPAL BALANCE--As to any mortgage loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to certificateholders before the date of determination, further reduced to the extent that any Realized Loss has been allocated to any certificates before that date, and increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with a modification.

         SUBORDINATE AMOUNT--A specified portion of subordinated distributions with respect to the mortgage loans, allocated to the holders of the subordinate certificates as set forth in the accompanying prospectus supplement.

         SUBSEQUENT RECOVERIES--Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

         SUBSERVICING ACCOUNT--An account established and maintained by a subservicer which meets the applicable underwriting standards and is otherwise acceptable to the master servicer or servicer.

         TAX-EXEMPT INVESTOR--Tax-qualified retirement plans described in
Section 401(a) of the Code and on individual retirement accounts described in
Section 408 of the Code.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the Securities being registered under this Registration Statement, other than underwriting discounts and commissions:

SEC Registration Fee...........................................   $   588,500.00
Printing and Engraving.........................................   $    20,000.00
Legal Fees and Expenses........................................   $    75,000.00
Trustee Fees and Expenses (including counsel fees).............   $    10,000.00
Accounting Fees and Expenses...................................   $    31,000.00
Blue Sky Fees and Expenses.....................................   $     8,000.00
Rating Agency Fees.............................................   $   100,000.00
Miscellaneous..................................................   $       500.00
                                                                  --------------
     Total.....................................................   $   833,000.00
                                                                  ==============
-----------
* All amounts except the SEC Registration Fee are estimates incurred in connection with the issuance and distribution of the securities.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 21 of the Limited Liability Company Agreement (the "Agreement") of Taconic Asset Acceptance Company, L.L.C. (the "Company") provides as follows:

SECTION 21 EXCULPATION AND INDEMNIFICATION. Neither Carrington Securities, LP, the initial member of the Company (the "Initial Member"), nor any independent director of the Company (collectively the "Special Members") nor any of the members, (the Initial Member and together with the other members of the Company from time to time (other than the Special Member), the "Members"), nor any Officer, Director, employee or agent of the Company nor any employee, representative, agent or any individual or organization that controls, is controlled by, or is under common control (and "Affiliate") with the Initial Member or the Special Members (collectively, the "Covered Persons") shall, to the fullest extent permitted by law, be liable to the Company or any other Person who is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

         To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 21 by the Company shall be provided out of and to the extent of Company assets only, and the Members and the Special Members shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 21 shall be payable from amounts allocable to any other Person pursuant to the Transaction Documents.

         To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 21.

         A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.

         To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under the Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of the Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of the Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members and the Special Members to replace such other duties and liabilities of such Covered Person.

         The foregoing provisions of this Section 21 shall survive any termination of this Agreement.

ITEM 16.  EXHIBITS.

         A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

         (a) As to Rule 415:

         The undersigned registrant hereby undertakes:

         1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and the price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement;

provided, however, the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

         2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) As to documents subsequently filed that are incorporated by reference:

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) As to indemnification:

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) As to Rule 430A:

                  The undersigned Registrant hereby undertakes that for purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (e) As to qualification of Trust Indentures under Trust Indenture Ace of 1939 for delayed offerings:

                  The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

         (f) As to Item 1100(c) of Regulation AB:

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (g) As to Item 1105 of Regulation AB and Rule 312 of Regulation S-T:

                  The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.12) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, State of New York, on July 25, 2005.

                                            TACONIC ASSET ACCEPTANCE COMPANY,
                                            L.L.C.

                                            By:  /s/ Bruce M. Rose
                                                 ----------------------------
                                                 Bruce M. Rose
                                                 President


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                         Title                        Date
------------------------    ----------------------------------     -------------

/s/ Bruce M. Rose           President and Principal Executive      July 25, 2005
-----------------------     Officer
Bruce M. Rose


/s/ Darren Fulco            Vice President and Principal           July 25, 2005
-----------------------     Accounting Officer
Darren Fulco


/s/ Benjamin B. Abedine     Special Member/Independent Director    July 25, 2005
-----------------------
Benjamin B. Abedine